As filed with the Securities and Exchange Commission on January 31, 1996.
                                                       Registration No. 33-63829




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                                 AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         FORTIS BENEFITS INSURANCE COMPANY
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Minnesota
                 ----------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                                        63
                      ------------------------------------
            (Primary Standard Industrial Classification Code Number)


                                   81-0170040
                         ------------------------------
                      (I.R.S. Employer Identification No.)


                              500 Bielenberg Drive
                            Woodbury, Minnesota 55125
                                    612-738-5000
                 ----------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           Rhonda J. Schwartz, Esquire
                              500 Bielenberg Drive
                            Woodbury, Minnesota 55125
                                   612-738-5000
                 ----------------------------------------------
       (Name, address including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:
                                / X /


                 ----------------------------------------------


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------

Title of each                                  Proposed                Proposed maximum
class of securities           Amount to be     maximum offering        aggregate               Amount of
to be registered              registered       price per unit          offering price          registration fee

--------------------------------------------------------------------------------------------------------------------
Interests under flexible        *                *                     $75,000,000**           $25,862.07**
premium deferred
fixed annuity
contracts

__________________
* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that these securities are not issued in predetermined amounts or units.

** Of which $100 was paid on or about October 28, 1995 based on a Proposed Maximum Offering Price of $290,000 and of which $25,762.07 is being paid with this filing based on a Proposed Maximum Offering Price of $74,710,000.

The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file another amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

VALUE ADVANTAGE PLUS VARIABLE ANNUITY
Certificates Under Flexible
Premium Deferred

Combination Variable and
Fixed Annuity Contracts


[VALUE ADVANTAGE PLUS LOGO]


PROSPECTUS DATED
February  , 1996

FORTIS-Registered Trademark-


FORTIS BENEFITS INSURANCE COMPANY

MAILING ADDRESS:      STREET ADDRESS:             PHONE: 1-800-827-5877
P.O. BOX 64295        500 BIELENBERG DRIVE
ST. PAUL              WOODBURY
MINNESOTA 55164       MINNESOTA 55125



This Prospectus describes interests under flexible premium deferred combination variable and fixed annuity contracts issued either on a group basis or as individual contracts by Fortis Benefits Insurance Company ("Fortis Benefits"). Participation in a group contract will be accounted for by the issuance of a certificate showing your interest under the group contract. Participation in an individual contract is shown by the issuance of an individual annuity contract. The certificate and the individual contract are hereafter both referred to as the "Certificate". The minimum under a Certificate is generally $5,000 for the initial and $500 for each subsequent purchase payment.

A Certificate allows you to accumulate funds on a tax-deferred basis. You may elect a guaranteed interest accumulation option through the Fixed Account or a variable return accumulation option through Variable Account D (the "Variable Account") of Fortis Benefits, or a combination of these two options. Under the variable rate accumulation option, you can choose among the following
Portfolios:


Alliance Money Market Portfolio           Montgomery Emerging Markets Fund
Alliance International Portfolio          Montgomery Growth Fund
Alliance Premier Growth Portfolio         Strong Discovery Fund II
Federated Corporate Bond Fund             Strong Government Securities Fund II
Federated Utility Fund                    Strong Advantage Fund II
Federated Equity Growth & Income Fund     Strong International Stock Fund II
Lexington Natural Resources Trust         TCI Balanced Fund
Lexington Emerging Markets Fund           TCI Growth Fund
MFS Emerging Growth Series                Van Eck Worldwide Bond Fund
MFS High Income Series                    Van Eck Gold and Natural Resources
MFS World Governments Series              Fund


The accompanying Prospectus for these Portfolios describes the investment objectives, policies and risks of each of the Portfolios. In the states where Guarantee Periods Fixed Accounts are offered (see "FIXED ACCOUNTS"), you can choose among 10 different guarantee periods under the guaranteed interest accumulation option, each of which has its own interest rate. In states where Guarantee Periods Fixed Accounts are not offered, you can choose an interest in the General Account Fixed Account with guaranteed interest.

You have the right to examine a Certificate during a "free look" period after you receive the Certificate and return it for a refund of the amount of the then current Certificate Value. However, in certain states where required by state law the refund will be in the amount of all purchase payments that have been made, without interest or appreciation or depreciation.

The "free look" period is generally 10 days unless a longer time is specified on the face page of your Certificate.

For Certificates requiring a refund of all purchase payments, Fortis Benefits will allocate all Net Purchase Payments made as a part of the purchase of the Certificate to the Alliance Money Market Portfolio until the following number of days after Fortis Benefits mails the Certificate to you: (1) the number of days in the "free look" period, plus (2) five days. After the expiration of such period, the Certificate Value will be allocated to the Fixed Account and the Portfolios as directed by you.

The Certificate provides several different types of retirement and death benefits, including fixed and variable annuity income options. You may make partial surrenders of the Certificate Value or may totally surrender the Certificate for its Cash Surrender Value.

This Prospectus gives prospective investors information about the Certificates that they should know before investing. This Prospectus must be accompanied by a current Prospectus of the Portfolios. These Prospectuses should be read carefully and kept for future reference.

A Statement of Additional Information, dated February , 1996, about certain aspects of the Certificates has been filed with the Securities and Exchange Commission and is available without charge, from Fortis Benefits at the address and phone number printed above. The Table of Contents for the Statement of Additional Information appears on page of this Prospectus.

THESE POLICIES ARE NOT OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, CREDIT UNION, BROKER-DEALER OR OTHER FINANCIAL INSTITUTION. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY; AND INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FORTIS-Registered Trademark- and Fortis-Registered Trademark- are registered servicemarks of Fortis AMEV and Fortis AG.

TABLE OF CONTENTS


                                                                                                             PAGE
Special Terms Used in this Prospectus....................................................................          3
Information Concerning Fees and Charges..................................................................          4
Summary of Certificate Features..........................................................................          6
Fortis Benefits/Fortis Financial Group Member............................................................          7
The Variable Account.....................................................................................          8
The Portfolios...........................................................................................          8
The Fixed Account........................................................................................          8
    - Guarantee Interest Periods Fixed Account...........................................................          8
    - Market Value Adjustment............................................................................          9
    - General Account Fixed Account......................................................................          9
    - General Account Fixed Account Transfers............................................................         10
    - Investments by Fortis Benefits.....................................................................         10
Fixed Account Value......................................................................................         10
Accumulation Period......................................................................................         10
    - Issuance of a Certificate and Purchase Payments....................................................         10
    - Certificate Value..................................................................................         11
    - Allocation of Purchase Payments and Certificate Value..............................................         11
    - Total and Partial Surrenders.......................................................................         12
    - Benefit Payable on Death of Annuitant or Participant...............................................         13
The Annuity Period.......................................................................................         13
    - Annuity Commencement Date..........................................................................         13
    - Commencement of Annuity Payments...................................................................         13
    - Relationship Between Subaccount Investment Performance and Amount of Variable Annuity Payments.....         14
    - Annuity Forms......................................................................................         14
    - Death of Annuitant or Other Payee..................................................................         14
Charges and Deductions...................................................................................         14
    - Premium Taxes......................................................................................         14
    - Charges Against the Variable Account...............................................................         15
    - Annual Administrative Charge.......................................................................         15
    - Tax Charge.........................................................................................         15
    - Miscellaneous......................................................................................         15
General Provisions.......................................................................................         15
    - The Certificates...................................................................................         15
    - Postponement of Payments...........................................................................         15
    - Misstatement of Age or Sex and Other Errors........................................................         15
    - Assignment.........................................................................................         15
    - Beneficiary........................................................................................         16
    - Reports............................................................................................         16
Rights Reserved By Fortis Benefits.......................................................................         16
Distribution.............................................................................................         16
Federal Tax Matters......................................................................................         17
Further Information about Fortis Benefits................................................................         19
    - General............................................................................................         19
    - Selected Financial Data............................................................................         19
    - Management's Discussion and Analysis of Financial Condition and Results of Operations..............         19
    - Liquidity and Capital Resources....................................................................         21
    - Competition........................................................................................         21
    - Regulation and Reserves............................................................................         21
    - Employees and Facilities...........................................................................         22
    - Directors and Executive Officers...................................................................         22
    - Executive Compensation.............................................................................         23
    - Ownership of Securities............................................................................         24
Voting Privileges........................................................................................         24
Legal Matters............................................................................................         25
Other Information........................................................................................         25
Contents of Statement of Additional Information..........................................................         25
Fortis Benefits Financial Statements.....................................................................         25
Appendix A--Sample Market Value Adjustment Calculations..................................................        A-1
Appendix B--Explanation of Expense Calculations..........................................................        B-1
Appendix C--Participating Portfolios.....................................................................        C-1


THE  CERTIFICATES  ARE NOT  AVAILABLE IN  ALL STATES.  THIS PROSPECTUS  DOES NOT
CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. FORTIS BENEFITS DOES NOT AUTHORIZE ANY INFORMATION OR REPRESENTATION REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS WHICH IS NOT INCLUDED IN THIS PROSPECTUS, THE RELATED STATEMENT OF ADDITIONAL INFORMATION, OR ANY SUPPLEMENTS THERETO OR IN ANY SUPPLEMENTAL SALES MATERIAL AUTHORIZED BY FORTIS BENEFITS.

SPECIAL TERMS USED IN THIS PROSPECTUS


ACCUMULATION     The  time  period under  a  Certificate between  the Certificate  Issue  Date and  the Annuity
PERIOD           Commencement Date.
ACCUMULATION     A unit of measure used to calculate the Participants' interest in the Variable Account  during
UNIT             the Accumulation Period.
ANNUITANT        A  person during  whose life  annuity payments  are to  be made  by Fortis  Benefits under the
                 Certificate.
ANNUITY          The date on which the Annuity Period commences.
COMMENCEMENT
DATE
ANNUITY PERIOD   The time period following the Accumulation Period,  during which annuity payments are made  by
                 Fortis Benefits.
ANNUITY UNIT     A unit of measurement used to calculate variable annuity payments.
BENEFICIARY      The person entitled to receive benefits under the terms of the Certificate.
CASH SURRENDER   The  amount payable to  the Participant on  surrender of the  Certificate after all applicable
VALUE            adjustments and deduction of all applicable charges.
CERTIFICATE      The date on which the Certificate becomes effective as shown on the Certificate Data Page.
ISSUE DATE
CERTIFICATE      The sum of the Fixed Account Value and the Variable Account Value.
VALUE
FIXED ACCOUNT    The Guarantee Periods Fixed Account or the General Account Fixed Account.
FIXED ACCOUNT    The amount of your Certificate Value which is in the Fixed Account.
VALUE
FIXED ANNUITY    An annuity option under which Fortis Benefits promises to pay the Annuitant or any other payee
OPTION           that you designate one or more fixed payments.
GENERAL ACCOUNT  All assets of Fortis Benefits other than those  in the Variable Account, and other than  those in any other legally segregated separate account established by Fortis Benefits.
GENERAL          The  name of the  alternative under which  purchase payments are  allocated to Fortis Benefits
ACCOUNT FIXED    General Account.
ACCOUNT
GUARANTEED       The rate of interest we credit during any Guarantee Period, on an effective annual basis.
INTEREST RATE
GUARANTEE        The period for which a Guaranteed Interest Rate is credited.
PERIOD
GUARANTEE        The non-unitized separate account that Fortis  Benefits uses to account for amounts  allocated
PERIODS FIXED    to Guarantee Periods.
ACCOUNT
HOME OFFICE      Our  office  at  500  Bielenberg Drive,  Woodbury,  Minnesota  55125;  1-800-827-5877; Mailing
                 address: P.O. Box 64295, St. Paul, MN 55164.
MARKET VALUE     Positive or negative adjustment in Fixed Account Value that we make if such value is paid  out
ADJUSTMENT       more  than fifteen days before  or after the end  of a Guarantee Period  in which it was being held.
NET PURCHASE     The gross  amount  of  a  purchase  payment less  any  applicable  premium  taxes  or  similar
PAYMENT          governmental assessments.
NON-QUALIFIED    Certificates  that do not qualify  for the special federal  income tax treatment applicable in
CERTIFICATES     connection with certain retirement plans.
PARTICIPANT      The person or company named in the application for a Certificate, who is entitled to  exercise all rights and privileges of ownership under the Certificate during the Accumulation Period.
PORTFOLIO        Each separate investment portfolio eligible for investment by the Variable Account.
QUALIFIED        Certificates  that are qualified  for the special  federal income tax  treatment applicable in
CERTIFICATES     connection with certain retirement plans.
SUBACCOUNTS      The several  Subaccounts of  the Variable  Account,  each of  which invests  its assets  in  a different Portfolio.
VALUATION DATE   All  business days except, with respect to any Subaccount, days on which the related Portfolio does not value its shares.  Generally, the Portfolios value their  shares on each day the  New
                 York Stock Exchange is open.
VALUATION        The  period that starts at  the close of regular  trading on the New  York Stock Exchange on a
PERIOD           Valuation Date and ends at the close of regular trading on the exchange on the next succeeding
                 Valuation Date.
VARIABLE         The segregated asset account referred  to as Variable Account  D of Fortis Benefits  Insurance
ACCOUNT          Company established to receive and invest purchase payments under Certificates.
VARIABLE         The amount of your Certificate Value in the Subaccounts of the Variable Account.
ACCOUNT VALUE
VARIABLE         An annuity option under which Fortis Benefits promises to pay the Annuitant or any other payee
ANNUITY OPTION   chosen  by you one or more payments which vary in amount in accordance with the net investment experience of the Subaccounts selected by the Annuitant.
WRITTEN REQUEST  A written, signed and dated request, in form and substance satisfactory to Fortis Benefits and received at our Home Office.

INFORMATION CONCERNING FEES AND CHARGES

PARTICIPANT TRANSACTION CHARGES

       Front-End Sales Charge Imposed on Purchases....................................................          0%
       Maximum Surrender Charge for Sales Expenses....................................................          0%
       Other Surrender Fees...........................................................................          0%
       Exchange Fee...................................................................................          0%

ANNUAL CERTIFICATE ADMINISTRATION CHARGE..............................................................  $      30

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)
       Mortality and Expense Risk Charge..............................................................        .45%
       Variable Account Administrative Charge.........................................................          0 %
                                                                                                               --
         Total Variable Account Annual Expenses.......................................................        .45 %

MARKET VALUE ADJUSTMENT WITH RESPECT TO GUARANTEE PERIODS FIXED ACCOUNT

Surrenders and other withdrawals from the Guarantee Periods Fixed Account more than fifteen days from the end of a Guarantee Period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the Fixed Account Value. It is computed pursuant to a formula that is described in more detail under "Market Value Adjustment."


PORTFOLIO ANNUAL EXPENSES (A) (B)



                                                                                           TOTAL PORTFOLIO
                                                                                              OPERATING
                                                                INVESTMENT                    EXPENSES
                                                               ADVISORY AND     OTHER      (*AFTER EXPENSE
                                                              MANAGEMENT FEE   EXPENSES    REIMBURSEMENT)
                                                              --------------   --------   -----------------
Alliance Money Market Portfolio.............................          0.00%      0.95%              0.95%*
Alliance International Portfolio............................          0.00%      0.95%              0.95%*
Alliance Premier Growth Portfolio...........................          0.55%      0.40%              0.95%*
Federated Corporate Bond Fund...............................          0.00%      0.80%              0.80%*
Federated Utility Fund......................................          0.00%      0.85%              0.85%*
Federated Equity Growth and Income Fund.....................          0.00%      0.85%              0.85%*
Lexington Natural Resources Trust...........................          1.00%      0.55%              1.55%
Lexington Emerging Markets Fund.............................          0.85%      0.45%              1.30%*
MFS Emerging Growth Series..................................          0.75%      0.25%              1.00%*
MFS High Income Series......................................          0.75%      0.25%              1.00%*
MFS World Governments Series................................          0.75%      0.25%              1.00%*
Montgomery Emerging Markets Fund............................          1.25%      0.50%              1.75%
Montgomery Growth Fund......................................          1.00%      0.25%              1.25%
Strong Discovery Fund.......................................          1.00%      0.20%              1.20%
Strong Government Securities Fund...........................          0.60%      0.42%              1.02%
Strong Advantage Fund.......................................          0.60%      0.42%              1.02%
Strong International Stock Fund.............................          1.00%      1.00%              2.00%
TCI Balanced Fund...........................................          1.00%      0.00%              1.00%
TCI Growth Fund.............................................          1.00%      0.00%              1.00%
Van Eck Worldwide Bond Fund.................................          0.75%      0.23%              0.98%
Van Eck Gold and Natural Resources Fund.....................          0.75%      0.21%              0.96%


------------------------

(a) As a percentage of Portfolio average net assets based on historical data for the fiscal year ended December 31, 1994 (April 30, 1995 for the two Van Eck Portfolios), except that the expenses of the Montgomery and Strong Portfolios are based upon an estimate of 1995 expenses. In the absence of expense and fee waivers or expense reimbursements by the Portfolio investment adviser, the total expenses of the following Portfolios would have been as hereafter indicated rather than as listed above: Alliance Money Market Portfolio-- 4.46%; Alliance International Portfolio--7.26%; Alliance Premier Growth Portfolio--1.40%; Federated Corporate Bond Fund--10.42%; Federated Utility Fund--55.43%; Federated Equity Growth and Income Fund--25.96%; Lexington Emerging Markets Fund--6.28%; MFS Emerging Growth Series--1.75%; MFS High Income Series--1.75%; and MFS World Governments Series--1.38%. The information set forth in this table was provided to Fortis Benefits by the Portfolio managers and Fortis Benefits has not independently verified such information.



(b) Certain of the unaffiliated investment advisers of the Portfolios reimburse Fortis Benefits for costs incurred in connection with administering the Portfolios as variable funding options by payment of an amount based on assets in the Portfolios attributable to the Certificates. These amounts are not charged to the Portfolios or the holders of the Certificates.

EXAMPLES*

If you COMMENCE AN ANNUITY payment option, or whether you DO or DO NOT surrender your Certificate or commence an annuity payment option, you would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return on assets:


IF ALL AMOUNTS ARE INVESTED IN ONE PORTFOLIO:                 1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------  -------   -------   -------   --------
Alliance Money Market Portfolio.............................      15        47        81        178
Alliance International Portfolio............................      15        47        81        178
Alliance Premier Growth Portfolio...........................      15        47        81        178
Federated Corporate Bond Fund...............................      14        43        74        162
Federated Utility Fund......................................      14        44        76        167
Federated Equity Growth and Income Fund.....................      14        44        76        167
Lexington Natural Resources Trust...........................      21        65       112        242
Lexington Emerging Markets Fund.............................      19        58       100        216
MFS Emerging Growth Series..................................      16        49        84        184
MFS High Income Series......................................      16        49        84        184
MFS World Governments Series................................      16        49        84        184
Montgomery Emerging Markets Fund............................      23        71       122        262
Montgomery Growth Fund......................................      18        56        97        210
Strong Discovery Fund II....................................      18        55        94        205
Strong Government Securities Fund II........................      16        49        85        186
Strong Advantage Fund II....................................      16        49        85        186
Strong International Stock Fund II..........................      26        79       135        287
TCI Balanced Fund...........................................      16        49        84        184
TCI Growth Fund.............................................      16        49        84        184
Van Eck Worldwide Bond Fund.................................      16        48        83        181
Van Eck Gold and Natural Resources Fund.....................      15        48        82        179
Fixed Account...............................................       1         4         7         15


------------------------
* For purposes of these examples, the effect of the annual Certificate administration charge has been computed based on the average total Contract Value during the year ended December 31, 1994 of similar contracts issued by Fortis Benefits and the total actual amount of annual contract administration charges collected during the year on those contracts. For the purpose of these examples, Portfolio annual expenses are assumed to continue at the rates set forth in the table above.

THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
                            ------------------------

The foregoing tables and examples are included to assist you in understanding the transaction and operating expenses imposed directly or indirectly under the Certificates and the Portfolios. Amounts for state premium taxes or similar assessments will also be deducted, where applicable.

See Appendix C for an explanation of the calculation of the amounts set forth above.

SUMMARY OF CERTIFICATE FEATURES

The following summary should be read in conjunction with the detailed information in this Prospectus. Variations from the information appearing in this Prospectus due to requirements particular to your state are described in supplements which are attached to this Prospectus, or in endorsements to the Certificate as appropriate.

The Certificates are designed to provide individuals with retirement benefits through the accumulation of Net Purchase Payments on a fixed or variable basis, and by the application of such accumulations to provide fixed or variable annuity payments.

"We," "our," and "us" mean Fortis Benefits Insurance Company. "You" and "your" mean a reader of this Prospectus who is contemplating making purchase payments or taking any other action in connection with a Certificate.

PURCHASE PAYMENTS

The initial purchase payment under a Certificate must be at least $5,000 ($2,000 for a Certificate pursuant to a qualified contract). Additional purchase payments under a Certificate must be at least $500. See "Issuance of a Certificate and Purchase Payments."

On the Certificate Issue Date, except as hereafter explained, the initial purchase payment is allocated, as specified by the Participant in the Certificate application, among one or more of the Subaccounts of the Variable Account, or to one or more of the Guarantee Periods in the Guarantee Periods Fixed Account (or to the General Account Fixed Account if the Participant resides in a state in which the Guaranteed Periods Fixed Account is not offered), or to a combination thereof. As previously indicated, if the Participant resides in a state requiring a refund of all purchase payments under the "free look" privilege, the initial purchase payment will be allocated to the Alliance Money Market Portfolio until the expiration of the time period described under "Allocation of Purchase Payments and Certificate Value" hereafter. Thereafter, it will be allocated as specified by the Participant. Subsequent purchase payments are allocated in the same way, or pursuant to different allocation percentages that the Participant may subsequently request In Writing.

VARIABLE ACCOUNT INVESTMENT OPTIONS

Each of the Subaccounts of the Variable Account invests in shares of a Portfolio. Certificate Value in each of the Subaccounts of the Variable Account will vary to reflect the investment experience of each of the corresponding Portfolios, as well as deductions for certain charges.

Each Portfolio has a separate and distinct investment objective. A full description of the Portfolios and their investment objectives, policies, risks and expenses can be found in the current Prospectus for the Portfolio, which accompanies this Prospectus, and the Statement of Additional Information for the Portfolio which is available upon request.

FIXED ACCOUNT INVESTMENT OPTIONS

Either a Guarantee Periods Fixed Account or a General Account Fixed Account is available, depending upon your state of residence.

Any amount allocated by the Participant to the Guarantee Periods Fixed Account earns a Guaranteed Interest Rate. The level of the Guaranteed Interest Rate depends on the length of the Guarantee Period selected by the Participant. We currently make available ten different Guarantee Periods, ranging from one to ten years. If amounts are transferred, surrendered or otherwise paid out more than fifteen days before or after the end of the applicable Guarantee Period, a Market Value Adjustment will be applied to increase or decrease the amount that is paid out. Accordingly, the Market Value Adjustment can result in gains or losses to you.

Any amount allocated to the General Account Fixed Account will accrue interest at a minimum effective annual rate plus such additional excess interest rate which we may declare from time-to-time.

For a more complete discussion of the Fixed Accounts investment option and the Market Value Adjustment, see "The Fixed Account."

TRANSFERS

During the Accumulation Period, you can transfer all or part of your Certificate Value from one Subaccount to another or into the Fixed Account and, subject to any Market Value Adjustment, from one Guarantee Period of a Guarantee Periods Fixed Account to another or into a Subaccount. There are limitations on the frequency and amounts of transfers from the General Account Fixed Account. There is currently no charge for these transfers. We reserve the right to restrict the frequency of, or otherwise condition, terminate, or impose charges upon, transfers from a Subaccount during the Accumulation Period. During the Annuity Period the person receiving annuity payments may make up to four transfers (but not from a Fixed Annuity Option) during each year of the Annuity Period. For a description of certain limitations on transfer rights, see "Allocations of Purchase Payments and Certificate Value Transfers."

TOTAL OR PARTIAL SURRENDERS

Subject to certain conditions, all or part of the Certificate Value may be surrendered by the Participant before the earlier of the Annuitant's death or the Annuity Commencement Date. Amounts surrendered from the Guarantee Periods Fixed Account may be subject to a Market Value Adjustment. See "Total and Partial Surrenders" and "Market Value Adjustment." Particular attention should be paid to the tax implications of any surrender, including possible penalties for premature distributions. See "Federal Tax Matters."

CHARGES AND DEDUCTIONS

Fortis Benefits deducts daily charges at a rate of .45 % per annum of the value of the average net assets in the Variable Account for the mortality and expense risks it assumes. There is also an annual administrative charge each year for Certificate administration and maintenance. This charge is $30 per year (subject to any applicable state law limitations) and is deducted on each anniversary of the Certificate Issue Date and upon total surrender of the Certificate. Also, there may be state premium tax charges deducted from your Certificate Value. See "Charges and Deductions."

ANNUITY PAYMENTS

The Certificate provides several types of annuity benefits to Participants or other persons they properly designate to receive such payments, including Fixed and Variable Annuity Options. The Participant has considerable flexibility in choosing the Annuity Commencement Date. However, the tax implications of an Annuity Commencement Date must be carefully considered, including the possibility of penalties for commencing benefits either too soon or too late. See "Annuity Commencement Date," "Annuity Forms" and "Federal Tax Matters" in this Prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information.

DEATH BENEFIT

In the event that the Annuitant or Participant dies prior to the Annuity Commencement Date, a death benefit is payable to the Beneficiary. See "Benefit Payable on Death of Annuitant or Participant."

RIGHT TO EXAMINE THE CONTRACT

A Participant may elect during a "free look" period to cancel the Certificate and receive a refund. See the cover page of this Prospectus.

LIMITATIONS IMPOSED BY RETIREMENT PLANS AND EMPLOYERS

Certain rights you would otherwise have under a Certificate may be limited by the terms of any applicable employee benefit plan. These limitations may restrict such things as total and partial surrenders, the amount or timing of purchase payments that may be made, when annuity payments must start and the type of annuity options that may be selected. Accordingly, you should familiarize yourself with these and all other aspects of any retirement plan in connection with which a Certificate is issued.

The record owner of the group variable annuity contract pursuant to which Certificates may be issued will be a bank trustee whose sole function is to hold record ownership of the contract or an employer (or the employer's designee) in connection with an employee benefit plan. In the latter cases, certain rights that a Participant otherwise would have under a Certificate may be reserved instead by the employer.

TAX IMPLICATIONS

The tax implications for Participants or any other persons who may receive payments under a Certificate, and those of any related employee benefit plan can be quite important. A brief discussion of some of these is set out under "Federal Tax Matters" in this Prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information, but such discussion is not comprehensive. Therefore, you should consider these matters carefully and consult a qualified tax adviser before making purchase payments or taking any other action in connection with a Certificate or any related employee benefit plan. Failure to do so could result in serious adverse tax consequences which might otherwise have been avoided.

QUESTIONS AND OTHER COMMUNICATIONS


Any question about procedures of the Certificate should be directed to your sales representative, or Fortis Benefits' Home Office: P.O. Box 64295, St. Paul, Minnesota, 55164: 1-800-827-5877. Purchase payments and Written Requests should be mailed or delivered to the same Home Office address. All communications should include the Certificate number, the Participant's name and, if different, the Annuitant's name. The number for telephone transfers is 1-800-827-5877.


Any purchase payment or other communication, except a free-look cancellation notice, is deemed received at Fortis Benefit's Home Office on the actual date of receipt there in proper form unless received (1) after the close of regular trading on The New York Stock Exchange, or (2) on a date that is not a Valuation Date. In either of these two cases, the date of receipt will be deemed to be the next Valuation Date.

FINANCIAL AND PERFORMANCE INFORMATION

This Prospectus contains no Accumulation Unit Information for the applicable Subaccounts of the Variable Account because no Certificates have been sold and no Accumulation Units have been issued thereunder.

Audited financial statements of the available Subaccounts of the Variable Account are not included in the Statement of Additional Information because those Subaccounts have not yet commenced operations, have no assets or liabilities, and have received no income nor incurred any expenses as of the date of this Prospectus.

Advertising and other sales materials may include yield and total return figures for the Subaccounts of the Variable Account. These figures are based on historical results and are not intended to indicate future performance. "Yield" is the income generated by an investment in the Subaccount over a period of time specified in the advertisement. This rate of return is assumed to be earned over a full year and is shown as a percentage of the investment. "Total return" is the total change in value of an investment in the Subaccount over a period of time specified in the advertisement. The rate of return shown would produce that change in value over the specified period, if compounded annually. Yield and total return figures do not reflect premium tax charges. This makes the performance shown more favorable.

Financial information concerning Fortis Benefits is included in this Prospectus under "Additional Information About Fortis Benefits" and "Fortis Benefits Financial Statements."

FORTIS BENEFITS/FORTIS FINANCIAL GROUP MEMBER

Fortis Benefits Insurance Company, the issuer of the Certificates, was founded in 1910. At the end of 1994, Fortis Benefits had approximately $61 billion of total life insurance in force. Fortis Benefits is a Minnesota corporation and is qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York. Fortis Benefits is an indirectly wholly-owned subsidiary of Fortis, Inc., which is itself indirectly owned 50% by Fortis AMEV and 50% by Fortis AG. Fortis, Inc. manages the United States operations for these two companies.

Fortis Benefits is a  member of the  Fortis Financial Group,  a joint effort  by
Fortis   Benefits,   Fortis  Advisers,   Inc.,   Fortis  Investors,   Inc.,  and

Time Insurance Company, offering financial products through the management, marketing and servicing of mutual funds, annuities and life insurance and disability income products.

Fortis AMEV is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Fortis AG is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. Fortis AMEV and Fortis AG have merged their operating companies under the trade name of Fortis. The Fortis group of companies is active in insurance, banking and financial services, and real estate development in The Netherlands, Belgium, the United States, Western Europe, and the Pacific Rim. The Fortis group of companies had approximately $108 billion in assets as of year-end 1994.

All of the guarantees and commitments under the Certificates are general obligations of Fortis Benefits, regardless of whether the Certificate Value has been allocated to the Variable Account or to the Fixed Account. None of Fortis Benefits' affiliated companies has any legal obligation to back Fortis Benefits' obligations under the Certificates.

THE VARIABLE ACCOUNT

The Variable Account, which is a segregated investment account of Fortis Benefits, was established as Variable Account D by Fortis Benefits pursuant to the insurance laws of Minnesota as of October 14, 1987. Although the Variable Account is an integral part of Fortis Benefits, the Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Assets in the Variable Account representing reserves and liabilities under Certificates and other variable annuity contracts issued by Fortis Benefits will not be chargeable with liabilities arising out of any other business of Fortis Benefits.

There are a number of Subaccounts in the Variable Account. The assets in each Subaccount are invested exclusively in one of the Portfolios listed on page one of this Prospectus. Income and both realized and unrealized gains or losses from the assets of each Subaccount of the Variable Account are credited to or charged against that Subaccount without regard to income, gains or losses from any other Subaccount of the Variable Account or arising out of any other business we may conduct. New Subaccounts may be added as new Portfolios are added and made available. Correspondingly, if any Portfolios are eliminated, Subaccounts may be eliminated from the Variable Account.

THE PORTFOLIOS


Certificate holders may choose from among a number of different Portfolios, each of which is a mutual fund available for purchase only as a funding vehicle for benefits under variable life insurance and variable annuities issued by Fortis Benefits and other life insurance companies. (See Appendix C which contains a summary of the investment objectives of each Portfolio.) Each Portfolio corresponds to one of the Subaccounts of the Variable Account. The assets of each Portfolio are separate from the others and each Portfolio operates as a separate investment portfolio whose performance has no effect on the investment performance of any other Portfolio. More detailed information for each Portfolio offered, such as its investment policies and restrictions, charges, risks attendant to investing in it, and other aspects of its operations, may be found in the current prospectus for each Portfolio. Such a prospectus for the Portfolios being considered must accompany this Prospectus and should be read in conjunction herewith. A copy of each prospectus may be obtained without charge from Fortis Benefits by calling 1-800-827-5877, or writing P.O. Box 64295, St. Paul, Minnesota 55164.


Fortis Benefits purchases and redeems Portfolios' shares for the Variable Account at their net asset value without the imposition of any sales or redemption charges. Any dividend or capital gain distributions attributable to Certificates are automatically reinvested in shares of the Portfolio from which they are received at the Portfolio's net asset value on the date paid. Such dividends and distributions will have the effect of reducing the net asset value of each share of the corresponding Portfolio and increasing, by an equivalent value, the number of shares outstanding of the Portfolio. However, the value of your interest in the corresponding Subaccount will not change as a result of any such dividends and distributions.

As indicated, Portfolios may also be available to registered separate accounts offering variable annuity and variable life products of other participating insurance companies, as well as to the Variable Account and other separate accounts of Fortis Benefits. Although Fortis Benefits does not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interest of the Variable Account and one or more of the other separate accounts participating in the Portfolios. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and those of other companies, or some other reason. In the event of conflict, Fortis Benefits will take any steps necessary to protect the Participants and variable annuity payees.

THE FIXED ACCOUNT

Interests in either of two different Fixed Accounts are offered by this Prospectus, depending upon the state of residence of the Certificate applicant: a Guarantee Periods Fixed Account or a General Account Fixed Account. Both of these Fixed Accounts are referred to as the Fixed Account elsewhere in this prospectus where a distinction is not relevant. A Guaranteed Periods Fixed Account is offered to Certificate applicants in most states. However, in a limited number of states, a General Account Fixed Account is offered in lieu of the Guarantee Periods Fixed Account. Applicants should inquire of Fortis Benefits or their account representative to determine which Fixed Account is available in their state. Charges under the Certificate are the same as when the Variable Account is being used, except that the .45% per annum charged for mortality and expense risk and administrative expenses is not imposed on amounts of Certificate Value in the Fixed Account.

GUARANTEE PERIODS FIXED ACCOUNT

Any amount allocated by the Participant to the Fixed Account earns a Guaranteed Interest Rate commencing with the date of such allocation. This Guaranteed Interest Rate continues for a number of years

(not to exceed ten) selected by the Participant. At the end of this Guarantee Period, the Participant's Certificate Value in that Guarantee Period, including interest accrued thereon, will be allocated to a new Guarantee Period of the same length unless Fortis Benefits has received a Written Request from the Participant to allocate this amount to a different Guarantee Period or periods or to one or more of the Subaccounts. We must receive this Written Request at least three business days prior to the end of the Guarantee Period. The first day of the new Guarantee Period (or other reallocation) will be the day after the end of the prior Guarantee Period. We will notify the Participant at least 45 days and not more than 75 days prior to the end of any Guarantee Period.

We currently make available ten different Guarantee Periods, ranging from one to ten years. Each Guarantee Period has its own Guaranteed Interest Rate, which may differ from those for other Guarantee Periods. From time to time we will, at our discretion, change the Guaranteed Interest Rate for future Guarantee Periods of various lengths. These changes will not affect the Guaranteed Interest Rates being paid on Guarantee Periods that have already commenced. Each allocation or transfer of an amount to a Guarantee Period commences the running of a new Guarantee Period with respect to that amount, which will earn a Guaranteed Interest Rate that will continue unchanged until the end of that period. The Guaranteed Interest Rate will never be less than an effective annual rate of 3%.

Fortis Benefits declares the Guaranteed Interest Rates from time to time as market conditions dictate. Fortis Benefits advises a Participant of the Guaranteed Interest Rate for a chosen Guarantee Period at the time a purchase payment is received, a transfer is effectuated or a Guarantee Period is renewed.

Fortis Benefits has no specific formula for establishing the Guaranteed Interest Rates for the Guarantee Periods. The rate may be influenced by, but not necessarily correspond to, interest rates generally available on the types of investments acquired with amounts allocated to the Guarantee Period. See "Investments by Fortis Benefits." Fortis Benefits in determining Guaranteed Interest Rates, may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales and administrative expenses borne by Fortis Benefits, risks assumed by Fortis Benefits, Fortis Benefits' profitability objectives, and general economic trends.

FORTIS BENEFITS' MANAGEMENT MAKES THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED. FORTIS BENEFITS CANNOT PREDICT OR ASSURE THE LEVEL OF ANY FUTURE GUARANTEED INTEREST RATES IN EXCESS OF AN EFFECTIVE ANNUAL RATE OF 3%.

Information concerning the Guaranteed Interest Rates applicable to the various Guarantee Periods at any time may be obtained from our Home Office or from your sales representative.

MARKET VALUE ADJUSTMENT

For Certificates with allocations to the Guarantee Periods Fixed Account, if any Fixed Account Value is surrendered, transferred or otherwise paid out before the end of the Guarantee Period in which it is being held, a Market Value Adjustment will be applied. However, NO Market Value Adjustment will be applied to amounts that are paid out during the period beginning fifteen days before and ending fifteen days after the end of a Guarantee Period in which it was being held. This generally includes amounts that are paid out as a death benefit pursuant to the Certificate, amounts applied to an annuity option, and amounts paid as a single sum in lieu of an annuity.

The Market Value Adjustment may increase or decrease the amount of Fixed Account Value being withdrawn or transferred. The comparison of two Guaranteed Interest Rates determines whether the Market Value Adjustment produces an increase or a decrease. The first rate to compare is the Guaranteed Interest Rate for the amount being transferred or withdrawn. The second rate is the Guaranteed Interest Rate then being offered for new Guarantee Periods of the same duration as that remaining in the Guarantee Period from which the funds are being withdrawn or transferred. If the first rate exceeds the second by more than 1/2%, the Market Value Adjustment produces an increase. If the first rate does not exceed the second by at least 1/2%, the Market Value Adjustment produces a decrease. Sample calculations are shown in Appendix A.

The Market Value Adjustment will be determined by multiplying the amount being withdrawn or transferred from the Guarantee Period (before deduction of any applicable surrender charge) by the following factor:

      (  1 + I  )         n / 12
      -----------                 - 1
 (    1 + J + .005    )

where,

    - I  is  the  Guaranteed  Interest   Rate  being  credited  to  the   amount
      being withdrawn from the existing Guarantee Period,

    - J is the Guaranteed Interest Rate then being offered for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years), and

    -N    is    the   number    of    months   remaining    in    the   existing
Guarantee Period (rounded up to the next higher number of months).

GENERAL ACCOUNT FIXED ACCOUNT

Accounts allocated to the General Account Fixed Account are held in the General Account of Fortis Benefits. Because of exemptive and exclusionary provisions, interests in the General Account Fixed Account have not been registered under the Securities Act of 1933 and the General Account Fixed Account has not been registered as an investment company under the Investment Company Act of 1940. Accordingly, neither the General Account Fixed Account nor any interests therein are subject to the provisions of these acts and, as a result, the staff of the Securities and Exchange Commission has not reviewed the disclosures in the Prospectus relating to the General Account Fixed Account. Disclosures regarding the Fixed Account may, however, be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. For Certificates with amounts allocated to the General Account Fixed Account, this Prospectus is generally intended to serve as a disclosure document only for the aspects of the Certificate involving the Variable Account and contains only selected information regarding the General Account Fixed Account. More information regarding the General Account Fixed Account may be obtained from Fortis Benefits' Home Office or from your sales representative.

Fortis Benefits guarantees that Certificate Value in the General Account Fixed Account will accrue interest at an effective annual rate of at least 3%, independent of the actual investment experience of the General Account. We may, at our sole discretion, credit higher rates of interest, although we are not obligated to credit interest in excess of the guaranteed rate of 3% per year. Any interest rate in excess of 3% per year with respect to any amount in the General Account Fixed Account pursuant to a Certificate will not be modified more than once each calendar year. Any higher rate of interest will be quoted at an effective annual rate. The rate of any excess interest initially or subsequently credited to any amount can in many cases vary, depending on when that amount was originally allocated to the General Account Fixed Account. Once credited, such interest will be guaranteed and will become part of Certificate Value in the General Account Fixed Account from which deductions for fees and charges may be made.

GENERAL ACCOUNT FIXED ACCOUNT TRANSFERS

Transfers out of the General Account Fixed Account have special limitations. Prior to the Annuity Commencement Date, Participants may transfer part or all of the Certificate Value from the General Account Fixed Account to the Variable Account, provided that (1) no more than one such transfer is made each Certificate year, (2) no more than 50% of the General Account Fixed Account Value is transferred at any time (unless the balance in the General Account Fixed Account after the transfer would be less than $1,000, in which case up to the entire balance may be transferred), (3) at least $1,000 is transferred at any one time (or, if less, the entire amount in the General Account Fixed Account), and (4) you may not make a transfer into the General Account Fixed Account within six months after a transfer out of such account. Irrespective of the above, we may in our discretion permit a continuing request for transfer of lesser specified amounts automatically on a periodic basis. However, we reserve the right to discontinue or modify any such arrangements at our discretion. No transfers from the General Account Fixed Account may be made after the Annuity Commencement Date.

INVESTMENTS BY FORTIS BENEFITS

Our obligations with respect to the Guarantee Periods Fixed Account and the General Account Fixed Account are legal obligations of Fortis Benefits and are supported by our General Account assets, which also support obligations incurred by us under other insurance and annuity contracts. Investments purchased with amounts allocated to both Fixed Accounts are the property of Fortis Benefits and Participants have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our General Account and in the Fixed Account.

Amounts in the Fortis Benefits' General Account and the Fixed Account will be invested in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the General Account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. See Fortis Benefits' Financial Statements" for information on Fortis Benefits' investments. Investment management for amounts in the General Account and in the Fixed Account is provided to Fortis Benefits by Fortis Advisers, Inc.

Fortis Benefits intends to consider the return available on the instruments in which it intends to invest amounts allocated to the Fixed Account when it establishes Guaranteed Interest Rates. Such return is only one of many factors considered in establishing the Guaranteed Interest Rates. See "Guarantee Periods Fixed Account."

Fortis Benefits expects that amounts allocated to the Fixed Account generally will be invested in debt instruments that approximately match Fortis Benefits' liabilities with regard to the Guarantee Periods for Net Purchase Payments allocated to Guarantee Periods Fixed Accounts and with regard to expected holding periods for Net Purchase Payments allocated to the General Account Fixed Account. Fortis Benefits expects that these will include primarily the following types of debt instruments: (1) securities issued by the United States Government or its agencies or instrumentalities, which securities may or may not be guaranteed by the United States Government; (2) debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service; (3) other debt instruments including, but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations although not rated by Moody's or Standard & Poor's, are deemed by Fortis Benefits to have an investment quality comparable to securities which may be purchased as stated above; and (4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate. Notwithstanding the foregoing, Fortis Benefits is not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws and regulations. See "Regulation and Reserves."

FIXED ACCOUNT VALUE

The Certificate's Fixed Account Value on any Valuation Date is the sum of the Net Purchase Payments allocated to the Fixed Account, plus any transfers from the Variable Account, plus interest credited to the Fixed Account, less any surrender charges or annual administrative charges allocated to the Fixed Account or transfers to the Variable Account.

ACCUMULATION PERIOD

ISSUANCE OF A CERTIFICATE AND PURCHASE PAYMENTS

Fortis Benefits reserves the right to reject any application for a Certificate or any purchase payment for any reason. If the issuing instructions can be accepted in the form received, the initial purchase payment will be credited within two Valuation Dates after the later of receipt of the issuing instructions or receipt of the initial purchase payment at Fortis Benefits' Home Office. If the initial purchase payment cannot be credited within five Valuation Dates after receipt because the issuing instructions are incomplete, the initial purchase payment will be returned unless the applicant consents to our retaining the initial purchase payment and crediting it as of the end of the Valuation Period in which the necessary requirements are fulfilled. The initial purchase payment must be at least $5,000 ($2,000 for a Certificate issued pursuant to a qualified plan).

The date that the initial purchase payment is applied to the purchase of the Certificate is also the Certificate Issue Date. The Certificate Issue Date is the date used to determine Certificate years, regardless of when the Certificate is delivered. The crediting of investment experience in the Variable Account, or a fixed rate of return in the Fixed Account, begins as of the Certificate Issue Date.

The Participant may make additional purchase payments at any time after the Certificate Issue Date and prior to the Annuity Commencement Date, as long as the Annuitant is living. Purchase payments (together with any required information identifying the proper Certificates and account to be credited with purchase payments) must be transmitted to our Home Office. Additional purchase payments are credited to the Certificate and added to the Certificate Value as of the end of the Valuation Period in which they are received in good order.

Each additional purchase payment under a Certificate must be at least $500. The total of all purchase payments for all Fortis Benefits annuities having the same owner or participant, or annuitant, may not exceed $1 million (not more than $500,000 allocated to the Fixed Account) without Fortis Benefits' prior approval, and we reserve the right to modify this limitation at any time.

Purchase payments in excess of the initial minimum may be made by monthly draft against the bank account of any Participant who has completed and returned to us a special "Thrift-O-Matic" authorization form that may be obtained from your sales representative or from our Home Office. Arrangements can also be made for purchase payments by wire transfer, payroll deduction, military allotment, direct deposit and billing. Purchase payments by check should be made payable to Fortis Benefits Insurance Company.

If the Certificate Value is less than $1,000, we may cancel the Certificate on any Valuation Date. We will notify the Participant at least 90 days in advance of our intention to cancel the Certificate. Such cancellation would be considered a full surrender of the Certificate.

CERTIFICATE VALUE

Certificate Value is the total of any Variable Account Value in all the Subaccounts of the Variable Account pursuant to the Certificate, plus any Fixed Account Value.

There is no guaranteed minimum Variable Account Value. To the extent Certificate Value is allocated to the Variable Account, you bear the entire investment risk.

DETERMINATION OF VARIABLE ACCOUNT VALUE. A Certificate's Variable Account Value is based on Accumulation Unit values, which are determined on each Valuation Date. The value of an Accumulation Unit for a Subaccount on any Valuation Date is equal to the previous value of that Subaccount's Accumulation Unit multiplied by that Subaccount's net investment factor (discussed directly below) for the Valuation Period ending on that Valuation Date. At the end of any Valuation Period, a Certificate's Variable Account Value in a Subaccount is equal to the number of Accumulation Units in the Subaccount times the value of one Accumulation Unit for that Subaccount.

The number of Accumulation Units in each Subaccount is equal to:

    - Accumulation Units purchased at the time that any Net Purchase Payments or transferred amounts are allocated to the Subaccount; less

    - Accumulation Units redeemed to pay for the portion of any transfers from or partial surrenders allocated to the Subaccount; less

    - Accumulation Units redeemed to pay charges under the Contract.

NET INVESTMENT FACTOR. If a Subaccount's net investment factor is greater than one, the Subaccount's Accumulation Unit value has increased. If the net investment factor is less than one, the Subaccount's Accumulation Unit value has decreased. The net investment factor for a Subaccount is determined by dividing
(1) the net asset value per share of the Portfolio shares held by the Subaccount, determined at the end of the current Valuation Period, plus the per share amount of any dividend or capital gains distribution made with respect to the Portfolio shares held by the Subaccount during the current Valuation Period, minus a per share charge for the increase, plus a per share credit for the decrease, in any income taxes assessed which we determine to have resulted from the investment operation of the subaccount or any other taxes which are attributable to this Certificate, by (2) the net asset value per share of the Portfolio shares held in the Subaccount as determined at the end of the previous Valuation Period, and subtracting from that result a factor representing the mortality risk, expense risk and administrative expense charge.

DETERMINATION OF FIXED ACCOUNT VALUE. A Certificate's Fixed Account Value is guaranteed by Fortis Benefits. Therefore, Fortis Benefits bears the investment risk with respect to amounts allocated to the Fixed Account, except to the extent that (a) Fortis Benefits may vary the Guaranteed Interest Rate for future Guarantee Periods for Guarantee Periods Fixed Accounts and the current interest for General Account Fixed Accounts (subject to the 3% effective annual minimum) and (b) the Market Value Adjustment for Guarantee Periods Fixed Accounts imposes investment risks on the Participant.

The Certificate's Fixed Account Value on any Valuation Date is equal to the following amounts, in each case increased by accrued interest:

    - The amount of Net Purchase Payments or transferred amounts allocated to the Fixed Account; less

    - The amount of any transfers or surrenders out of the Fixed Account.

ALLOCATION OF PURCHASE PAYMENTS AND CERTIFICATE VALUE

ALLOCATION OF PURCHASE PAYMENTS. In the application for a Certificate, the Participant can allocate Net Purchase Payments, or portions thereof, to the available Subaccounts of the Variable Account or to the Fixed Account (and to Guarantee Periods within the Fixed Account for

Certificates issued in states where the Guarantee Periods Fixed Account is offered), or a combination thereof. Percentages must be in whole numbers and the total allocation must equal 100%. The percentage allocations for future Net Purchase Payments may be changed, without charge, at any time by sending a Written Request to Fortis Benefits' Home Office. Changes in the allocation of future Net Purchase Payments will be effective on the date we receive the Participant's Written Request.

TRANSFERS. Transfers of Certificate Value from one available Subaccount to another or into the Fixed Account, or from the Fixed Account to one of the available Subaccounts, or in the case of a Guarantee Periods Fixed Account transfers from one Guarantee Period to another Guarantee Period, can be made by the Participant in Written Request to Fortis Benefits' Home Office, or by telephone transfer as described below. There is currently no charge for any transfer, although transfers from a Guarantee Period of a Guarantee Period Fixed Account that are more than 15 days before or after the expiration thereof are subject to a Market Value Adjustment. See "Market Value Adjustment." Transfers of Certificate Value from the General Account Fixed Account are restricted in both amount and timing. See "Fixed Account -- General Account Fixed Account -- General Account Fixed Account Transfers."

The minimum transfer from a Subaccount or Guarantee Period is the lesser of $1,000 or all of the Certificate Value in the Subaccount or Fixed Account. Irrespective of the above we may permit a continuing request for transfers of lesser specified amounts automatically on a periodic basis. However, we reserve the right to restrict the frequency of or otherwise condition, terminate or impose charges (not to exceed $25 per transfer) upon transfers. We will count all transfers between and among the Subaccounts of the Variable Account and the Fixed Account as one transfer, if all the transfer requests are made at the same time as part of one request. We will execute the transfers and determine all values in connection with transfers as of the end of the Valuation Period in which we receive the transfer request. The amount of any positive or negative Market Value Adjustment associated with a transfer from a Guarantee Period of the Guarantee Periods Fixed Account, respectively, will be added to or deducted from the transferred amount.

If you complete and return the telephone transfer section of the application, transfers may be made pursuant to telephone instructions. We will honor telephone transfer instructions from any person who provides the correct identifying information. Fortis Benefits will not be responsible for, and you will bear the risk of loss from, oral instructions, including fraudulent instructions, which are reasonably believed to be genuine. We will employ reasonable procedures to confirm that telephone instructions are genuine, but if such procedures are not deemed reasonable, we may be liable for any losses due to unauthorized or fraudulent instructions. Our procedures are to verify address and social security number, tape record the telephone call, and provide written confirmation of the transaction. We may modify or terminate our telephone transfer procedures at any time. The number for telephone transfers is 1-800-827-5877.

Certain restrictions on very substantial investments in any one Subaccount are set forth under "Limitations on Allocations" in the Statement of Additional Information.

TOTAL AND PARTIAL SURRENDERS

TOTAL SURRENDERS. The Participant may surrender all of the Cash Surrender Value at any time during the life of the Annuitant and prior to the Annuity Commencement Date by a Written Request sent to Fortis Benefits' Home Office. We reserve the right to require that the Certificate be returned to us prior to making payment, although this will not affect our determination of the amount of the Cash Surrender Value. Cash Surrender Value is the Certificate Value at the end of the Valuation Period during which the Written Request for the total surrender is received by Fortis Benefits at its Home Office, plus or minus any applicable Market Value Adjustment. See "Market Value Adjustment."

The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to any total surrender. Surrenders from the Variable Account will generally be paid within seven days of the date of receipt by Fortis Benefits' Home Office of the Written Request. Postponement of payments may occur, however, in certain circumstances. See "Postponement of Payment."

The amount paid upon total surrender of the Cash Surrender Value (taking into account any prior partial surrenders) may be more or less than the total Net Purchase Payments made. After a surrender of the Cash Surrender Value or at any time the Certificate Value is zero, all rights of the Participant, Annuitant, or any other person will terminate.

PARTIAL SURRENDERS. At any time prior to the Annuity Commencement Date and during the lifetime of the Annuitant, the Participant may surrender a portion of the Fixed Account Value and/or the Variable Account Value by sending to Fortis Benefits' Home Office a Written Request. We will not accept a partial surrender request unless the net proceeds payable to you as a result of the request are at least $1,000. If the total Certificate Value in both the Variable Account and Fixed Account would be less than $1,000 after the partial surrender, Fortis Benefits will surrender the entire Cash Surrender Value under the Certificate.

In order for a request to be processed, the Participant must specify from which Subaccounts of the Variable Account or Guarantee Periods of the Fixed Account, if applicable, a partial surrender should be made.

We will surrender Accumulation Units from the Variable Account and/ or dollar amounts from the Fixed Account so that the total amount of the partial surrender equals the dollar amount of the partial surrender request. The amount payable to the Participant will be reduced by any applicable negative Market Value Adjustment, or increased by any positive Market Value Adjustment. The partial surrender will be effective at the end of the Valuation Period in which Fortis Benefits receives the Written Request for partial surrender at its Home Office. Payments will generally be made within seven days of the effective date of such request, although certain delays are permitted. See "Postponement of Payment."

The Internal Revenue Code provides that a penalty tax will be imposed on certain premature surrenders. For a discussion of this and other tax implications of total and partial surrenders, including withholding requirements, see "Federal Tax Matters." Also, under tax deferred annuity Certificates pursuant to Section 403(b) of the Internal Revenue Code, no distributions of voluntary salary reduction amounts will be permitted prior to one of the following events: attainment of age 59 1/2 by the employee or the employee's separation from service, death, disability or hardship. (Hardship distributions will be limited to the lesser of the amount of the hardship or the amount of salary reduction contributions, exclusive of earnings thereon.)

BENEFIT PAYABLE ON DEATH OF ANNUITANT OR PARTICIPANT

If the Annuitant or Participant dies prior to the Annuity Commencement Date, a death benefit will be paid to the Beneficiary. If more than one Annuitant has been named, the death benefit payable upon the death of an Annuitant will only be paid upon the death of the last survivor of the persons so named. The death benefit will equal the greater of:

(1) the sum of all Net Purchase Payments made less all prior surrenders and any applicable prior negative Market Value Adjustments (in the case of a Certificate having a Guarantee Periods Fixed Account), or

(2) the Certificate Value adjusted by any applicable Market Value Adjustment (in the case of a Certificate having a Guarantee Periods Fixed Account), as of the date used for valuing the death benefit.

The value of the death benefit is determined as of the end of the Valuation Period in which we receive, at our Home Office, proof of death and the written request as to the manner of payment. Upon receipt of these items, the death benefit generally will be paid within seven days. Under certain circumstances, payment of the death benefit may be postponed. See "Postponement of Payment." If we do not receive a Written Request for a settlement method, we will pay the death benefit in a single sum, based on values determined at that time.

The Beneficiary may (a) receive a single sum payment, which terminates the Certificate, or (b) select an annuity option. If the Beneficiary selects an annuity option, he or she will have all the rights and privileges of a payee under the Certificate. If the Beneficiary desires an Annuity option, the election should be made within 60 days of the date the death benefit becomes payable. Failure to make a timely election can result in unfavorable tax consequences. For further information, see "Federal Tax Matters."

We accept any of the following as proof of death: a copy of a certified death certificate; a copy of a certified decree of a court of competent jurisdiction as to the finding of death; or a written statement by a medical doctor who attended the deceased at the time of death.

If the Participant dies before the Annuitant and before the Annuity Commencement Date with respect to a Non-Qualified Certificate certain additional requirements are mandated by the Internal Revenue Code, which are discussed below under "Federal Tax Matters-- Required Distributions for Non-Qualified Certificates." It is imperative that Written Notice of the death of the Participant be promptly transmitted to Fortis Benefits at its Home Office, so that arrangements can be made for distribution of the entire interest in the Certificate to the Beneficiary in a manner that satisfies the Internal Revenue Code requirements. Failure to satisfy these requirements may result in the Certificate not being treated as an annuity contract for federal income tax purposes, which could have adverse tax consequences.

THE ANNUITY PERIOD

ANNUITY COMMENCEMENT DATE

The Participant may specify an Annuity Commencement Date in the application. The Annuity Commencement Date marks the beginning of the period during which an Annuitant or other payee designated by the Participant receives annuity payments under the Certificate. We reserve the right to not permit an Annuity Commencement Date which is on or after the Annuitant's 75th birthday.

Depending on the type of retirement arrangement involved, amounts that are distributed either too soon or too late may be subject to penalty taxes under the Internal Revenue Code. See "Federal Tax Matters." You should consider this carefully in selecting or changing an Annuity Commencement Date.

In order to advance or defer the Annuity Commencement Date, the Participant must submit a Written Request during the Annuitant's lifetime. The request must be received at our Home Office at least 30 days before the then-scheduled Annuity Commencement Date. The new Annuity Commencement Date must also be at least 30 days after the Written Request is received. There is no right to make any total or partial surrender during the Annuity Period.

COMMENCEMENT OF ANNUITY PAYMENTS

If the Certificate Value at the end of the Valuation Period which contains the Annuity Commencement Date is less than $1,000, we may pay the entire Certificate Value, without the imposition of any charges other than the premium tax charge, if applicable, in a single sum payment to the Annuitant or other payee chosen by the Participant and cancel the Certificate.

Otherwise, Fortis Benefits will apply (1) the Fixed Account Value to provide a Fixed Annuity Option and (2) the Variable Account Value in any Subaccount to provide a Variable Annuity Option using the same Subaccount, unless the Participant has notified us by Written Request to apply the Fixed Account Value and Variable Account Value in different proportions. Any such Written Request must be received by us at our Home Office at least 30 days before the Annuity Commencement Date.

Annuity payments under a Fixed or Variable Annuity Option will be made on a monthly basis to the Annuitant or other properly-designated payee, unless we agree to a different payment schedule. If more than one person is named as an Annuitant, the Participant may elect to name one of such persons to be the sole Annuitant as of the Annuity Commencement Date. We reserve the right to change the frequency of any annuity payment so that each payment will be at least $50 ($20 in Texas). There is no right to make any total or partial surrender during the Annuity Period.

The amount of each annuity payment will depend on the amount of Certificate Value applied to an annuity option, the form of annuity selected and the age of the Annuitant. Information concerning the relationship between the Annuitant's sex and the amount of annuity payments, including special requirements in connection with employee benefits plans, is set forth under "Calculations of Annuity

Payments"   in  the  Statement  of  Additional  Information.  The  Statement  of
Additional Information also contains detailed information about how the amount of each annuity payment is computed.

The dollar amount of any fixed annuity payments is specified during the entire period of annuity payments according to the provisions of the annuity form selected. The dollar amount of variable annuity payments varies during the annuity period based on changes in Annuity Unit Values for the Subaccounts that you choose to use in connection with your payments.

RELATIONSHIP BETWEEN SUBACCOUNT INVESTMENT PERFORMANCE AND AMOUNT OF VARIABLE ANNUITY PAYMENTS

If a Subaccount on which a variable annuity payment is based has an average effective net investment return higher than 3% per annum during the period between two such annuity payments, the Annuity Unit Value will increase, and the second payment will be higher than the first. Conversely, if the Subaccount's average effective net investment return over the period between the annuity payments is less than 3% per annum, the Annuity Unit Value will decrease, and the second payment will be lower than the first. "Net investment return," for this purpose, refers to the Subaccount's overall investment performance, net of the mortality and expense risk and administrative expense charges, which are assessed at a nominal aggregate annual rate of .45%. We guarantee that the amount of each variable annuity payment after the first payment will not be affected by variations in our mortality experience or our expenses.

TRANSFERS. During the Annuity Period, the person receiving annuity payments may make up to four transfers a year among Subaccounts. The current procedures for and conditions on these transfers are the same as described above under "Allocation of Purchase Payments and Certificate Value Transfers." Transfers from a Fixed Annuity Option are not permitted during the Annuity Period.

ANNUITY FORMS

The Participant may select an annuity form or change a previous selection by Written Request, which must be received by us at least 30 days before the Annuity Commencement Date. One annuity form may be selected, although as discussed above, payments under that form may be received on a combination fixed and variable basis. If no annuity form selection is in effect on the Annuity Commencement Date, in most cases we automatically apply Option B (described below), with payments guaranteed for 10 years. If the Certificate is issued under certain retirement plans, however, federal pension law may require that payments be made pursuant to Option D (described below), unless otherwise elected. Tax laws and regulations may impose further restrictions to assure that the primary purpose of the plan is distribution of the accumulated funds to the employee.

The following options are available for fixed annuity payments and for variable annuity payments.

OPTION A, LIFE ANNUITY. Payments are made as of the first Valuation Date of each monthly period during the Annuitant's life, starting with the Annuity Commencement Date. No payments will be made after the Annuitant dies. It is possible for the payee to receive only one payment under this option, if the Annuitant dies before the second payment is due.

OPTION B, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS TO 20 YEARS. Payments are made as of the first Valuation Date of each monthly period starting on the Annuity Commencement Date. Payments will continue as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will continue installments of the guaranteed payments to the Beneficiary.

OPTION C, JOINT AND FULL SURVIVOR ANNUITY. Payments are made as of the first Valuation Date of each monthly period starting with the Annuity Commencement Date. Payments will continue as long as either the Annuitant or the joint Annuitant is alive. Payments will stop when both the Annuitant and the joint Annuitant have died. It is possible for the payee or payees under this option to receive only one payment, if both Annuitants die before the second payment is due.

OPTION D, JOINT AND ONE-HALF CONTINGENT SURVIVOR ANNUITY. Payments are made as of the first Valuation Date of each monthly period starting with the Annuity Commencement Date. Payments will continue as long as either the Annuitant or the joint Annuitant is alive. If the Annuitant dies first, payments will continue to the joint Annuitant at one-half the original amount. If the joint Annuitant dies first, payments will continue to the Annuitant at the original full amount. Payments will stop when both the Annuitant and the joint Annuitant have died. It is possible for the payee or payees under this option to receive only one payment if both Annuitants die before the second payment is due.

We also have other annuity forms available and information about them can be obtained from your sales representative or by calling or writing to our Home Office.

DEATH OF ANNUITANT OR OTHER PAYEE

Under most annuity forms offered by Fortis Benefits, the amounts, if any, payable on the death of the Annuitant during the Annuity Period are the continuation of annuity payments for any remaining guarantee period or for the life of any joint Annuitant. In all such cases, the person entitled to receive payments also receives any rights and privileges under the annuity form in effect.

Additional rules applicable to such distributions under Non-Qualified Certificates are described under "Federal Tax Matters--Required Distributions for Non-Qualified Certificates." Though the rules there described do not apply to Certificates issued in connection with qualified plans, similar rules apply to the plans themselves.

CHARGES AND DEDUCTIONS

PREMIUM TAXES

The states of South Dakota and Wyoming impose a premium tax upon the receipt of a purchase payment. In these states, and in any other state or jurisdiction where premium taxes or similar assessments are imposed upon the receipt of purchase payments, Fortis Benefits will pay such taxes on behalf of the Participant and then deduct a charge for these amounts from the Certificate Value upon the surrender, death of annuitant or Participant, or annuitization of the Certificate. In jurisdictions where premium taxes or similar assessments are imposed at the time annuity payments begin, Fortis Benefits will deduct a charge for such amounts from the Certificate Value at that time. In such jurisdictions, the charge will be deducted on a pro-rata basis from the then-current Fixed Account Value and, by redemption of Accumulation Units, the then-current Variable Account Value in each Subaccount. Similarly, Fortis Benefits may deduct premium taxes from Certificate Value when no deduction was made from purchase payments, but is subsequently determined to be due. Conversely, Fortis Benefits will credit to the Certificate Value the amount of any deductions for premium taxes or similar assessments that are subsequently determined not to be owed.

Applicable premium tax rates depend upon the Participant's then-current place of residence. Applicable rates are subject to change by legislation, administrative interpretations or judicial acts.

CHARGES AGAINST THE VARIABLE ACCOUNT

MORTALITY AND EXPENSE RISK CHARGE. We will assess each Subaccount of the Variable Account with a daily charge for mortality and expense risk at a nominal annual rate of .45% of the average daily net assets of the Variable Account (consisting of approximately .30% for mortality risk and approximately .15% for expense risk). This charge is assessed during both the Accumulation Period and the Annuity Period. We guarantee not to increase this charge for the duration of the Certificate.

The mortality risk borne by Fortis Benefits arises from its obligation to make annuity payments (determined in accordance with the annuity tables and other provisions contained in the Certificate) for the full life of all Annuitants regardless of how long all Annuitants or any individual Annuitant might live. In addition, Fortis Benefits bears a mortality risk in that it guarantees to pay a death benefit upon the death of an Annuitant or Participant prior to the Annuity Commencement Date.

The  expense risk  assumed is that  actual expenses incurred  in connection with
issuing  and  administering   the  Certificate   will  exceed   the  limits   on
administrative charges set in the Certificate.

If the administrative charges and the mortality and expense risk charge are insufficient to cover the expenses and costs assumed, the loss will be borne by the Company. Conversely, if the amount deducted proves more than sufficient, the excess will be profit to the Company. The Company expects a profit from the mortality and expense risk charge.

ANNUAL ADMINISTRATIVE CHARGE

A $30 annual administrative charge is deducted each Certificate year from the Certificate Value on each anniversary of the Certificate Issue Date. (This charge will be lower to the extent legally required in some states.) This charge is to help cover administrative costs such as those incurred in issuing Certificates, establishing and maintaining the records relating to Certificates, making regulatory filings and furnishing confirmation notices, voting materials and other communications, providing computer, actuarial and accounting services, and processing Certificate transactions. We do not anticipate any profit from this charge. This charge will initially be waived during the Annuity Period, although Fortis Benefits reserves the right to reinstitute it at any time.

The annual administrative charge will be deducted by redemption of Accumulation Units from each Subaccount of the Variable Account and from the Fixed Account in the same proportion as the then-current Certificate Value is then allocated among those alternatives pursuant to the Certificate. If the Certificate is totally surrendered, the full annual administrative charge will be deducted at the time of surrender.

TAX CHARGE

We currently impose no charge for taxes payable by us in connection with the Certificate, other than for premium taxes and similar assessments when applicable. We reserve the right to impose a charge for any other taxes that may become payable by us in the future in connection with the Certificates or the Separate Account.

MISCELLANEOUS

Because the Variable Account invests in shares of the Portfolios, the net assets of the Variable Account will reflect the investment advisory fees and certain other expenses incurred by the Portfolios that are described in their prospectuses.

GENERAL PROVISIONS

THE CERTIFICATES

The Certificate, copies of any applications, amendments, riders, or endorsements attached to the Certificate and copies of any supplemental applications, amendments, endorsements, or revised Certificate pages which are mailed to you are the entire Certificate. Only an officer of Fortis Benefits can agree to change or waive any provisions of a Certificate. Any change or waiver must be in writing and signed by an officer of Fortis Benefits. The Certificates are non-participating and do not share in dividends or earnings of Fortis Benefits.

POSTPONEMENT OF PAYMENT

Fortis Benefits may defer for up to 15 days the payment of any amount attributable to a purchase payment made by check to allow the check reasonable time to clear. For a description of other circumstances in which amounts payable out of Variable Account assets could be deferred, see "Postponement of Payments" in the Statement of Additional Information. Fortis Benefits may also defer payment of surrender proceeds payable out of the Fixed Account for a period of up to 6 months.

MISSTATEMENT OF AGE OR SEX AND OTHER ERRORS

If the age or sex of the Annuitant has been misstated, any amount payable will be that which the purchase payments paid would have purchased at the correct age and sex. If we have made any overpayments because of incorrect information about age or sex, or any other miscalculation, Fortis Benefits will deduct the overpayment from the next payment or payments due. We add underpayments to the next payment. The amount of any adjustment will be credited or charged with interest at the effective annual rate of 3% per year.

ASSIGNMENT

Rights and interests under a Qualified Certificate may be assigned only in certain narrow circumstances referred to in the Certificate. Participants and other payees may assign their rights and interests under Non-Qualified Certificates, including their ownership rights.

We take no responsibility for the validity of any assignment. A change in ownership rights must be made in writing and a copy must be sent to Fortis Benefits' Home Office. The change will be effective on the date it was made, although we are not bound by a change until the date we record it.

The rights under a Certificate are subject to any assignment of record at the Home Office of Fortis Benefits. An assignment or pledge of a Certificate may have adverse tax consequences. See below under "Federal Tax Matters."

BENEFICIARY

Before the Annuity Commencement Date and while the Annuitant is living, the Participant may name or change a beneficiary or a contingent beneficiary by sending a Written Request of the change to Fortis Benefits. Under certain retirement programs, however, spousal consent may be required to name or change a beneficiary, and the right to name a beneficiary other than the spouse may be subject to applicable tax laws and regulations. We are not responsible for the validity of any change. A change will take effect as of the date it is signed but will not affect any payments we make or action we take before receiving the Written Request. We also need the consent of any irrevocably named person before making a requested change.

In the event of the death of a Participant or Annuitant prior to the Annuity Commencement date the Beneficiary will be determined as follows:

    - If there is any surviving Participant, the surviving Participant will be the Beneficiary (this overrides any other beneficiary designation).

    - If there is no surviving Participant, the Beneficiary will be the beneficiary designated by the Participant.

    - If there is no surviving Participant and no surviving beneficiary who has been designated by the Participant, then the estate of the last surviving Participant will be the Beneficiary.

REPORTS

We will mail to the Participant (or to the person receiving payments during the annuity period), at the last known address of record, any reports and communications required by any applicable law or regulation. You should therefore give us prompt written notice of any address change. This will include annual audited financial statements of the Portfolios, but not necessarily of the Variable Account or Fortis Benefits.

RIGHTS RESERVED BY FORTIS BENEFITS

Fortis Benefits reserves the right to make certain changes if, in its judgment, they would best serve the interests of Participants and Annuitants or would be appropriate in carrying out the purposes of the Certificates. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, Fortis Benefits will obtain your approval of the changes and approval from any appropriate regulatory authority. Such approval may not be required in all cases, however. Examples of the changes Fortis Benefits may make include:

    - To operate the Variable Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

    - To transfer any assets in any Subaccount to another Subaccount, or to one or more separate accounts, or to the Fixed Account; or to add, combine or remove Subaccounts in the Variable Account.

    - To substitute, for the Portfolio shares held in any Subaccount, the shares of another Portfolio or the shares of another investment company or any other investment permitted by law.

    - To make any changes required by the Internal Revenue Code or by any other applicable law in order to continue treatment of the Certificate as an annuity.

    - To change the time or time of day at which a Valuation Date is deemed to have ended.

    - To make any other necessary technical changes in the Certificate in order to conform with any action the above provisions permit Fortis Benefits to take, including to change the way Fortis Benefits assesses charges, but without increasing as to any then outstanding Certificate the aggregate amount of the types of charges which Fortis Benefits has guaranteed.

DISTRIBUTION


The Certificates will be sold by individuals who, in addition to being licensed by state insurance authorities to sell the Certificates of Fortis Benefits, are also registered representatives of Jack White & Company, an unaffiliated broker-dealer. The selling activities of Jack White & Company are by means of a dealer agreement with Fortis Investors, Inc., the principal underwriter of the Certificates. Fortis Investors and Jack White & Company are registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as broker-dealers and are members of the National Association of Securities Dealers, Inc.



As compensation for distributing the Certificates, Fortis Benefits pays Fortis Investors, who in turn pays Jack White & Company, a fee not in excess of .40% per annum of the average daily Certificate Value of the Certificates sold by it.


Fortis Benefits did not pay any amount to Fortis Investors in 1995 associated with distribution of the Certificates since no Certificates were sold in 1995 and prior years. In the distribution agreement, Fortis Benefits has agreed to indemnify Fortis Investors (and its agents, employees, and controlling persons) for certain damages and expenses, including those arising under federal securities laws.


See Note 13 to the Notes to Fortis Benefits' Financial Statements as to amounts it has paid to Fortis, Inc. for various services.



Fortis Investors is an indirect subsidiary of Fortis AMEV and Fortis AG and is therefore under common control with Fortis Benefits. Fortis Investors' principal business address is the same as that of our Home Office. Fortis Investors is not obligated to sell any specific amount of interests under the Certificates. $75,000,000 of interests in the Guarantee Periods Fixed Account and an indefinite amount of interests in the Variable Account have been registered with the Securities and Exchange Commission.

FEDERAL TAX MATTERS

The following description is a general summary of the tax rules, primarily related to federal income taxes, which in the opinion of Fortis Benefits are currently in effect. These rules are based on laws, regulations and interpretations which are subject to change at any time. This summary is not comprehensive and is not intended as tax advice. Federal estate and gift tax considerations, as well as state and local taxes, may also be material. You should consult a qualified tax adviser as to the tax implications of taking any action under a Certificate or related retirement plan.

NON-QUALIFIED CERTIFICATES

Section 72 of the Internal Revenue Code ("Code") governs the taxation of annuities in general. Purchase payments made under Non-Qualified Certificates are not excludible or deductible from the gross income of the Participant or any other person. However, any increase in the accumulated value of a Non-Qualified Certificate resulting from the investment performance of the Variable Account or interest credited to the Fixed Account is generally not taxable to the Participant or other payee until received by him or her, as surrender proceeds, death benefit proceeds, or otherwise. The exception to this rule is that, generally, Participants who are not natural persons are taxed annually on any increase in the Certificate Value. However, this exception does not apply in all cases, and you may wish to discuss this with your tax adviser.

The following discussion applies generally to Certificates owned by natural persons.

In general, surrenders or partial withdrawals under Certificates are taxed as ordinary income to the extent of the accumulated income or gain under the Certificate. If a Participant assigns or pledges any part of the value of a Certificate, the value so pledged or assigned is taxed to the Participant as ordinary income to the same extent as a partial withdrawal.

With respect to annuity payment options, although the tax consequences may vary depending on the option elected under the Certificate, until the investment in the Certificate is recovered, generally only the portion of the annuity payment that represents the amount by which the Certificate Value exceeds the
"investment   in  the  Certificate"  will  be  taxed.  In  general,  a  person's
"investment in the Certificate" is the aggregate amount of purchase payments made by him or her. After an Annuitant's or other payee's "investment in the Certificate" is recovered, the full amount of any additional annuity payments is taxable. For variable annuity payments, in general, the taxable portion of each annuity payment (prior to recovery of the "investment in the Certificate") is determined by a formula which establishes the specific dollar amount of each annuity payment that is not taxed. This dollar amount is determined by dividing the "investment in the Certificate" by the total number of expected annuity payments. For fixed annuity payments, in general, prior to recovery of the "investment in the Certificate," there is no tax on the amount of each payment which bears the same ratio to that payment as the "investment in the Certificate" bears to the total expected value of the annuity payments for the term of the payments. However, the remainder of each annuity payment is taxable. The taxable portion of a distribution (in the form of an annuity or a single sum payment) is taxed as ordinary income.

For purposes of determining the amount of taxable income resulting from distributions, all Certificates and other annuity contracts issued by us or our affiliates to the Participant within the same calendar year will be treated as if they were a single Certificate.

There is a 10% penalty under the Code on the taxable portion of a "premature distribution." Generally, an amount is a "premature distribution" unless the distribution is (1) made on or after the Participant or other payee reaches age 59 1/2, (2) made to a Beneficiary on or after death of the Participant, (3) made upon the disability of the Participant or other payee, or (4) part of a series of substantially equal annuity payments for the life or life expectancy of the Participant or the Participant and Beneficiary. Premature distributions may result, for example, from an early Annuity Commencement Date, an early surrender, partial surrender or assignment of a Certificate or the early death of an Annuitant who is not also the Participant or other person receiving annuity payments under the Certificate.

A transfer of ownership of a Certificate, or designation of an Annuitant or other payee who is not also the Participant, may result in certain income or gift tax consequences to the Participant that are beyond the scope of this discussion. A Participant contemplating any transfer or assignment of a Certificate should contact a competent tax adviser with respect to the potential tax effects of such transaction.

REQUIRED DISTRIBUTIONS FOR NON-QUALIFIED CERTIFICATES

In order that a Non-Qualified Certificate be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Code requires (a) if any person receiving annuity payments dies on or after the Annuity Commencement Date but prior to the time the entire interest in the Certificate has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the person's death; and (b) if any Participant dies prior to the Annuity Commencement Date, the entire interest in the Certificate will be distributed
(1) within five years after the date of that person's death or (2) as annuity payments which will begin within one year of that Participant's death and which will be made over the life of the Participant's designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary. However, if the Participant's designated Beneficiary is the surviving spouse of the Participant, the Certificate may be continued with the surviving spouse deemed to be the new Participant. Where the Participant or other person receiving payments is not a natural person, the required distributions provided by Section 72(A) apply upon the death of the primary Annuitant.

No regulations interpreting the requirements of Section 72(s) have yet been issued (although proposed regulations have been issued interpreting similar requirements for qualified plans). Fortis Benefits intends to review and modify the Certificate if necessary to ensure that it complies with the requirements of
Section 72(s) when clarified by regulation or otherwise.

Generally, unless the Beneficiary elects otherwise, the above requirements will be satisfied where the death occurs prior to the Annuity Commencement Date by paying the death benefit in a single sum, subject to proof of the Participant's death. The Beneficiary, however, may elect by Written Request to receive an annuity option instead of a lump sum payment. However, if the election is not made within 60 days of the date the single sum death benefit otherwise becomes payable, particularly where the annuitant dies and the annuitant is not the Participant, the IRS may disregard the election for tax purposes and tax the Beneficiary as if a single sum payment had been made.

QUALIFIED CERTIFICATES

The Certificates may be used with several types of tax-qualified plans. The tax rules applicable to Participants, Annuitants and other payees vary according to the type of plan and the terms and conditions of the plan itself. In general, purchase payments made under a retirement program recognized under the Code on behalf of an individual are excludable from the individual's gross income for tax purposes during the Accumulation Period. The portion, if any, of any purchase payment made by or on behalf of an individual under a Certificate that is not excluded from the individual's gross income for tax purposes during the Accumulation Period constitutes the individual's "investment in the Certificate." Aggregate deferrals under all plans at the employee's option may be subject to limitations.

When annuity payments begin, the individual will receive back his or her "investment in the Certificate" if any, as a tax-free return of capital. The dollar amount of annuity payments received in any year in excess of such return is taxable as ordinary income. When payments are received as an annuity, the tax-free return of capital is treated as if received ratably over the entire period of the annuity until fully recovered (as described above with respect to Non-Qualified Certificates).

The Certificates are available in connection with the following types of retirement plans: Section 403(b) annuity plans for employees of certain tax-exempt organizations and public educational institutions; Section 401 or 403(a) qualified pension, profit-sharing or annuity plans; individual retirement annuities ("IRAs") under Section 408(b); simplified employee pension plans ("SEPs") under Section 408(k); Section 457 unfunded deferred compensation plans of public employers and tax-exempt organizations' and private employer unfunded deferred compensation plans. The tax implications of these plans are further discussed in the Statement of Additional Information under the heading "Taxation Under Certain Retirement Plans."

WITHHOLDING

Annuity payments and other amounts received under Certificates are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld will vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Notwithstanding the recipient's election, withholding may be required with respect to certain payments to be delivered outside the United States and with respect to certain distributions from certain types of qualified retirement plans, unless the proceeds are transferred directly from the qualified plan to another qualified retirement plan. Moreover, special "backup withholding" rules may require Fortis Benefits to disregard the recipient's election if the recipient fails to supply Fortis Benefits with a "TIN" or taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies Fortis Benefits that the TIN provided by the recipient is incorrect.

PORTFOLIO DIVERSIFICATION

The United States Treasury Department has adopted regulations under Section 817(h) of the Code which set standards of diversification for the investments underlying the Certificates, in order for the Certificates to be treated as annuities. Fortis Benefits believes that these diversification standards will be satisfied. Failure to do so would result in immediate taxation to Participants or persons receiving annuity payments of all returns credited to Certificates, except in the case of certain Qualified Certificates. Also, current regulations do not provide guidance as to any circumstances in which control over allocation of values among different investment alternatives may cause Participants or persons receiving annuity payments to be treated as the owners of Variable Account assets for tax purposes. Fortis Benefits reserves the right to amend the Certificates in any way necessary to avoid any such result. The Treasury
Department may establish standards in this regard through regulations or rulings. Such standards may apply only prospectively, although retroactive application is possible if such standards were considered not to embody a new position.

CERTAIN EXCHANGES

Section 1035 of the Code provides generally that no gain or loss will be recognized under the exchange of a life insurance or annuity contract for an annuity contract. Thus, a properly completed exchange from one of these types of products into a Certificate pursuant to the special annuity contract exchange form we provide for this purpose is not generally a taxable event under the Code, and your investment in the Certificate will be the same as your investment in the product you exchanged out of.

Because of the complexity of these and other tax aspects in connection with an exchange, you should consult a tax adviser before making any exchange.

TAX LAW RESTRICTIONS AFFECTING SECTION 403(B) PLANS

Section 403(b)(12) of the Internal Revenue Code restricts the distribution under
Section 403(b) annuity contracts of:

(1) elective contributions made for years beginning after December 31, 1988;

(2) earnings on those contributions; and

(3) earnings on amounts held as of December 31, 1988.

Distribution of these amounts may only occur upon death of the employee, attainment of age 59 1/2, separation from service, disability, or financial hardship. In addition, income attributable to elective contributions made after December 31, 1988 may not be distributed in the case of hardship.

FURTHER INFORMATION ABOUT FORTIS BENEFITS

GENERAL

Fortis Benefits is engaged in the offer and sale of insurance products, including fixed and variable life insurance policies, fixed and variable annuity contracts, and group life, accident and health insurance policies. The Company markets its products to small business and individuals through a national network of independent agents, brokers, and financial institutions.

SELECTED FINANCIAL DATA

The following is a summary of certain financial data of Fortis Benefits. This summary has been derived in part from, and should be read in conjunction with, the financial statements of Fortis Benefits included elsewhere in this Prospectus.

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                          -------------------------   -----------------------------------------------------
                                            1995**        1994**        1994**        1993**        1992**        1991**
                                          -----------   -----------   -----------   -----------   -----------   -----------
                                                 (UNAUDITED)                             (IN THOUSANDS)
INCOME STATEMENT DATA
  Premiums and policy fees..............  $   901,230   $   756,228   $ 1,022,446   $   955,053   $   967,111   $   439,348
  Net investment income.................      147,311       117,506       162,514       153,657       156,431        89,638
  Realized investment gains (losses)....       40,679        (8,047)      (28,815)       73,623        37,928         5,234
  Other income..........................       27,575        26,218        35,958        27,100        26,176         6,668
                                          -----------   -----------   -----------   -----------   -----------   -----------
    TOTAL REVENUES......................    1,116,795       891,905     1,192,103     1,209,433     1,187,646       540,888
  Total benefits and expenses...........    1,047,423       862,496     1,157,651     1,100,199     1,111,530       505,650
  Income tax expense....................       23,584         7,392        11,595        31,090        25,660        12,776
                                          -----------   -----------   -----------   -----------   -----------   -----------
  Income before cumulative effect of
   accounting changes*..................       45,788        22,017        22,857        78,144        50,456        22,462
    NET INCOME..........................  $    45,788   $    22,017   $    22,857   $    81,707   $    50,456   $    22,462
                                          -----------   -----------   -----------   -----------   -----------   -----------
                                          -----------   -----------   -----------   -----------   -----------   -----------
BALANCE SHEET DATA
  Total assets***.......................  $ 4,943,088   $ 3,979,903   $ 4,043,914   $ 3,584,139   $ 2,867,999   $ 2,409,881
  Total liabilities.....................    4,329,129     3,514,101     3,569,717     3,052,231     2,460,445     2,056,255
  Total shareholder's equity***.........      613,959       465,802       474,197       531,908       407,554       353,626


                                             1990
                                          -----------

INCOME STATEMENT DATA
  Premiums and policy fees..............  $   269,374
  Net investment income.................       66,540
  Realized investment gains (losses)....       (3,827)
  Other income..........................        1,813
                                          -----------
    TOTAL REVENUES......................      333,900
  Total benefits and expenses...........      314,451
  Income tax expense....................        9,665
                                          -----------
  Income before cumulative effect of
   accounting changes*..................        9,784
    NET INCOME..........................  $     9,784
                                          -----------
                                          -----------
BALANCE SHEET DATA
  Total assets***.......................  $   922,858
  Total liabilities.....................      810,580
  Total shareholder's equity***.........      112,278


------------------------
  * Prior-year data has not been restated for the adoption of Statements 109 and 106 in 1993 (See Note 2 of the financial statements).
 ** Includes  the group  life and health  business acquired  from Mutual Benefit
    Life Insurance in 1991 (See Note 3 of the financial statements).

*** The nine  months ended  September 30,  1995  and 1994  and the  years  ended
    December 31, 1994 and 1993, reflect the impact of the adoption of Statement 115 (See Note 1 of the financial statements).


MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS 1994 COMPARED TO 1993

FINANCIAL CONDITION

Total assets rose to $4.0 billion from $3.6 billion in 1993. The increase was due in a large part to the increase in the separate account assets from $975 million in 1993 to $1,213 million in 1994. Invested assets, excluding Separate Accounts, increased from $2.3 billion at December 31, 1993 to $2.4 billion at December 31, 1994. Fortis Benefits invests primarily in government and other high-quality marketable fixed income securities with the objective of providing reasonable returns while limiting liquidity and credit risk.

During 1994, the Company's mortgage loans on real estate increased nearly $100 million to $450 million. The Company has a high quality portfolio which has experienced delinquency rates lower than the industry average. Mortgage loans now represent approximately 19% of the Company's invested assets.

Policy reserves and liabilities increased from $3.0 billion at December 31, 1993 to $3.6 billion at December 31, 1994. Aggregate reserves for life insurance and annuity contracts increased $200 million from $1.1 billion at December 31, 1993 to $1.3 billion at December 31, 1994. This increase in life reserves is the result of continued strong sales of the Company's deferred income annuities and accumulation in value of its interest sensitive products.

Reserves and claim liabilities for accident and health policies increased by $47 million to nearly $800 million at December 31, 1994. This increase reflects growth in the number of claims and increased liability costs for existing disabilitants as reflected in the Company's disability reserves. Medical reserves grew more slowly primarily due improved experience in its fully insured line while overall reserves increased due to volume growth.

Separate Account liabilities increased from $970 million at December 31, 1993 to $1.2 billion at December 31, 1994. This increase is the result of new sales of the Company's variable life and annuity products during 1994.

RESULTS OF OPERATIONS

Total revenues were $1.2 billion in 1994. Deteriorating investment market conditions in 1994 resulting from higher interest rates increased the Company's investment income $9 million to $163 million while generating capital losses on securities sold of $29 million. Realized capital gains were $74 million in 1993.

Premiums and policy charges increased by $67 million to $1,022 million in 1994. Traditional and group life insurance premiums increased by 11% during 1994 to $208 million. The Company has experienced strong sales of life products due to competitive pricing and marketing emphasis.

Interest   sensitive  and  investment  product  policy  charges,  which  consist primarily of cost of insurance charges on interest sensitive insurance policies, increased 31% to $38 million in 1994 due to continued growth in these products.

Disability insurance accounted for approximately 20% of the Company's group insurance revenues. The Company is one of the leading writers of group disability coverages in the United States. This market has been intensely competitive. The Company's strategy has been to emphasize its claim management activities and refine its pricing to better reflect the risks of various industries and occupations.

Medical premium growth has slowed over the past several years. The Company's response has been to heavily emphasize its managed care products and focus on the sale of partially self-funded coverages to larger employers. Accident and health premiums increased in 1994 to $777 million from $738 million in 1993 as a result of more aggressive pricing aided by less uncertainty in the market place.

Benefits and expenses increased by $58 million in 1994 to $1,158 million. Traditional life, interest sensitive and investment products' claims and benefits increased by $20 million to $217 million in 1994 reflecting increased inforce group coverages and inforce block of interest sensitive and investment products.

Accident and health benefits increased to $620 million in 1994 from $598 million in 1993. The experience on the Company's medical products has improved in 1994 due to less uncertainty in the marketplace.

Amortization of deferred policy acquisition costs decreased slightly to $35 million in 1994 from $36 million in 1993. The majority of this, $23 million in 1994 and $24 million in 1993, is amortization relating to the block of business acquired from Mutual Benefit Life in 1991.

Insurance commissions, net of deferrals, increased to $86 million from $77 million in 1993. The Company deferred $52 million of commissions in 1994 compared to $44 million in 1993. This additional deferral resulted from an increase in sales of interest sensitive and investment products. General and administrative expenses increased 6% to $197 million in 1994 from $186 million in 1993 consistent with revenue growth from insurance operations.

Net income before Federal income tax expense totaled $34 million in 1994 compared to $109 million in 1993. Income exclusive of investment income and realized capital gains and losses improved by $19 million in 1994. Federal income taxes were $12 million in 1994 compared to $31 million in 1993. The decrease in taxes was due primarily to tax credits resulting from capital losses in 1994 versus tax expense related to capital gains in 1993.

1993 COMPARED TO 1992

Total revenues increased to $1,209 million in 1993 compared with $1,188 million in 1992.

Accident and health premiums decreased to $738 million in 1993 from $752 million in 1992. Growth of medical premiums has slowed over the past several years, reflecting heavy lapses and low sales due to the continuing uncertainty surrounding national healthcare reform. The company has attempted to cope with this situation by heavily emphasizing its managed care products and focusing on the sale of partially self-funded coverages to larger employers.

Disability insurance accounted for approximately 20% of the company's group insurance revenues. The company is one of the leading writers of group disability coverages in the United States. This market has been intensely competitive since many carriers view the disability market as an attractive alternative to medical insurance. The profitability of the business has been adversely impacted by the low interest environment and relatively high unemployment. The Company's strategy has been to emphasize its claim management activities and refine its pricing to better reflect the risks of various industries and occupations.

Traditional life insurance premiums decreased approximately 2% during 1993 to $188 million. Most of this decrease resulted from the termination of one large group insurance case. This was partially offset by strong sales of group life insurance throughout the year.

Interest   sensitive  and  investment  product  policy  charges,  which  consist primarily of cost of insurance administrative charges on these policies, were $28.8 million in 1993. This was a 22% increase from 1992. This increase was due to continued growth of these products.

Also contributing to increased revenues are capital gains of $73.6 million in 1993 compared to $37.9 million in 1992. The additional capital gains are the result of more favorable market conditions throughout 1993 as the Company maintained a normal level of investment activity.

Accident and health benefits increased slightly to $598 million in 1993 from $592 million in 1992. The experience on the Company's medical products has deteriorated slightly due to the uncertainty in the marketplace, but is consistent with management's expectations.

Traditional life insurance benefits decreased by $5 million to $146 million in 1993. This decrease reflects the terminated case mentioned above and generally improved mortality experience.

Interest sensitive and investment products benefits and claims increased to $50.9 million in 1993 from $46.5 million in 1992. This increase was due to a larger inforce block of interest sensitive and investment products in 1993 compared to 1992.

Amortization of deferred policy acquisition costs was down slightly to $36.5 million in 1993 from $37.0 million in 1992. The majority of this, $23.6 million in 1993 and $24.4 million in 1992, is amortization relating to the block of business acquired from Mutual Benefit Life in 1991.

Insurance commissions decreased to $76.8 million from $80.3 million in 1992 due primarily to lower accident and health and traditional life premiums. Total incurred commissions actually increased approximately 10% from 1992 to 1993; however, the Company deferred $44 million of these commissions in 1993 compared with $30 million in 1992. This additional deferral resulted from a 43% increase in sales of interest sensitive and investment products.

General and administrative expenses decreased to $186 million in 1993 from $199 million in 1992. This 7% decrease is due to continued expense reduction programs throughout the Company.

Net income before federal income tax expense totaled $109 million in 1993 compared with $76 million in 1992. Federal income taxes were $31.1 million in 1993 compared to $25.7 million in 1992. This increase was primarily due to additional income from operations. However, the effective tax rate actually decreased due to the favorable settlement of prior year's tax audit.

The Company also recognized the cumulative effect of implementing two new financial accounting standards: FASB Statement No. 109 "Accounting for Income Taxes" and FASB Statement No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions". The combined effect of adopting these two statements was to increase net income $3.6 million.

LIQUIDITY AND CAPITAL RESOURCES

The liquidity requirements of the company have been met by funds provided from operations and investment activity.

The primary uses of funds are to provide policy benefits and reserves, operating expenses, commissions, and to purchase new investments. The company expects its investments and operating activities to continue to generate sufficient funds for these purposes.

The National Association of Insurance Commissioners (NAIC) has implemented risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to the Company's actual total adjusted capital. The computation involves applying factors to various financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory intervention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. Based on current calculations of the risk-based capital standards, the Company's percentage to total adjusted capital is well in excess of ratios which would require regulatory attention.

Fortis Benefits has no long or short term debt. Less than 2% of the Company's assets consisted of non-investment grade bonds as of December 31, 1994 and the Company does not expect this percentage to increase significantly in future years. The company received additional contributed capital of $13 million in 1994 from its parent company. Total shareholder's equity was $474 million as of December 31, 1994 compared to $532 million as of December 31, 1993.

COMPETITION

Fortis Benefits seeks to compete primarily on the basis of customer service, product design, and, in the case of products funded through Series Fund, the investment results achieved by Fortis Advisers, Inc. Many other insurance companies compete with Fortis Benefits in each of its markets, including on the basis of price. Many of these companies, which include some of the largest and best known insurance companies, have considerably greater resources than Fortis Benefits. Best's Insurance Reports, Life-Health Edition, 1994 assigned Fortis Benefits one of its highest ratings, A+ (Superior), as of December 31, 1993, for financial position and operating performance.

Fortis Benefits has a rating of AA from Standard & Poor's. As defined by Standard & Poor's, insurers rated AA offer "excellent financial security."

These ratings represent such rating agency's independent opinion of Fortis Benefit's financial strength and ability to meet its policyholder obligations, but have no relevance to the performance or quality of the assets in the Variable Account.

REGULATION AND RESERVES

The Company is subject to regulation and supervision by the insurance departments of the states in which it is licensed to do business. This regulation covers a variety of areas, including benefit reserve requirements, adequacy of insurance company capital and surplus, various operational standards, and accounting and financial reporting procedures. Fortis Benefits' operations and accounts are subject to periodic examination by insurance regulatory authorities.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed up to prescribed limits for insurance contract losses, if covered, incurred by insolvent companies. The amount of any future assessments of Fortis Benefits under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal measures that may adversely affect the insurance business include health care reform, employee benefit regulation, controls on medicare costs and medical entitlement programs, tax law changes affecting the taxation of insurance companies or of insurance products, changes in the relative desirability of various personal investment vehicles, and removal of impediments on the entry of banking institutions into the business of insurance.

Pursuant to state insurance laws and regulations, Fortis Benefits is obligated to carry on its books, as liabilities, reserves to meet its obligations under outstanding insurance contracts. These reserves are based on assumptions about, among other things, future claims experience and investment returns. Neither the reserve requirements nor the other aspects of state insurance regulation provide absolute protection to holders of insurance contracts, including the Certificates, if Fortis Benefits were to incur claims or expenses at rates significantly higher than expected (due, for example, to acquired immune deficiency syndrome or other infectious diseases or catastrophes) or significant unexpected losses on its investments.

EMPLOYEES AND FACILITIES

Fortis Benefits has approximately 2,300 employees and considers its employee relations to be excellent; Fortis Benefits owns its Home Office building, consisting of 295,000 square feet in Woodbury, Minnesota. It also has administrative offices in Kansas City, Missouri. Fortis Benefits leases a portion of that building consisting of 297,000 square feet. In addition Fortis Benefits has several regional claims and sales offices throughout the United States. Fortis Benefits occupies approximately 100% of its home office and 70% of its administration building, which it expects will be adequate for its purposes for the foreseeable future.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth is information concerning the Company's directors and executive officers, to the extent responsible for its variable annuity operations, together with their business experience and principal occupations for the past five years:


OFFICER-DIRECTORS
Dean C. Kopperud, 43         President--Fortis  Financial Group;  also officer of  affiliated companies; before
Director since 1995          then Senior Vice President of Integrated Resources, Inc.
Robert Brian Pollock, 41     President and Chief Executive Officer; before then Senior Vice President--Life and
Director Since 1988          Disability.
Thomas Michael Keller, 48    President--Fortis Healthcare; before then Senior Vice President of Fortis, Inc.
Director since 1990

OTHER DIRECTORS
Allen Royal Freedman, 56     Chairman and Chief Executive Officer of Fortis, Inc.
Chairman of the Board since
1995
Henry Carroll Mackin, 54     Executive Vice President of Fortis, Inc.
Director Since 1990
Arie Aristide Fakkert, 52    Assistant General Manager of Fortis International N.V.
Director Since 1987

EXECUTIVE OFFICERS
Rhonda Schwartz, 31          Senior Vice President  and General Counsel--Life  and Investment Products;  before then Secretary and General Counsel of Fortis, Inc.; before then Norris, McLaughlin
                             & Marcus--attorneys.
Larry A. Medin, 46           Senior   Vice  President--Sales;   before  then   Senior  Vice  President--Western
                             Divisional Officer, Colonial Group, Inc.
Michael John Peninger, 41    Senior Vice President and Chief Financial Officer
Jon H. Nicholson, 46         Vice President--Annuities.
Anthony J. Rotondi, 50       Senior Vice President--Life Operations.


Fortis Benefits' officers serve at the pleasure of the board of directors, and members of the board serve without compensation (except for expenses of attending board meetings), until their successors are duly elected and qualified.

Mr. Freedman is a director of Systems and Computer Technology Corporation. Mr. Freedman is also a director of the following registered investment companies:
Fortis Equity Portfolios, Inc.; Fortis Growth Fund, Inc.; Fortis Fiduciary Fund, Inc., Fortis Income Portfolios, Inc.; Fortis Securities, Inc.; Fortis Tax-Free Portfolios, Inc.; Fortis Money Portfolios, Inc.; Fortis Advantage Portfolios, Inc.; Fortis World Wide Portfolios, Inc.; Fortis Series Fund, Inc.; Special Portfolios, Inc.

EXECUTIVE COMPENSATION

Set forth below is certain information concerning the compensation of the executive officers of Fortis Benefits.

--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

                                                                    ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                                          ---------------------------------------  ----------------------------
                                                                                  OTHER ANNUAL        LTIP         ALL OTHER
         NAME AND PRINCIPAL POSITION             YEAR      SALARY      BONUS      COMPENSATION       PAYOUTS    COMPENSATION (1)
---------------------------------------------  ---------  ---------  ---------  -----------------  -----------  ---------------
Robert B. Pollock                                   1994  $ 200,000  $  84,000      $       0       $       0      $  14,150
President and Chief Executive Officer               1993    140,908     60,000              0          40,907         11,328
                                                    1992    139,250     46,800              0          39,243         11,057
-------------------------------------------------------------------------------------------------------------------------------
James R. Faust                                      1994    200,000     37,150              0          51,236         12,346
Executive Vice President--                          1993    189,785    102,100              0               0         14,150
Marketing and Sales                                 1992    190,423     54,100              0               0         13,732
-------------------------------------------------------------------------------------------------------------------------------
Anthony J. Rotondi                                  1994    150,000     54,375               0              0          12,866
Sr. Vice President--Life Insurance Operations       1993    142,000     43,400               0              0          11,816
                                                    1992    140,500     54,941               0              0          11,790
-------------------------------------------------------------------------------------------------------------------------------
William D. Greiter                                  1994    144,000     36,750               0              0          10,834
Senior Vice President                               1993    138,000    105,570               0         61,063           8,994
                                                    1992     56,057     40,400               0         53,585           5,787
-------------------------------------------------------------------------------------------------------------------------------
Michael John Peninger                               1994    135,000     39,150               0              0          10,116
Senior Vice President and                           1993    125,487     33,594               0         25,708           8,994
Chief Financial Officer                             1992    110,846     33,500               0         22,045           8,661

------------------------
(1) This column includes contributions made by Fortis Benefits for the year for the benefit for the named individual to a defined contribution retirement plan.

LONG-TERM INCENTIVE PLAN AWARDS TABLE
(LONG-TERM INCENTIVE PLAN (1) AWARDS IN LAST FISCAL YEAR)

                                                                       PERFORMANCE OR       ESTIMATED FUTURE PAYOUTS UNDER
                                                      NUMBER OF      OTHER PERIOD UNTIL       NON-STOCK PRICE BASED PLANS
                                                   SHARES, UNITS OR     MATURATION OR     -----------------------------------
NAME                                                 OTHER RIGHTS          PAYOUT          THRESHOLD     TARGET     MAXIMUM
-------------------------------------------------  ----------------  -------------------  -----------  ----------  ----------
Robert B. Pollock................................      252 Units            3 years          0 Units    252 Units   756 Units
James R. Faust...................................      277 Units            3 years          0 Units    277 Units   831 Units
Anthony J. Rotondi...............................      286 Units            3 years          0 Units    286 Units   858 Units
William D. Greiter...............................      247 Units            3 years          0 Units    247 Units   741 Units
Michael John Peninger............................      133 Units            3 years          0 Units    133 Units   399 Units

------------------------
(1) Units shown in this table represent performance units granted pursuant to an Executive Incentive Compensation Plan in which officers and managers of Fortis Benefits participate. Awards are made pursuant to this plan based on the employee's position with Fortis Benefits and salary level and the extent to which the employee and Fortis Benefits meet certain performance objectives over 1- and 3-year periods. Employees may elect to defer awards payable to them under this plan.

As additional compensation to its employees and executive officers, Fortis Benefits has an Employees' Uniform Retirement Plan which generally provides an annual annuity benefit upon retirement at age 65 (or a reduced benefit upon early retirement) equal to: .9% of the employee's Average Annual compensation up to the employee's social security covered compensation, plus 1.3% of compensation above the social security covered compensation, multiplied by the employee's years of credited services. Estimated annual benefits upon retirement under the Employees' Uniform Retirement Plan for those individuals named in the tables set forth above, based on current compensation levels, are $26,226, $0, $45,745, $16,809 and $15,422, respectively.

In addition, Fortis Benefits provides an unfunded Supplemental Executive Retirement Plan for certain executives of Fortis Benefits. None of the named executives are currently covered by the Plan, but Mr. Pollock became eligible to participate in the Plan on January 1, 1995. Under the Supplemental Executive Retirement Plan, the annual benefit is calculated by subtracting the benefit payable under the Employees' Uniform Retirement Plan and the estimated Social Security benefit from the "Target Benefit." The "Target Benefit" is equal to 50% of Final Average Salary (average salary over the final 36 consecutive months of employment) reduced for less than 20 years of service at retirement. Upon retirement prior to age 65 and after attaining age 55 with 10 years of service, special early retirement rules apply. The salary used to calculate the Final Average Salary consists of regular compensation and the annual target incentive bonus of the participant.
The following table illustrates the COMBINED estimated life annuity benefit payable from the Employees' Uniform Retirement Plan and the Supplemental Executive Retirement Plan to employees with the specified Final Average Salary and years of service upon retirement.

PENSION PLAN TABLE*

                                                                                    YEARS OF SERVICE
                                                            ----------------------------------------------------------------
FINAL AVERAGE SALARY                                           10         15         20         25         30         35
----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
$200,000..................................................  $  36,548  $  61,548  $  86,548  $  86,548  $  86,548  $  86,548
 225,000..................................................     42,798     70,923     99,048     99,048     99,048     99,048
 250,000..................................................     49,048     80,298    111,548    111,548    111,548    111,548
 275,000..................................................     55,298     89,673    124,048    124,048    124,048    124,048
 300,000..................................................     61,548     99,048    136,548    136,548    136,548    136,548
 325,000..................................................     67,798    108,423    149,048    149,048    149,048    149,048
 350,000..................................................     74,048    117,798    161,548    161,548    161,548    161,548

------------------------
*The information  above  includes benefits  paid  under the  Employees'  Uniform
 Retirement Plan and the Supplemental Executive Retirement Plan for executive officers who participate in the Supplemental Retirement Plan, but excludes social security benefits.

OWNERSHIP OF SECURITIES

All of Fortis Benefits' outstanding shares are owned by Time Insurance Company, 515 West Wells, Milwaukee, Wisc. 53201, which is itself wholly owned by Fortis, Inc., One World Trade Center, Suite 5001, New York, N.Y. 10048. Fortis, Inc., in turn is wholly owned by Fortis International, Inc., which is wholly owned by AMEV/VSB 1990 N.V., both of which share the same address with N.V. AMEV., Archimedeslaan 10, 3584 BA, Utrecht, The Netherlands. AMEV/VSB 1990 N.V. is 50% owned by Fortis AMEV and 50% owned, through certain subsidiaries, by Fortis AG, Boulevard Emile Jacqmain 53, 1000 Brussels, Belgium.

VOTING PRIVILEGES

In accordance with its view of current applicable law, Fortis Benefits will vote shares of each of the Portfolios which are attributable to a Certificate at regular and special meetings of the shareholders of Series Fund in proportion to instructions received from the persons having the voting interest in the Certificate as of the record date for the corresponding Series Fund shareholders meeting. Participants have the voting interest during the Accumulation Period, persons receiving annuity payments during the Annuity Period, and Beneficiaries after the death of the Annuitant or Participant. However, if the Investment Company Act of 1940 or any rules thereunder should be amended or if the present interpretation thereof should change, and as a result Fortis Benefits determines that it is permitted to vote shares of the Portfolios in its own right, it may elect to do so.

During the Accumulation Period, the number of shares of a Portfolio attributable to a Certificate is determined by dividing the amount of Certificate Value in the corresponding Subaccount pursuant to the Certificate as of the record date for the shareholders meeting by the net asset value of one Portfolio share as of that date. During the Annuity Period, or after the death of the Annuitant or Participant, the number of Portfolio shares deemed attributable to the Certificate will be computed in a comparable manner, based on the liability for future variable annuity payments allocable to that Subaccount under the Certificate as of the record date. Such liability for future payments will be calculated on the basis of the mortality assumptions and the assumed interest rate used in determining the number of Annuity Units credited to the Certificate and the applicable Annuity Unit value on the record date. During the Annuity Period, the number of votes attributable to a Certificate will generally decrease since funds set aside to make the annuity payments will decrease.

Fortis Benefits will vote shares for which it has received no timely instructions, and any shares attributable to excess amounts Fortis Benefits has accumulated in the related Subaccount, in proportion to the voting instructions which it receives with respect to all Certificates and other variable annuity contracts participating in a Portfolio. To the extent that Fortis Benefits or any affiliated company holds any shares of a Portfolio, they will be voted in the same proportion as instructions for that Portfolio that are received from persons holding the voting interest with respect to all Fortis Benefits separate accounts participating in that Portfolio. Shares held by separate accounts other than the Variable Account will in general be voted in accordance with instructions of participants in such other separate accounts. This diminishes the relative voting influence of the Certificates.

Each person having a voting interest in a Subaccount of the Separate Account will receive proxy material, reports and other materials relating to the appropriate Portfolio. Pursuant to the procedures described above, these persons may give instructions regarding the election of the Board of Directors of Series Fund, ratification of the selection of its independent auditors, the approval of the investment managers of a

Portfolio, changes in fundamental investment policies of a Portfolio and all other matters that are put to a vote by Series Fund shareholders.

LEGAL MATTERS

The legality of the Certificates described in this Prospectus has been passed upon by David A. Peterson, Esquire, Assistant General Counsel with the law department of Fortis Benefits. Messrs. Freedman, Levy, Kroll & Simonds, Washington, D.C., have advised Fortis Benefits on certain federal securities law matters.

OTHER INFORMATION

Registration Statements have been filed with the Securities and Exchange Commission under the Securities Act of 1933 as amended, with respect to the Certificates discussed in this Prospectus. Not all of the information set forth in the Registration Statement, amendments and exhibits thereto has been included in this Prospectus. Statements contained in this Prospectus concerning the content of the Certificates and other legal instruments are intended to be summaries. For a complete statement of the terms of these documents, reference should be made to the instruments filed with the Securities and Exchange Commission.

A Statement of Additional Information is available upon request. Its contents are as follows:

CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

                                                    PAGE
                                                     ---
Fortis Benefits and the Variable Account.......           2
Calculation of Annuity Payments................           2
Postponement of Payments.......................           3
Services.......................................           4
  - Safekeeping of Variable Account Assets.....           4
  - Experts....................................           4
  - Principal Underwriter......................           4
Limitations on Allocations.....................           4
Change of Investment Adviser or Investment
 Policy........................................           4
Taxation Under Certain Retirement Plans........           5
Withholding....................................           9
Terms of Exemptive Relief in Connection With
 Mortality and Expense Risk Charge.............           9
Variable Account Financial Statements..........          10
APPENDIX A--Performance Information............         A-1

FORTIS BENEFITS FINANCIAL STATEMENTS

The financial statements of Fortis Benefits that are included in this Prospectus should be considered primarily as bearing on the ability of Fortis Benefits to meet its obligations under the Certificates. The Certificates are not entitled to participate in earnings, dividends or surplus of Fortis Benefits.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Fortis Benefits Insurance Company

We have audited the accompanying balance sheets of Fortis Benefits Insurance Company as of December 31, 1994 and 1993, and the related statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortis Benefits Insurance Company at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

In 1993, as discussed in Note 2 to the financial statements, the Company changed its method of accounting for income taxes, postretirement benefits other than pensions and certain investments in debt and equity securities.


                                                    /s/ Ernst & Young LLP


                                                    Minneapolis, Minnesota
                                                    February 16, 1995

BALANCE SHEETS
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                   DECEMBER 31
                                                                                            -------------------------
                                                                                               1994          1993
                                                                                            -----------   -----------
ASSETS
Investments--(Note 4)
  Fixed maturities, at fair value (amortized cost 1994--$1,749,347, 1993--$1,630,393).....  $ 1,674,782   $ 1,706,702
  Equity securities, at fair value (cost 1994--$59,010 1993--$56,126).....................       64,552        65,905
  Mortgage loans on real estate, less allowance for possible losses (1994--$7,429;
   1993--$6,324)..........................................................................      452,547       355,515
  Policy loans............................................................................       49,221        47,009
  Short-term investments..................................................................      117,562        73,382
  Real estate and other investments.......................................................       13,441        10,976
                                                                                            -----------   -----------
                                                                                              2,372,105     2,259,489
Cash......................................................................................       10,888         6,675
Receivables:
  Uncollected premiums....................................................................       40,667        33,910
  Reinsurance recoverable on unpaid and paid losses.......................................       15,181        16,554
  Due from affiliates.....................................................................        2,220         4,555
  Other...................................................................................       12,593         3,720
                                                                                            -----------   -----------
                                                                                                 70,661        58,739
Accrued investment income.................................................................       38,584        32,591
Deferred policy acquisition costs--Note 5.................................................      232,198       196,483
Property and equipment at cost, less accumulated depreciation--Note 6.....................       56,939        53,540
Deferred federal income taxes--Note 8.....................................................       48,509            --
Other assets..............................................................................        1,120           985
Assets held in separate accounts--Note 9..................................................    1,212,910       975,637
                                                                                            -----------   -----------
      TOTAL ASSETS........................................................................  $ 4,043,914   $ 3,584,139
                                                                                            -----------   -----------
                                                                                            -----------   -----------

                       See notes to financial statements.

FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                   DECEMBER 31
                                                                                            -------------------------
                                                                                               1994          1993
                                                                                            -----------   -----------
POLICY RESERVES, LIABILITIES, AND SHAREHOLDER'S EQUITY
POLICY RESERVES AND LIABILITIES
  Future policy benefit reserves:
    Traditional life insurance............................................................  $   375,257   $   353,407
    Interest sensitive and investment products............................................      912,653       690,061
    Accident and health...................................................................      798,293       752,047
                                                                                            -----------   -----------
                                                                                              2,086,203     1,795,515
  Unearned premiums.......................................................................       16,145        18,574
  Other policy claims and benefits payable................................................      169,864       158,705
  Policyholder dividends payable..........................................................        6,793        10,561
                                                                                            -----------   -----------
                                                                                              2,279,005     1,983,355
  Accrued expenses........................................................................       45,905        45,035
  Current income taxes payable............................................................        4,352         1,069
  Deferred federal income taxes--Note 8...................................................           --         4,229
  Other liabilities.......................................................................       32,416        48,107
  Liabilities related to separate accounts................................................    1,208,039       970,436
                                                                                            -----------   -----------
TOTAL POLICY RESERVES AND LIABILITIES.....................................................    3,569,717     3,052,231
SHAREHOLDER'S EQUITY--Notes 1, 10 and 12
  Common stock, $5 par value, 1,000,000 shares authorized, issued and outstanding.........        5,000         5,000
  Additional paid-in capital..............................................................      358,000       345,000
  Retained earnings.......................................................................      153,551       130,694
  Unrealized gains (losses) on investments, net--Note 4...................................      (42,908)       50,144
  Unrealized gains on assets held in separate accounts net of deferred taxes of $298 in
   1994
   and $576 in 1993.......................................................................          554         1,070
                                                                                            -----------   -----------
      TOTAL SHAREHOLDER'S EQUITY..........................................................      474,197       531,908
                                                                                            -----------   -----------
      TOTAL RESERVES, LIABILITIES, AND SHAREHOLDER'S EQUITY...............................  $ 4,043,914   $ 3,584,139
                                                                                            -----------   -----------
                                                                                            -----------   -----------

                       See notes to financial statements.

STATEMENTS OF INCOME
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS)

                                                                                           YEAR ENDED DECEMBER 31
                                                                                 ------------------------------------------
                                                                                     1994           1993           1992
                                                                                 ------------   ------------   ------------
REVENUES
  Insurance operations
    Traditional life insurance premiums........................................  $    207,824   $    187,863   $    191,887
    Interest sensitive and investment product policy charges...................        37,823         28,778         23,690
    Accident and health premiums...............................................       776,799        738,412        751,534
                                                                                 ------------   ------------   ------------
                                                                                    1,022,446        955,053        967,111
  Net investment income--Note 4................................................       162,514        153,657        156,431
  Realized gains (losses) on investments--Note 4...............................       (28,815)        73,623         37,928
  Other income.................................................................        35,958         27,100         26,176
                                                                                 ------------   ------------   ------------
      TOTAL REVENUES...........................................................     1,192,103      1,209,433      1,187,646
BENEFITS AND EXPENSES
  Benefits to policyholders:
    Traditional life insurance.................................................       162,168        145,958        151,291
    Interest sensitive and investment products.................................        55,026         50,935         46,490
    Accident and health........................................................       620,367        598,146        591,927
                                                                                 ------------   ------------   ------------
                                                                                      837,561        795,039        789,708
  Policyholder dividends.......................................................         1,986          5,855          5,061
  Amortization of deferred policy acquisition costs--Note 5....................        34,566         36,503         37,005
  Insurance commissions........................................................        86,111         76,816         80,275
  General and administrative expenses..........................................       197,427        185,986        199,481
                                                                                 ------------   ------------   ------------
      TOTAL BENEFITS AND EXPENSES..............................................     1,157,651      1,100,199      1,111,530
                                                                                 ------------   ------------   ------------
Income before federal income taxes and cumulative effect of accounting
 changes.......................................................................        34,452        109,234         76,116
Federal income taxes--Note 8...................................................        11,595         31,090         25,660
                                                                                 ------------   ------------   ------------
Income before cumulative effect of accounting changes..........................        22,857         78,144         50,456
  Cumulative effect of change in accounting for income taxes--Note 2...........            --          4,814             --
  Cumulative effect of change in accounting for postretirement benefits other
   than pensions, net of tax--Note 2...........................................            --         (1,251)            --
                                                                                 ------------   ------------   ------------
      NET INCOME...............................................................  $     22,857   $     81,707   $     50,456
                                                                                 ------------   ------------   ------------
                                                                                 ------------   ------------   ------------

                       See notes to financial statements.

STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS)

                                                                                                      UNREALIZED
                                                                                         UNREALIZED    GAINS ON
                                                               ADDITIONAL                   GAINS     ASSETS HELD
                                                    COMMON       PAID-IN     RETAINED    (LOSSES) ON  IN SEPARATE
                                                     STOCK       CAPITAL     EARNINGS    INVESTMENTS   ACCOUNTS      TOTAL
                                                  -----------  -----------  -----------  -----------  -----------  ---------
Balance January 1, 1992.........................   $   5,000    $ 345,000    $   2,178    $     860    $     588   $ 353,626
Net income......................................          --           --       50,456           --           --      50,456
Change in unrealized gains on investments,
 net............................................          --           --           --        3,403           --       3,403
Change in unrealized gains on assets held in
 separate account, net of deferred tax expense
 of $36.........................................          --           --           --           --           69          69
                                                  -----------  -----------  -----------  -----------  -----------  ---------
Balance December 31, 1992.......................       5,000      345,000       52,634        4,263          657     407,554
                                                  -----------  -----------  -----------  -----------  -----------  ---------
Net income......................................          --           --       81,707           --           --      81,707
Dividends to shareholder........................          --           --       (4,000)          --           --      (4,000)
Other...........................................          --           --          353           --           --         353
Change in unrealized gains on investments,
 net............................................          --           --           --        2,099           --       2,099
Change in unrealized gains on investments, net,
 resulting from initial adoption of FASB 115
 (Note 1).......................................          --           --           --       43,782           --      43,782
Change in unrealized gain on assets held in
 separate account, net of deferred tax expense
 of $238........................................          --           --           --           --          413         413
                                                  -----------  -----------  -----------  -----------  -----------  ---------
Balance December 31, 1993.......................       5,000      345,000      130,694       50,144        1,070     531,908
                                                  -----------  -----------  -----------  -----------  -----------  ---------
Net income......................................          --           --       22,857           --           --      22,857
Additional paid-in capital......................          --       13,000           --           --           --      13,000
Change in unrealized losses on investments,
 net............................................          --           --           --      (93,052)          --     (93,052)
Change in unrealized loss on assets held in
 separate account, net of deferred tax benefit
 of $277........................................          --           --           --           --         (516)       (516)
                                                  -----------  -----------  -----------  -----------  -----------  ---------
Balance December 31, 1994.......................   $   5,000    $ 358,000    $ 153,551    $ (42,908)   $     554   $ 474,197
                                                  -----------  -----------  -----------  -----------  -----------  ---------
                                                  -----------  -----------  -----------  -----------  -----------  ---------

                       See notes to financial statements.

STATEMENTS OF CASH FLOWS
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS)

                                                                                         YEAR ENDED DECEMBER 31
                                                                               ------------------------------------------
                                                                                   1993           1992           1991
                                                                               ------------   ------------   ------------
OPERATING ACTIVITIES
  Net income.................................................................  $     22,857   $     81,707   $     50,456
  Adjustments to reconcile net income to net cash provided by operating activities:
    Cumulative effect of accounting changes..................................            --         (3,563)            --
    Increase in future policy benefit reserves for traditional, interest
     sensitive and accident and health policies..............................        79,014         58,299         44,582
    Increase (decrease) in other policy claims and benefits and policyholder
     dividends payable.......................................................        10,075        (15,868)        (8,318)
    Decrease in deferred federal income taxes................................        (2,356)        (9,776)       (28,923)
    Increase (decrease) in income taxes payable..............................         3,283        (12,733)        (3,218)
    Amortization of policy acquisition costs.................................        34,566         36,503         37,005
    Policy acquisition costs deferred........................................       (54,349)       (45,841)       (31,232)
    Provision for mortgage loan losses.......................................         1,105          1,648          1,653
    Provision for depreciation...............................................        12,267          9,399          7,506
    Accrual of discount, net.................................................          (914)            72          3,868
    Change in uncollected premiums, accrued investment income, other receivables, unearned premiums, accrued expenses and other
     liabilities.............................................................       (36,650)         5,751          1,135
    Net realized (gains) losses on investments...............................        28,815        (73,623)       (37,928)
    Other....................................................................          (135)           164            289
                                                                               ------------   ------------   ------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES..............................        97,578         32,139         36,875
INVESTING ACTIVITIES
  Purchase of fixed maturity investments.....................................    (1,943,697)    (2,337,842)    (2,459,482)
  Sales or maturities of fixed maturity investments..........................     1,798,184      2,358,288      2,431,920
  (Increase) decrease in short-term investments..............................       (44,266)        28,756        (76,226)
  Purchase of other investments..............................................      (211,836)      (201,601)       (46,054)
  Sales or maturities of other investments...................................       104,399         75,539         33,414
  Purchase of property and equipment.........................................       (16,164)       (13,155)       (27,370)
  Purchase of group insurance business.......................................        (6,644)        (5,521)        (8,685)
  Other......................................................................           500             49         12,241
                                                                               ------------   ------------   ------------
      NET CASH USED BY INVESTING ACTIVITIES..................................      (319,524)       (95,487)      (140,242)
                                                                               ------------   ------------   ------------
FINANCING ACTIVITIES
  Activities related to investment products:
    Considerations received..................................................       200,499         68,943         99,631
    Surrenders and death benefits............................................       (19,207)       (37,262)       (23,371)
    Interest credited to policyholders.......................................        31,867         30,024         27,958
  Additional paid-in capital from shareholder................................        13,000             --             --
  Dividends paid to shareholder..............................................            --         (4,000)        (8,000)
                                                                               ------------   ------------   ------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES..............................       226,159         57,705         96,218
                                                                               ------------   ------------   ------------
      INCREASE (DECREASE) IN CASH............................................         4,213         (5,643)        (7,149)
  Cash at beginning of year..................................................         6,675         12,318         19,467
                                                                               ------------   ------------   ------------
      CASH AT END OF YEAR....................................................  $     10,888   $      6,675   $     12,318
                                                                               ------------   ------------   ------------
                                                                               ------------   ------------   ------------

                       See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
FORTIS BENEFITS INSURANCE COMPANY

DECEMBER 31, 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
BASIS OF STATEMENT PRESENTATION

Fortis Benefits Insurance Company (the Company) is incorporated in Minnesota and is an indirect wholly-owned subsidiary of Fortis, Inc. The financial statements are presented in conformity with generally accepted accounting principles. Certain amounts included in the 1993 and 1992 financial statements have been reclassified to conform to the 1994 presentation.

RECOGNITION OF REVENUES, POLICY RESERVES AND LIABILITIES AND POLICY ACQUISITION COSTS

The Company follows generally accepted accounting principles which differ in certain respects from statutory accounting practices prescribed or permitted by regulatory authorities. The more significant of these principles are:

    Premiums for long-duration traditional life policies are recognized as revenues when due over the premium-paying period. Liabilities for future policy benefits and expenses are computed using the net level method and include investment yield, mortality, withdrawal, and other assumptions based on the Company's experience, modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations.

    Revenues for universal life and investment products consist of charges assessed against policy account balances during the period for the cost of insurance, policy administration, and surrender charges. Future policy benefit reserves are computed under the retrospective deposit method and consist of policy account balances before applicable surrender charges and certain deferred policy initiation fees that are being recognized in income over the term of the policies. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. Interest credit rates for universal life and investment products ranged from 4% to 7.80% in 1994 and 4% to 7.75% in 1993.

    Premiums for long-term disability, short-term traditional life, and accident and health are recognized as revenues ratably over the contract period in proportion to the risk insured. Liabilities for future disability income policy benefits are based on the 1964 Commissioners Disability Table at 6 percent interest. Calculated reserves are modified based on the Company's actual experience. Claims and benefits payable for reported and incurred but not reported losses and related loss adjustment expenses are determined using case-basis estimates and past experience. The methods of making such estimates and establishing the related liabilities are continually reviewed and updated. Any adjustments resulting therefrom are reflected in earnings currently.

    For traditional life, interest sensitive and investment products in force at inception, the Company recorded the present value of future profits as deferred policy acquisition costs. For traditional life, such costs are amortized in proportion to premium revenue over the estimated premium paying period of the related policies. For interest sensitive and investment products, such costs are amortized in relation to statutory profits. For group life, accident and health, disability, and dental insurance business acquired on October 1, 1991 (see Note 3), the Company recorded the present value of future profits as deferred policy acquisition costs. These costs are amortized in proportion to premium revenue over the estimated premium paying period of the related policies and, if required, are expensed when such costs are deemed not to be recoverable from future policy revenues, including the related investment income.

    For insurance products issued subsequent to December 31, 1984, the costs of acquiring new business, which vary with and are directly related to the production of new business, are deferred, to the extent recoverable from future profits, and amortized against income. The period of amortization varies depending upon the product. For traditional life products, the policy acquisition costs are deferred and amortized over the premium paying period of the contracts. For interest sensitive and investment products, the policy acquisition costs are deferred and amortized in relation to the present value of estimated future gross profits.

INVESTMENTS

The Company's investment strategy is developed based on many factors including insurance liability matching, rate of return, maturity, credit risk, tax considerations and regulatory requirements.

Prior to December 31, 1993, the Company classified fixed maturity investments as available-for-sale recorded at the lower of amortized cost or market, computed on a portfolio basis. Equity securities were carried at fair value. At December 31, 1993, all fixed maturity securities were classified as available-for-sale and carried at fair value. The effect of adopting Statement 115 at December 31, 1993 was to increase the carrying amount of fixed maturities by $76,309,000, policyholder dividends payable by $2,684,000, deferred income taxes by $23,575,000 and shareholder's equity by $43,782,000 and to reduce the carrying amount of deferred policy acquisition costs by $6,268,000. Beginning in 1994, the classification of fixed maturity investments between available-for-sale or held to maturity is made at the time of each purchase and, prospectively, that classification is reevaluated as of each balance sheet date.

Changes in market values of available-for-sale securities, after deferred income taxes and after adjustment for the amortization of deferred policy acquisition costs, and participating policyholders' share of earnings are reported as unrealized gains (losses) on investments directly in shareholder's equity and, accordingly, have no effect on net income. The offsets to the unrealized appreciation or depreciation represent valuation

FORTIS BENEFITS INSURANCE COMPANY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) adjustments relating to amounts of additional deferred policy acquisition costs or amortization of deferred policy acquisition costs and the additional liabilities established for future policyholder benefits and participating policyholders' share of the Company's earnings that would have been required as a charge or credit to operations had such unrealized amounts been realized.

Mortgage loans constitute first liens on commercial real estate and other income producing properties. The insurance statutes in Minnesota generally require that the initial principal loaned not exceed 80% of the appraised value of the property securing the loan. The Company's policy fully complies with this statute. Mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for possible losses. The change in the allowance for possible losses is recorded with realized gains and losses on investments. Policy loans are reported at unpaid balance.

Realized gains and losses on sales of investments, and declines in value judged to be other-than-temporary, are recognized on the specific identification basis. Investment income is recorded as earned.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. The Company provides for depreciation principally on the straight line method over the estimated useful lives of the related property.

INCOME TAXES

Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board ("FASB") Statement 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases and are measured using the enacted tax rates.

SEPARATE ACCOUNTS

Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contractholder, rather than the Company, bears the investment risk. Separate account assets are reported at fair value.

GUARANTY FUND ASSESSMENTS

The economy and other factors have caused an increase in the number of insurance companies that are under regulatory supervision. This circumstance may result in an increase in assessments by state guaranty funds, or voluntary payments by solvent insurance companies, to cover losses to policyholders of insolvent or rehabilitated companies. Mandatory assessments can be partially recovered through a reduction in future premium taxes in some states. The Company is not able to reasonably estimate the impact of future assessments on its financial position but does not believe that the impact will be material.

2.  CHANGES IN ACCOUNTING PRINCIPLES
EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

Effective January 1, 1993, the Company adopted FASB Statement 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The Company elected to immediately recognize the cumulative effect of this change in accounting for postretirement benefits of $1,895,000 ($1,251,000 net of deferred income tax benefit), which represents the accumulated postretirement benefit obligation existing at January 1, 1993. Prior years' financial statements have not been restated. The impact of Statement 106 on operating results for 1993 was not material.

ACCOUNTING FOR INCOME TAXES

Effective January 1, 1993, the Company adopted FASB Statement 109, "Accounting for Income Taxes." Statement 109 provides for a balance sheet approach in determining deferred income tax assets and liabilities. The cumulative effect of adopting Statement 109 increased the Company's deferred tax asset and net income by approximately $4,814,000 in 1993. As permitted under Statement 109, prior years' financial statements have not been restated.

ACCOUNTING AND REPORTING FOR REINSURANCE OF SHORT-DURATION AND LONG-DURATION CONTRACTS

In 1993, the Company adopted FASB Statement 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts." Under Statement 113, amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance recoverables. The effect of adopting Statement 113 was to increase both assets and liabilities by $15,752,000 at December 31, 1993.

ACCOUNTING FOR CERTAIN DEBT AND EQUITY SECURITIES

The Company adopted FASB Statement 115, "Accounting for Certain Debt and Equity Securities", as of December 31, 1993. Under Statement 115, all fixed maturities are classified as available-for-sale and carried at fair value, while equity securities continue to be carried at fair value. Adoption of Statement 115 had no effect on net income in 1993.

3.  ACQUIRED BUSINESS
In October, 1991, the Company purchased certain assets and assumed certain liabilities from The Mutual Benefit Life Insurance Company in Rehabilitation
(MBL). The seller transferred to the Company, the assets and liabilities relating to the group life, accident and health, disability and

FORTIS BENEFITS INSURANCE COMPANY

3.  ACQUIRED BUSINESS (CONTINUED)
dental insurance business of MBL. The acquisition was accounted for as a purchase. The Company purchased this business for $318,000,000. Per contractual agreement, additional payments were paid to MBL based upon the persistency of the long term disability portion of the business. Under terms of this agreement, the Company paid $6,644,000, $5,521,000 and $8,685,000 in 1994, 1993, and 1992,
respectively. This additional purchase price was accounted for as deferred policy acquisition costs. No additional payments will be made.

4.  INVESTMENTS
AVAILABLE FOR SALE SECURITIES

The following is a summary of the available for sale securities (in thousands):

                                                                   GROSS          GROSS
                                                  AMORTIZED      UNREALIZED     UNREALIZED        FAIR
                                                     COST           GAIN           LOSS          VALUE
                                                 ------------   ------------   ------------   ------------
December 31, 1994:
  Fixed Income Securities:
    Governments................................  $    829,607   $     1,129    $    40,642    $    790,094
    Public utilities...........................        60,885         1,132          1,389          60,628
    Industrial & miscellaneous.................       847,018         3,184         38,505         811,697
    Other......................................        11,837           764            238          12,363
                                                 ------------   ------------   ------------   ------------
      Total....................................     1,749,347         6,209         80,774       1,674,782
  Equity Securities............................        59,010         9,896          4,354          64,552
                                                 ------------   ------------   ------------   ------------
      Total....................................  $  1,808,357   $    16,105    $    85,128    $  1,739,334
                                                 ------------   ------------   ------------   ------------
                                                 ------------   ------------   ------------   ------------
December 31, 1993:
  Fixed Income Securities:
    Governments................................  $    323,629   $     8,684    $     2,642    $    329,671
    Public utilities...........................       108,444         9,583             --         118,027
    Industrial & miscellaneous.................     1,010,933        58,880          3,294       1,066,519
    Other......................................       187,387         5,338            240         192,485
                                                 ------------   ------------   ------------   ------------
      Total....................................     1,630,393        82,485          6,176       1,706,702
  Equity Securities............................        56,126        12,040          2,261          65,905
                                                 ------------   ------------   ------------   ------------
      Total....................................  $  1,686,519   $    94,525    $     8,437    $  1,772,607
                                                 ------------   ------------   ------------   ------------
                                                 ------------   ------------   ------------   ------------

The amortized cost and fair value of available-for-sale investments in fixed maturities at December 31, 1994, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                         AMORTIZED         FAIR
                                                                            COST          VALUE
                                                                        ------------   ------------
Due in one year or less...............................................  $     54,540   $     54,333
Due after one year through five years.................................       407,103        393,734
Due after five years through ten years................................       650,526        629,070
Due after ten years...................................................       637,178        597,645
                                                                        ------------   ------------
      Total...........................................................  $  1,749,347   $  1,674,782
                                                                        ------------   ------------
                                                                        ------------   ------------

MORTGAGE LOANS

The Company has issued commercial mortgage loans on properties located throughout the country. Approximately 34% of outstanding principal is concentrated in the states of California, Florida and Texas at December 31, 1994 as compared to 38% at December 31, 1993. Loan commitments outstanding at December 31, 1994 totalled $47,375,000.

In May 1993, FASB issued Statement 114, "Accounting by Creditors for Impairment of a Loan", which becomes effective for fiscal years beginning after December 15, 1994, and which the Company will adopt in 1995. Statement 114 requires that impaired loans are to be valued at the present value of expected future cash flows discounted at the loan's effective interest rate, or, as a practical expedient, at the loan's observable market price, or the fair market value of the collateral if the loan is collateral dependent. The Company does not expect the impact of adoption to be material to its financial position or operating results.

INVESTMENTS ON DEPOSIT

The Company had fixed maturities and mortgage loans on real estate carried at $2,635,000 and $8,132 ,000, respectively, at December 31, 1994, and $2,470,000 and $8,132,000 respectively, at December 31, 1993 on deposit with various governmental authorities as required by law.

FORTIS BENEFITS INSURANCE COMPANY

4.  INVESTMENTS (CONTINUED)
NET UNREALIZED GAINS (LOSSES)

The adjusted net unrealized gains (losses) recorded in shareholder's equity (See
Note 1) were as follows (in thousands):

                                                                     1994       1993       1992
                                                                   ---------  ---------  ---------
Change in unrealized gains (losses) before adjustment for the
following items (for equity securities only in 1993 and 1992)....  $(155,923) $   3,979  $   5,705
  Capitalization (amortization) of deferred policy acquisition
   costs.........................................................      9,288         --         --
  Effect of initial adoption of FASB 115.........................         --     43,782         --
  Participating policyholders' share of earnings.................      2,684         --         --
  Deferred income taxes..........................................     50,383     (1,467)    (2,233)
                                                                   ---------  ---------  ---------
Change in net unrealized gains (losses)..........................    (93,568)    46,294      3,472
Net unrealized gains, beginning of the year......................     51,214      4,920      1,448
                                                                   ---------  ---------  ---------
  Net unrealized gains (losses), end of year.....................  $ (42,354) $  51,214  $   4,920
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

The increase (decrease) in unrealized gains on fixed maturity investments was $31,079,000 in 1993 and $(5,538,000) in 1992. The deferred tax expense (benefit) would have been $10,878,000 in 1993 and $(1,883,000) in 1992.

NET INVESTMENT INCOME AND REALIZED GAINS (LOSSES) ON INVESTMENTS

Major categories of net investment income and realized gains (losses) on investments for each year were as follows (in thousands):

                                                                            REALIZED GAINS (LOSSES) ON
                                              NET INVESTMENT INCOME                 INVESTMENTS
                                         -------------------------------  -------------------------------
                                           1994       1993       1992       1994       1993       1992
                                         ---------  ---------  ---------  ---------  ---------  ---------
Fixed maturities.......................  $ 119,668  $ 120,844  $ 128,532  $ (27,854) $  70,626  $  38,864
Equity securities......................      1,937      1,490        654      1,352      3,955         10
Mortgage loans on real estate..........     36,816     28,370     25,205     (2,992)    (1,805)    (1,700)
Policy loans...........................      2,731      3,004      2,968         --         --         --
Short-term investments.................      4,671      4,282      3,152        (60)         1          4
Real estate & other investments........      2,138      1,171      1,132        739        846        750
                                         ---------  ---------  ---------  ---------  ---------  ---------
    Total..............................    167,961    159,161    161,643  $ (28,815) $  73,623  $  37,928
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------
Expenses...............................     (5,447)    (5,504)    (5,212)
                                         ---------  ---------  ---------
                                         $ 162,514  $ 153,657  $ 156,431
                                         ---------  ---------  ---------
                                         ---------  ---------  ---------

Proceeds from sales of investments in fixed maturities were $1,798,185,000, $335,230,000, and $2,425,212,000 in 1994, 1993, and 1992, respectively. Gross
gains  of  $16,618,000,  $75,133,000  and   $55,833,000  and  gross  losses   of
$44,472,000,  $4,507,000, and  $16,969,000 were realized  on the  sales in 1994,
1993, and 1992, respectively. Fortis Benefits Insurance Company

FORTIS BENEFITS INSURANCE COMPANY

5.  DEFERRED POLICY ACQUISITION COSTS
The changes in deferred policy acquisition costs by product were as follows (in thousands):

                                                             INTEREST
                                              TRADITIONAL  SENSITIVE AND  ACCIDENT AND
                                                 LIFE       INVESTMENT       HEALTH        TOTAL
                                              -----------  -------------  -------------  ---------
Balance January 1, 1993.....................   $  74,325     $  59,212      $  54,354    $ 187,891
Acquisition costs deferred:
  Acquired business.........................          --            --          5,521        5,521
  Other business............................          --        45,841             --       45,841
Acquisition costs amortized.................     (12,851)      (10,839)       (12,812)     (36,502)
Allowance for additional amortization from
 unrealized gains on available-for-sale
 securities.................................          --        (6,268)            --       (6,268)
                                              -----------  -------------  -------------  ---------
Balance December 31, 1993...................      61,474        87,946         47,063      196,483
Acquisition costs deferred:
  Acquired business.........................          --            --          6,644        6,644
  Other business............................          --        54,349             --       54,349
Acquisition costs amortized.................     (11,564)      (10,274)       (12,728)     (34,566)
Additional deferred acquisition costs from
 unrealized losses on available-for-sale
 securities.................................          --         9,288             --        9,288
                                              -----------  -------------  -------------  ---------
Balance December 31, 1994...................   $  49,910     $ 141,309      $  40,979    $ 232,198
                                              -----------  -------------  -------------  ---------
                                              -----------  -------------  -------------  ---------

Included within total deferred policy acquisition costs at December 31, 1994 is $68,194,000 of present value of future profits (PVP) resulting from acquisitions accounted for as a purchase. The estimated amount of PVP to be amortized during each of the next four years is as follows: 1995-- $21,444,000; 1996--$19,210,000; 1997--$17,262,000; 1998--$10,278,000.

During 1994, 1993, and 1992, the Company sold portions of its investment portfolio and in accordance with FASB Statement 97, the recognition of the realized capital (losses) gains resulted in (reduced) additional amortization of acquisition costs deferred of $(935,000), $5,400,000, and $5,300,000, respectively. In addition, the Company (reduced) recorded additional policyholder dividends payable of $(761,000) in 1994 and $2,800,000 in 1993.

6.  PROPERTY AND EQUIPMENT
A summary of property and equipment for each year follows (in thousands):

                                                                              1994       1993
                                                                            ---------  ---------
Land......................................................................  $   1,900  $   1,900
Building and improvements.................................................     23,084     22,382
Furniture and equipment...................................................     68,017     55,896
                                                                            ---------  ---------
                                                                               93,001     80,178
Less accumulated depreciation.............................................    (36,062)   (26,638)
                                                                            ---------  ---------
  NET PROPERTY AND EQUIPMENT..............................................  $  56,939  $  53,540
                                                                            ---------  ---------
                                                                            ---------  ---------

7.  UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES
Activity for the liability for unpaid accident and health claims and claims adjustment expense is summarized as follows (in thousands):

                                                                      YEAR ENDED DECEMBER 31
                                                                  -------------------------------
                                                                    1994       1993       1992
                                                                  ---------  ---------  ---------
Balance as of January 1, net of reinsurance recoverables........  $ 806,538  $ 776,194  $ 755,849
Add: Incurred losses related to:
  Current year..................................................    656,052    612,621    645,008
  Prior years...................................................    (58,218)   (41,619)   (54,869)
                                                                  ---------  ---------  ---------
Total incurred losses...........................................    597,834    571,002    590,139
                                                                  ---------  ---------  ---------
Deduct: Paid losses related to:
  Current year..................................................    377,595    353,124    378,879
  Prior years...................................................    187,967    187,534    190,915
                                                                  ---------  ---------  ---------
Total paid losses...............................................    565,562    540,658    569,794
                                                                  ---------  ---------  ---------
Balance as of December 31, net of reinsurance recoverables......  $ 838,810  $ 806,538  $ 776,194
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

FORTIS BENEFITS INSURANCE COMPANY

7.  UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES (CONTINUED)
In 1994 and 1993, the accident/health business experienced overall favorable development on claims reserves established as of the previous year end. The favorable development was a result of lower medical costs due to less uncertainty in the health business, a reduction of loss reserves which considered historically high inflation in medical costs and, in 1994, a refinement in the claims reserve estimates.

8.  FEDERAL INCOME TAXES
The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of Fortis, Inc. Income tax expense or credits are allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a Tax Allocation Agreement.

The cumulative effect of adopting Statement 109 as of January 1, 1993 was to increase net income for 1993 by $4,814,000. An increase in the tax rate from 34% to 35% was effective in the third quarter of 1993 and resulted in a $305,000 increase in net income from the recalculation of the deferred liability account.

Deferred income taxes reflect the net tax effects of temporary differences between the basis of assets and liabilities for financial statement purposes and for income tax purposes.

The significant components of the Company's deferred tax liabilities and assets as of December 31, 1994 and 1993 are as follows (in thousands):

                                                                              1994       1993
                                                                            ---------  ---------
Deferred tax assets:
  Reserves................................................................  $  42,715  $  46,823
  Separate account assets/liabilities.....................................     27,663     19,313
  Unrealized losses.......................................................     22,806         --
  Accrued liabilities.....................................................     14,565     12,142
  Claims and benefits payable.............................................      1,976      1,860
  Other...................................................................      1,393      1,268
                                                                            ---------  ---------
    Total deferred tax assets.............................................    111,118     81,406
Deferred tax liabilities:
  Unrealized gains........................................................         --     27,577
  Deferred policy acquisition costs.......................................     55,329     43,336
  Investments.............................................................      1,194      9,949
  Fixed assets............................................................      6,086      4,585
  Other...................................................................         --        188
                                                                            ---------  ---------
    Total deferred tax liabilities........................................     62,609     85,635
                                                                            ---------  ---------
    Net deferred tax asset (liability)....................................  $  48,509  $  (4,229)
                                                                            ---------  ---------
                                                                            ---------  ---------

The Company is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets, and, therefore, no such valuation allowance has been established. Fortis Benefits Insurance Company

The components of the provision for deferred income taxes for the year ended December 31, 1992 based on APB Opinion 11 are as follows (in thousands):

                                                                                      1992
                                                                                    ---------
Amortization of present value of future profits...................................  $  (4,709)
Deferred policy acquisition costs.................................................      2,898
Increase in policy reserves.......................................................    (10,568)
Accrual of discount on investments................................................        474
Purchase accounting adjustments...................................................    (24,711)
Depreciation expense..............................................................      1,323
Discounting of post-1986 unpaid losses and adjustment expenses....................        660
Expenses accrued not currently deductible for tax.................................     (4,369)
Other.............................................................................     (1,648)
                                                                                    ---------
  Deferred income tax expense (benefit)...........................................  $ (40,650)
                                                                                    ---------
                                                                                    ---------

FORTIS BENEFITS INSURANCE COMPANY

8.  FEDERAL INCOME TAXES (CONTINUED)
The Company's tax expense before cumulative effect of accounting changes is shown as follows (in thousands):

                                                                      1994       1993       1992
                                                                    ---------  ---------  ---------
Current...........................................................  $  15,046  $  35,747  $  66,310
Deferred..........................................................     (3,451)    (4,657)   (40,650)
                                                                    ---------  ---------  ---------
                                                                    $  11,595  $  31,090  $  25,660
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

Tax payments were  made of  $18,080,000, $53,600,000, and  $64,600,000 in  1994,
1993, and 1992, respectively. Tax refunds were received of $7,729,000 and $17,130,493 in 1994 and 1992, respectively.

The Company's effective income tax rate varied from the statutory federal income tax rate as follows:

                                                                             1994        1993        1992
                                                                            -----       -----       -----
Statutory income tax rate...............................................       35.0%       35.0%       34.0%
Tax audit provision.....................................................        0.8%       (4.6)%        --
Other, net..............................................................       (2.1)%      (1.9)%      (0.3)%
                                                                                ---         ---         ---
                                                                               33.7%       28.5%       33.7%
                                                                                ---         ---         ---
                                                                                ---         ---         ---

9.  ASSETS HELD IN SEPARATE ACCOUNTS
Separate account assets were as follows (in thousands):

                                                                            1994       1993
                                                                          ---------  ---------
Premium and annuity considerations for the variable annuity products and variable universal life product for which the contractholder rather than the Company, bears the investment risk............................  $1,208,038 $ 970,436
Assets of the separate accounts owned by the Company, at fair value.....      4,872      5,201
                                                                          ---------  ---------
                                                                          $1,212,910 $ 975,637
                                                                          ---------  ---------
                                                                          ---------  ---------

10. STATUTORY ACCOUNTING PRACTICES
Reconciliations of net income and shareholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows (in thousands):

                                                                                           SHAREHOLDER'S
                                                                 NET INCOME                    EQUITY
                                                       -------------------------------  --------------------
                                                         1994       1993       1992       1994       1993
                                                       ---------  ---------  ---------  ---------  ---------
Based on statutory accounting practices..............  $  49,759  $  46,605  $  26,499  $ 304,231  $ 258,574
Deferred policy acquisition costs....................     19,783      9,338     (5,772)   232,198    196,483
Investment valuation differences.....................        370        520        (17)   (85,944)    65,716
Deferred and uncollected premiums....................        (14)     1,655        763     (8,393)    (8,680)
Unearned premiums....................................      1,126      7,035     (1,253)   (13,008)   (14,133)
Loading and equity in unearned premiums..............        316       (179)      (248)        85         82
Property and equipment...............................       (204)       (63)       (20)    22,027     18,424
Policy reserves......................................    (26,655)   (38,558)   (19,606)   (72,192)   (45,547)
Current income taxes payable.........................         --      4,656     (1,609)    (4,786)    (4,786)
Deferred income taxes................................      2,356      9,776     40,650     48,509     (4,229)
Realized gains (losses) on investments...............     (1,052)     3,651       (781)        --         --
Realized gains (losses) on investments transferred to
 the Interest Maintenance Reserve (IMR), net of
 tax.................................................    (18,456)    40,459     23,266         --         --
Amortization of IMR, net of tax......................     (5,479)    (3,777)    (8,649)        --         --
Interest maintenance reserve.........................         --         --         --     27,364     51,299
Asset valuation reserve..............................         --         --         --     32,011     31,233
Cumulative effect of accounting changes..............         --      3,563         --         --         --
Other, net...........................................      1,007     (2,974)    (2,767)    (7,905)   (12,528)
                                                       ---------  ---------  ---------  ---------  ---------
                                                       $  22,857  $  81,707  $  50,456  $ 474,197  $ 531,908
                                                       ---------  ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------  ---------

11. REINSURANCE
The maximum amount that the Company retains on any one life is $750,000 of life insurance including accidental death. Amounts in excess of $750,000 are reinsured with other life insurance companies on a yearly renewable term basis.

FORTIS BENEFITS INSURANCE COMPANY

11. REINSURANCE (CONTINUED)
Ceded reinsurance premiums were as follows (in thousands):

                                                                       1994       1993       1992
                                                                     ---------  ---------  ---------
Life Insurance.....................................................  $   5,571  $   4,366  $   5,772
Accident & Health Insurance........................................     36,782     37,088     46,508
                                                                     ---------  ---------  ---------
                                                                     $  42,353  $  41,454  $  52,280
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

Recoveries under reinsurance contracts were as follows (in thousands):

                                                                       1994       1993       1992
                                                                     ---------  ---------  ---------
Life Insurance.....................................................  $   1,650  $   6,963  $   5,669
Accident & Health Insurance........................................     19,913     15,448     47,482
                                                                     ---------  ---------  ---------
                                                                     $  21,563  $  22,411  $  53,151
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

Reinsurance ceded would become a liability of the Company in the event the reinsurers are unable to meet the obligations assumed under the reinsurance agreements. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers.

12. DIVIDEND RESTRICTIONS
Dividend distributions to parent are restricted as to amount by state regulatory requirements. The Company had $41,595,000 free from such restrictions at December 31, 1994. Distributions in excess of this amount would require regulatory approval.

13. TRANSACTIONS WITH AFFILIATED COMPANIES
The Company receives various services from Fortis, Inc. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment and other administrative functions. The fees paid to Fortis, Inc. for these services for the years ended December 31, 1994, 1993, and 1992, were $8,944,000, $8,595,000, and $8,239,000 respectively.

In conjunction with the marketing of its variable annuity products, the Company paid $57,307,000, $27,931,000, and $19,898,000 in commissions to its affiliate,
Fortis Investors, Inc. for the years ended December 31, 1994, 1993, and 1992, respectively.

14. FAIR VALUE DISCLOSURES
VALUATION METHODS AND ASSUMPTIONS

Investments are reported in the accompanying balance sheets on the following basis:

The fair values for fixed maturity securities and equity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

Mortgage loans are reported at unpaid principal balance less allowances for possible losses. The fair values of mortgage loans are estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

The fair values for the Company's policy reserves under investment products are determined using cash surrender value.

The fair values under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

                                                                          DECEMBER 31
                                                   ---------------------------------------------------------
                                                              1994                          1993
                                                   ---------------------------   ---------------------------
                                                     CARRYING         FAIR         CARRYING         FAIR
                                                      AMOUNT         VALUE          AMOUNT         VALUE
                                                   ------------   ------------   ------------   ------------
Assets:
  Investments:
    Securities available-for-sale:
      Fixed maturities...........................  $  1,674,782   $  1,674,782   $  1,706,702   $  1,706,702
      Equity securities..........................        64,552         64,552         65,905         65,905
    Mortgage loans on real estate................       452,547        434,503        355,515        367,746
    Policy loans.................................        49,221         49,221         47,009         47,009
    Short-term investments.......................       117,562        117,562         73,382         73,382
    Cash.........................................        10,888         10,888          6,675          6,675
    Assets held in separate accounts.............     1,212,910      1,212,910        975,637        975,637
Liabilities:
  Individual and group annuities (subject to
    discretionary withdrawal)....................       692,196        657,454        480,900        456,300

15. COMMITMENTS AND CONTINGENCIES
The Company is named as a defendant in a number of legal actions arising primarily from claims made under insurance policies. These actions have been considered in establishing policy benefit and loss reserves. Management and its legal counsel are of the opinion that the settlement of these actions will not have a material adverse effect on the Company's financial position or results of operations.

16. RETIREMENT AND OTHER EMPLOYEE BENEFITS
The Company participates in the Fortis, Inc. noncontributory defined benefit pension plan covering substantially all of its employees. Benefits are based on years of service and the employee's compensation during such years of service. Fortis, Inc. is not able to segregate Company specific benefit obligations or plan assets. On an aggregate basis, the fair value of plan assets exceeded the accumulated benefit obligations as of December 31, 1994.

The Company has a profit sharing plan covering substantially all employees which provides benefits payable to participants on retirement or disability and to beneficiaries of participants in event of the participant's death. Amounts contributed to the plan and expensed by the Company were $3,536,000 and $3,399,000 in 1994 and 1993, respectively.

BALANCE SHEETS


FORTIS BENEFITS INSURANCE COMPANY


(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                     SEPTEMBER 30,       DECEMBER 31,
                                                          1995               1994
                                                    ----------------   ----------------
                                                      (UNAUDITED)
ASSETS
Investments
  Fixed maturities, at fair value (amortized cost:
   $1,910,119 at September 30, 1995, $1,749,347 at
   December 31, 1994).............................   $   1,974,730      $   1,674,782
  Equity securities, at fair value (cost: $61,330
   at September 30, 1995, $51,937 at December 31,
   1994)..........................................          78,033             64,552
  Mortgage loans on real estate...................         546,562            452,547
  Policy loans....................................          52,382             49,221
  Short-term investments..........................         151,277            117,562
  Real estate and other investments...............          13,530             13,441
                                                    ----------------         --------
                                                         2,816,514          2,372,105
Cash..............................................          11,657             10,888
Receivables:
  Uncollected premium.............................          53,991             40,667
  Reinsurance recoverable on paid and unpaid
   losses.........................................          10,960              6,845
  Due from affiliates.............................             832              2,220
  Other...........................................           8,158             12,593
                                                    ----------------         --------
                                                            73,941             62,325
Accrued investment income.........................          41,639             38,584
Deferred policy acquisition costs.................         234,467            232,198
Property and equipment, at cost, less accumulated
 depreciation.....................................          59,068             56,939
Deferred federal income taxes.....................           5,771             48,509
Other assets......................................           1,338              1,120
Assets held in separate accounts..................       1,698,693          1,212,910
                                                    ----------------         --------
                                                     $   4,943,088      $   4,035,578
                                                    ----------------         --------
                                                    ----------------         --------



                            See accompanying notes.

FORTIS BENEFITS INSURANCE COMPANY


(IN THOUSANDS, EXCEPT SHARE AMOUNTS)



                                                                                      SEPTEMBER 30,       DECEMBER 31,
                                                                                           1995               1994
                                                                                     ----------------   ----------------
                                                                                       (UNAUDITED)
POLICY RESERVES, LIABILITIES AND SHAREHOLDER'S EQUITY
POLICY RESERVES AND LIABILITIES
  Future policy benefit reserves:
    Traditional life insurance.....................................................   $     399,837      $     373,469
    Interest sensitive and investment products.....................................       1,081,187            912,653
    Accident and health............................................................         812,618            791,745
                                                                                     ----------------         --------
                                                                                          2,293,642          2,077,867
  Unearned premiums................................................................          17,169             16,145
  Other policy claims and benefits payable.........................................         202,762            169,864
  Policyholder dividends payable...................................................           7,276              6,793
                                                                                     ----------------         --------
                                                                                          2,520,849          2,270,669
  Accrued expenses.................................................................          51,494             45,905
  Current income taxes payable.....................................................           3,546              4,352
  Other liabilities................................................................          78,773             32,416
  Liabilities related to separate accounts.........................................       1,674,467          1,208,039
                                                                                     ----------------         --------
                                                                                          4,329,129          3,561,381
SHAREHOLDER'S EQUITY
  Common stock, $5 par value, 1,000,000 shares authorized, issued and
   outstanding.....................................................................           5,000              5,000
  Additional paid-in capital.......................................................         358,000            358,000
  Retained earnings................................................................         199,339            153,551
  Unrealized gain (loss) on available-for-sale securities, net of deferred tax expense of $26,323 at September 30, 1995 and tax benefit of $23,104 at December
   31, 1994........................................................................          48,885            (42,908)
  Unrealized gain on assets held in separate accounts, net of deferred taxes of
   $1,472 at September 30, 1995 and $298 at December 31, 1994......................           2,735                554
                                                                                     ----------------         --------
                                                                                            613,959            474,197
                                                                                     ----------------         --------
                                                                                      $   4,943,088      $   4,035,578
                                                                                     ----------------         --------
                                                                                     ----------------         --------



                            See accompanying notes.

STATEMENTS OF INCOME


FORTIS BENEFITS INSURANCE COMPANY


(IN THOUSANDS)


(UNAUDITED)



                                                                                               THREE MONTHS ENDED
                                                                                                 SEPTEMBER 30,
                                                                                              --------------------
                                                                                                1995       1994
                                                                                              ---------  ---------
REVENUES
  Insurance operations:
    Traditional life insurance premiums.....................................................  $  64,723  $  54,228
    Interest sensitive and investment product policy charges................................     11,312      9,604
    Accident and health premiums............................................................    239,727    198,192
                                                                                              ---------  ---------
                                                                                                315,762    262,024
  Net investment income.....................................................................     50,494     40,488
  Realized gains (losses) on investments....................................................     17,128     (6,919)
  Other income..............................................................................     10,408      8,406
                                                                                              ---------  ---------
      TOTAL REVENUES........................................................................    393,792    303,999
BENEFITS AND EXPENSES
  Benefits to policyholders:
    Traditional life insurance..............................................................     55,230     44,220
    Interest sensitive and investment products..............................................     20,142     12,395
    Accident and health.....................................................................    201,343    154,770
                                                                                              ---------  ---------
                                                                                                276,715    211,385
  Policyholder dividends....................................................................        990        524
  Amortization of deferred policy acquisition costs.........................................      9,932      7,762
  Insurance commissions.....................................................................     24,883     21,403
  General and administrative expenses.......................................................     62,594     50,647
                                                                                              ---------  ---------
      TOTAL BENEFITS AND EXPENSES...........................................................    375,114    291,721
                                                                                              ---------  ---------
INCOME BEFORE INCOME TAXES..................................................................     18,678     12,278
INCOME TAX EXPENSE (BENEFITS)
  Current...................................................................................     11,101      4,300
  Deferred..................................................................................     (4,844)    (1,726)
                                                                                              ---------  ---------
                                                                                                  6,257      2,574
                                                                                              ---------  ---------
      NET INCOME............................................................................  $  12,421  $   9,704
                                                                                              ---------  ---------
                                                                                              ---------  ---------



                            See accompanying notes.

STATEMENTS OF INCOME


FORTIS BENEFITS INSURANCE COMPANY


(IN THOUSANDS)


(UNAUDITED)



                                                                                             NINE MONTHS ENDED SEPTEMBER
                                                                                                         30,
                                                                                             ---------------------------
                                                                                                 1995           1994
                                                                                             ------------   ------------
REVENUES
  Insurance operations:
    Traditional life insurance premiums....................................................  $    184,808   $    152,682
    Interest sensitive and investment policy charges.......................................        33,875         27,333
    Accident and health premiums...........................................................       682,547        576,213
                                                                                             ------------   ------------
                                                                                                  901,230        756,228
  Net investment income....................................................................       147,311        117,506
  Realized gains (losses) on investments...................................................        40,679         (8,047)
  Other income.............................................................................        27,575         26,218
                                                                                             ------------   ------------
      TOTAL REVENUES.......................................................................     1,116,795        891,905
BENEFITS AND EXPENSES
  Benefits to policyholders:
    Traditional life insurance.............................................................       152,535        121,394
    Interest sensitive and investment products.............................................        53,695         38,503
    Accident and health....................................................................       555,816        461,914
                                                                                             ------------   ------------
                                                                                                  762,046        621,811
  Policyholder dividends...................................................................         2,866          1,932
  Amortization of deferred policy acquisition costs........................................        30,924         25,026
  Insurance commissions....................................................................        70,975         61,903
  General and administrative expenses......................................................       180,612        151,824
                                                                                             ------------   ------------
      TOTAL BENEFITS AND EXPENSES..........................................................     1,047,423        862,496
                                                                                             ------------   ------------
INCOME BEFORE INCOME TAX EXPENSE...........................................................        69,372         29,409
INCOME TAX EXPENSE (BENEFITS)
  Current..................................................................................        31,447         11,010
  Deferred.................................................................................        (7,863)        (3,618)
                                                                                             ------------   ------------
                                                                                                   23,584          7,392
                                                                                             ------------   ------------
      NET INCOME...........................................................................  $     45,788   $     22,017
                                                                                             ------------   ------------
                                                                                             ------------   ------------



                            See accompanying notes.

STATEMENTS OF CASH FLOW


FORTIS BENEFITS INSURANCE COMPANY


(IN THOUSANDS)


(UNAUDITED)



                                                                                          NINE MONTHS ENDED SEPTEMBER
                                                                                                      30,
                                                                                          ---------------------------
                                                                                              1995           1994
                                                                                          ------------   ------------
OPERATING ACTIVITIES
  Net income............................................................................  $     45,788   $     22,017
  Adjustments to reconcile net income to net cash provided by operating activities:
    Increase in future policy benefit reserves for traditional and interest sensitive
     products...........................................................................        40,160         59,211
    Increase in other policy claims, benefits and policyholder dividends payable........        33,381          4,902
    Decrease in deferred federal income taxes...........................................        (7,863)        (3,618)
    Increase (decrease) in income taxes payable.........................................          (806)         8,083
    Amortization of policy acquisition costs............................................         9,932         25,026
    Policy acquisition costs deferred...................................................       (21,328)       (40,725)
    Provision for depreciation..........................................................        11,328          8,853
    Accrual of discount, net............................................................          (858)          (376)
    Change in uncollected premiums, accrued investment income, other receivables,
     unearned premiums, accrued expenses, and other liabilities.........................        38,299         37,203
    Realized (gains) losses on investments..............................................       (40,679)         8,047
    Other...............................................................................           419           (212)
                                                                                          ------------   ------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES.........................................       107,773        128,411
INVESTING ACTIVITIES
  Purchases of fixed maturity investments...............................................    (1,753,300)    (1,541,196)
  Sales or maturities of fixed maturity investments.....................................     1,629,940      1,409,084
  Increase in short-term investments....................................................       (33,703)       (10,454)
  Purchase of other investments.........................................................      (165,622)      (151,224)
  Sales or maturities of other investments..............................................        69,523         77,990
  Purchase of property and equipment....................................................       (13,672)        (9,741)
  Other.................................................................................       (15,785)           112
                                                                                          ------------   ------------
      NET CASH USED BY INVESTING ACTIVITIES.............................................      (282,619)      (225,429)
FINANCING ACTIVITIES
  Activities related to investment products:
    Considerations received.............................................................       180,185        138,427
    Surrenders and death benefits.......................................................       (40,354)       (20,475)
    Interest credited to policyholders..................................................        35,784         22,212
  Dividends paid to shareholder.........................................................             0              0
                                                                                          ------------   ------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES.........................................       175,615        140,164
                                                                                          ------------   ------------
      INCREASE IN CASH..................................................................           769         43,146
  Cash and cash equivalents at beginning of period......................................        10,888          6,675
                                                                                          ------------   ------------
      CASH AND CASH EQUIVALENTS AT END OF PERIOD........................................  $     11,657   $     49,821
                                                                                          ------------   ------------
                                                                                          ------------   ------------



                            See accompanying notes.

NOTES TO FINANCIAL STATEMENTS


FORTIS BENEFITS INSURANCE COMPANY



SEPTEMBER 30, 1995


(Unaudited)



GENERAL:



The accompanying unaudited financial statements of Fortis Benefits Insurance Company contain all adjustments necessary to present fairly the balance sheet as of September 30, 1995 and the related statement of income for the nine months ended September 30, 1995 and 1994, and cash flows for the nine months ended September 30, 1995 and 1994.



ACQUIRED BUSINESS:



In October, 1991 the Company purchased certain assets and assumed certain liabilities from the Mutual Benefit Life Insurance Company in Rehabilitation
(MBL). The seller transferred to Fortis Benefits the assets and liabilities relating to the group life, accident and health, disability and dental insurance business of MBL. The acquisition was accounted for as a purchase.



Fortis Benefits purchased this business for $318 million and issued a promissory note in the maximum amount of $200 million. Most of the purchase price was funded by a capital contribution of $225 million from Fortis, Inc.



In accordance with the contractual agreement, additional payments were paid to MBL based upon the persistency of the long term disability portion of the business. Under terms of this agreement, the Company paid $6,644,000, $5,521,000 and $8,685,000 in 1994, 1993, and 1992, respectively. This additional purchase price was accounted for as deferred policy acquisition costs. No additional payments will be made.



Income tax payments for the nine months ended September 30, 1995 and September 30, 1994 were $32,253,506 and $2,926,679, respectively.



The classification of fixed maturity investments is to be made at the time of purchase and, prospectively, that classification is expected to be reevaluated as of each balance sheet date. At September 30, 1995, all fixed maturity and equity securities are classified as available-for-sale and carried at fair value.



The amortized cost and fair values of investments available-for-sale were as follows at September 30, 1995 (in thousands):



                                                    AMORTIZED   UNREALIZED   UNREALIZED
                                                       COST        GAIN         LOSS      FAIR VALUE
                                                    ----------  ----------   ----------   ----------
  Fixed Income Securities:
    Governments...................................  $  452,244   $20,087       $  999     $  471,332
    Public Utilities..............................      55,747     3,848           62         59,533
    Industrial and miscellaneous..................   1,386,441    44,229        4,014      1,426,656
    Other.........................................      15,687     1,525            3         17,209
                                                    ----------  ----------      -----     ----------
      Total.......................................   1,910,119    69,689        5,078      1,974,730
  Equity Securities...............................      61,330    19,491        2,788         78,033
                                                    ----------  ----------      -----     ----------
      Total.......................................  $1,971,449   $89,180       $7,866     $2,052,763
                                                    ----------  ----------      -----     ----------
                                                    ----------  ----------      -----     ----------



The amortized cost and fair value of fixed maturities at September 30, 1995, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                                                    AMORTIZED
                                                       COST     FAIR VALUE
                                                    ----------  ----------
  Due in one year or less.........................  $   82,936  $   83,338
  Due after one year through five years...........     486,182     494,268
  Due after five years through ten years..........     640,634     660,628
  Due after ten years.............................     700,367     736,496
                                                    ----------  ----------
      Total.......................................  $1,910,119  $1,974,730
                                                    ----------  ----------
                                                    ----------  ----------



Proceeds from sales and maturities of investments in fixed maturities in the nine-month period ended September 30, 1995 were $1,594,820,505, and $35,120,187 respectively. Gross gains of $46,647,640 and gross losses of $10,177,587 were realized on sales.



MORTGAGE LOANS:



The Company has issued commercial mortgage loans on properties located throughout the country. Currently, approximately 28% of outstanding principal is concentrated in the states of California, Florida and Illinois. The Company has a diversified loan portfolio with a small average size, which greatly reduces any loss exposure. The Company has established a reserve for mortgage loans.

FORTIS BENEFITS INSURANCE COMPANY



In 1995 the Company adopted FASB 114 and 118, "Accounting by Creditors for Impairment of a Loan." Statements 114 and 118 require that impaired loans are to be valued at the present value of expected future cash flows discounted at the loan's effective interest rate, or, as a practical expedient, at the loan's observable market price, or the fair market value of the collateral if the loan is collateral dependent. Adoption of these statements did not materially impact the financial position or operating results of the Company.



NET INVESTMENT INCOME AND REALIZED GAINS (LOSSES) ON INVESTMENTS:



Major categories of net investment income and realized gains and losses on investments for the first nine months of each year were as follows (in thousands):



                                                                                    REALIZED GAINS
                                                                                     (LOSSES) ON
                                                            INVESTMENT INCOME        INVESTMENTS
                                                           --------------------  --------------------
                                                             1995       1994       1995       1994
                                                           ---------  ---------  ---------  ---------
Fixed maturities.........................................  $  99,998  $  87,038  $  36,470  $  (8,717)
Preferred stocks.........................................        326        180        485        542
Common stocks............................................      1,199      1,169      2,129        732
Mortgage loans on real estate............................     36,283     26,896       (242)    (1,150)
Policy loans.............................................      2,247      1,927
Short-term investments...................................      9,289      3,300         (3)       (51)
Real estate and other investments........................      2,642      1,331      1,840        597
                                                           ---------  ---------  ---------  ---------
      Total..............................................    151,984    121,841  $  40,679  $  (8,047)
                                                           ---------  ---------  ---------  ---------
                                                                                 ---------  ---------
Expenses.................................................     (4,673)    (4,335)
                                                           ---------  ---------
      Total..............................................  $ 147,311  $ 117,506
                                                           ---------  ---------
                                                           ---------  ---------



SUBSEQUENT EVENT:



On October 24, 1995, the Company announced that it will cease selling certain group medical products effective January 1, 1996. The Company will continue to renew and service existing medical business. Management is currently analyzing the potential impact, but does not believe there will be a significant adverse financial statement impact throughout the remaining life of this business.

APPENDIX A--SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

The formula which will be used to determine the Market Value Adjustment is:

      (  1 + I  )         n/12
      ----------                - 1
 (   1 + J + .005    )

Sample Calculation 1: Positive Adjustment

Amount withdrawn or transferred           $10,000
Existing Guarantee Period                 7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                7%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment

                       1 + .08            60/12
 $10,000 x          -------------               - 1]      = $234.73
              [(   1 + .07 + .005    )

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,234.73

Sample Calculation 2: Negative Adjustment

Amount withdrawn or transferred           $10,000
Existing Guarantee Period                 7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                9%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment:

                       1 + .08            60/12
 $10,000 x          -------------               - 1]      = - $666.42
              [(   1 + .09 + .005    )

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,333.58

Sample Calculation 3: Negative Adjustment

Amount withdrawn or transferred           $10,000
Guarantee Period                          7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                7.75%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment:

                       1 + .08             60/12
$10,000 x          ---------------               - 1]      = - $114.94
             [(   1 + .0775 + .005    )

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,885.06
------------------------
*Assumed for illustrative purposes only.

APPENDIX B--EXPLANATION OF EXPENSE CALCULATIONS

The expense for a given year is calculated by multiplying the projected beginning of the year policy value by the total expense rate. The total expense rate is the sum of the variable account expense rate plus the total Portfolio expense rate plus the annual administrative charge rate.

The policy values are projected by assuming a single payment of $1,000 grows at an annual rate equal to 5% reduced by the total expense rate described above.

For example, the 3 year expense for the Alliance Money Market Portfolio is calculated as follows:

     Total Variable Account Annual Expenses                 0.45%
+    Total Portfolio Operating Expenses                     0.95%
+    Annual Administrative Charges (see below)              0.12%
=    Total Expense Rate                                     1.52%

The Annual Administrative Charge rate is calculated by dividing the annual contract charge by our expected average policy value for 1996.

Year 1 Beginning Policy Value = $1000.00
Year 1 Expense = 1000.00 x 0.0152 = $15.20

Year 2 Beginning Policy Value = $1034.80
Year 2 Expense = 1029.60 x 0.0152 = $15.73

Year 3 Beginning Policy Value = $1070.81
Year 3 Expense = 1060.08 x 0.0152 = $16.28


So the cumulative expenses for years 1-3 for the Alliance Money Market Portfolio are equal to:

    $15.20 + $15.73 + $16.28 = $47.21

APPENDIX C--PARTICIPATING FUNDS

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

The Alliance Variable Products Series Fund, Inc. is an open-ended series investment company. It was incorporated under Maryland law on November 17, 1987. Alliance Capital Management L.P. serves as the Fund's manager.

ALLIANCE MONEY MARKET PORTFOLIO


INVESTMENT OBJECTIVE: Seeks safety of principal, maintenance of liquidity and maximum current income by investing in a broadly diversified portfolio of money market securities.


ALLIANCE INTERNATIONAL PORTFOLIO

INVESTMENT OBJECTIVE: Seeks to obtain a total return on its assets from long-term growth of capital and from income principally through a broad portfolio of marketable securities of established non-United States companies (or United States companies having their principal activities and interests outside the United States), companies participating in foreign economies with prospects for growth, and foreign government securities.

ALLIANCE PREMIER GROWTH PORTFOLIO

INVESTMENT OBJECTIVE: Seeks growth of capital rather than current income. In pursuing its investment objective, the Premier Growth Portfolio will employ aggressive investment policies. Since investments will be made based upon their potential for capital appreciation, current income will be incidental to the objective of capital growth.

INSURANCE MANAGEMENT SERIES (FEDERATED)

Insurance Management Series is an open-end management investment company. It was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1993. Federated Advisers is the investment adviser.

EQUITY GROWTH AND INCOME FUND

INVESTMENT OBJECTIVE: To achieve long-term growth of capital and to provide income.

UTILITY FUND

INVESTMENT OBJECTIVE: To achieve high current income and moderate capital appreciation.

CORPORATE BOND FUND

INVESTMENT OBJECTIVE: To seek high current income.

LEXINGTON NATURAL RESOURCES TRUST

The Lexington Natural Resources Trust is an open-end management investment company. It was organized as a Massachusetts business trust on October 7, 1988. Lexington Management Corporation is the Investment Adviser of the fund.

INVESTMENT OBJECTIVE: To seek long-term growth of capital through investment primarily in common stocks of companies that own or develop natural resources and other basic commodities, or supply goods and services to such companies.

LEXINGTON EMERGING MARKETS FUND, INC.

The Lexington Emerging Markets Fund, Inc. is an open-end management investment company. It was organized as a corporation under Maryland law on December 27, 1993. Lexington Management Corporation is the fund's investment adviser.

INVESTMENT OBJECTIVE: To seek long-term growth of capital primarily through investment in equity securities of companies domiciled in, or doing business in, emerging countries and emerging markets.

MFS-REGISTERED TRADEMARK- VARIABLE INSURANCE TRUST

MFS Variable Insurance Trust is an open-end management investment company. It was organized as a business trust under the laws of the Commonwealth of Massachusetts by a Declaration of Trust dated February 1, 1994. Massachusetts Financial Services Company manages each series.

MFS EMERGING GROWTH SERIES

INVESTMENT OBJECTIVE: Seeks to provide long-term growth of capital. The series' policy is to invest primarily in common stocks of small and medium-sized companies that are early in their life cycle but which have the potential to become major enterprises.

MFS HIGH INCOME SERIES

INVESTMENT OBJECTIVE: Seeks high current income by investing primarily in a professionally managed portfolio of fixed income securities, some of which may involve equity features.

MFS WORLD GOVERNMENTS SERIES

INVESTMENT OBJECTIVE: Seeks preservation and growth of capital, together with moderate current income. The series attempts to provide investors with an opportunity to enhance the value and increase the protection of their investment against inflation and otherwise by taking advantage of investment opportunities in the U.S. as well as in other countries where opportunities may be more rewarding.

THE MONTGOMERY FUNDS III

The Montgomery Funds III is an open-end investment company. This Delaware business trust was organized on August 24, 1994. The trust is managed by Montgomery Asset Management, L.P.

MONTGOMERY VARIABLE SERIES: GROWTH FUND

INVESTMENT OBJECTIVE: Seeks capital appreciation by investing primarily in equity securities, usually common stock, of domestic companies of all sizes.

MONTGOMERY VARIABLE SERIES: EMERGING MARKETS FUND

INVESTMENT OBJECTIVE: Seeks capital appreciation by investing primarily in equity securities of companies in countries having economies and markets generally considered by the World Bank or the United Nations to be emerging or developing.

STRONG VARIABLE INSURANCE FUNDS, INC.

The Strong Variable Insurance Funds, Inc. is an open-end management investment company. It was incorporated in Wisconsin. Strong Capital Management, Inc. is the investment adviser.

THE STRONG DISCOVERY FUND II

INVESTMENT  OBJECTIVE:  Seeks  to   identify  emerging  investment  trends   and
attractive growth opportunities.

THE STRONG GOVERNMENT SECURITIES FUND II

INVESTMENT OBJECTIVE: Seeks total return by investing for a high level of current income with a moderate degree of share-price fluctuation.

THE STRONG ADVANTAGE FUND II

INVESTMENT OBJECTIVE: Seeks current income with a very low degree of share-price fluctuation.

THE STRONG INTERNATIONAL STOCK FUND II

INVESTMENT OBJECTIVE: Seeks capital growth. The fund invests primarily in the equity securities of issuers located outside of the United States.

TCI PORTFOLIOS, INC.

TCI Portfolios, Inc. is a open-end management investment company. It was organized as a Maryland corporation on June 4, 1987. TCI Portfolios, Investors Research Corporation serves as the investment manager of TCI Portfolios.

TCI BALANCED FUND


INVESTMENT OBJECTIVE: Capital growth and current income. Seeks to achieve its investment objective by maintaining approximately 60% of the assets in common stocks that are considered to have better-then-average prospects for appreciation and the remaining assets in bonds and other fixed income securities.


TCI GROWTH FUND

INVESTMENT  OBJECTIVE: Capital Growth. Seeks to achieve its investment objective
by  investing  primarily  in   common  stocks  that   are  considered  to   have
better-than-average prospects for appreciation.

VAN ECK WORLDWIDE INSURANCE TRUST

Van Eck Worldwide Insurance Trust is an open-end management investment company. It was organized as a business trust under the laws of the Commonwealth of Massachusetts on January 7, 1987. Van Eck Associates Corporation serves as investment adviser and manager to the two funds listed below.

GOLD AND NATURAL RESOURCES FUND

INVESTMENT OBJECTIVE: Seeks long-term capital appreciation by investment in equity and debt securities of companies engaged in the exploration, development, production and distribution of gold and other natural resources such as strategic and other metals, minerals, forest products, oil, natural gas and coal.

WORLDWIDE BOND FUND

INVESTMENT OBJECTIVE: Seeks high total return through a flexible policy of investing globally, primarily in debt securities.

                               CERTIFICATES UNDER
                           FLEXIBLE PREMIUM DEFERRED
                COMBINATION VARIABLE AND FIXED ANNUITY CONTRACTS
                     VALUE ADVANTAGE PLUS VARIABLE ANNUITY
                                   ISSUED BY
                       FORTIS BENEFITS INSURANCE COMPANY
                      STATEMENT OF ADDITIONAL INFORMATION
                               FEBRUARY   , 1996

This Statement of Additional Information is not a Prospectus. It is intended that this Statement of Additional Information be read in conjunction with the Prospectus for certificates under flexible premium deferred combination variable and fixed annuity contracts ("Certificates"), dated February , 1996. A copy of the Prospectus may be obtained without charge from Fortis Investors, Inc. 1-800-827-5877, mailing address: P.O. Box 64272, St. Paul, MN 55164. You have the option of receiving benefits under a Certificate through Fortis Benefits' Variable Account D or through Fortis Benefits' Guarantee Periods Fixed Account or its General Account Fixed Account.

TABLE OF CONTENTS

Fortis Benefits and the Variable Account...............      1
Calculation of Annuity Payments........................      2
Postponement of Payments...............................      2
Services...............................................      2
    - Safekeeping of Variable Account Assets...........      2
    - Experts..........................................      2
    - Principal Underwriter............................      3
Taxation Under Certain Retirement Plans................      3
Withholding............................................      5
Terms of Exemptive Relief in Connection With Mortality
 and Expense Risk Charge...............................      5
Variable Account Financial Statements..................      5
Appendix A--Performance Information....................    A-1

In order to supplement the description in the Prospectus, the following provides additional information about the Certificates and other matters which may be of interest to you. Terms used in this Statement of Additional Information have the same meanings as are defined in the Prospectus under the heading "Special Terms Used in This Prospectus."

FORTIS BENEFITS AND THE VARIABLE ACCOUNT

Fortis Benefits Insurance Company, the issuer of the Certificates, is a Minnesota corporation qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York. Fortis Benefits is a wholly-owned subsidiary of Time Insurance Company, a stock company organized under the laws of Wisconsin, which itself is a wholly-owned subsidiary of Fortis, Inc. Fortis, Inc. is a corporation based in New York, which manages the United States operations of Fortis AMEV and Fortis AG.

Fortis  AMEV  has  been  in  business  since  1847  and  is  a  publicly-traded, multi-national insurance, real estate, and financial services group headquartered in The Netherlands. It is one of the largest holding companies in Europe, with subsidiary companies in twelve countries on four continents. Fortis AMEV is the third largest insurance company in the Netherlands.

Fortis AG is a multi-national insurance, real estate and financial services firm that has been in business since 1824. It has subsidiary companies in eight countries. Fortis AG is one of the largest life insurance companies in Belgium. Fortis AMEV and Fortis AG have combined assets of approximately $108 billion.

The assets allocated to the Variable Account are the exclusive property of Fortis Benefits. Registration of the Variable Account under the Investment Company Act of 1940 does not involve supervision of the management or investment practices or policies of the Variable Account or of Fortis Benefits by the Securities and Exchange Commission. Fortis Benefits may accumulate in the Variable Account proceeds from charges under the Contracts and other amounts in excess of the Variable Account assets representing reserves and liabilities under Certificates and other variable annuity contracts issued by Fortis Benefits. Fortis Benefits may from time to time transfer to its General Account any of such excess amounts. Under certain remote circumstances the assets of one Subaccount may not be insulated from liability associated with another Subaccount.

Best's Insurance Reports, Life-Health Edition 1995, assigned Fortis Benefits one of its highest ratings, A+ (Superior) as of September 26, 1994, for financial position and operating performance. Fortis Benefits has a rating of AA from Standard & Poor's. As defined by Standard & Poor's, insurers rated AA offer "excellent financial security." These ratings represent such rating agencies' independent opinion of Fortis Benefits' financial strength and ability to meet policy holder obligations, but have no relevance to the performance and quality of the assets in Subaccounts of the Variable Account.

CALCULATION OF ANNUITY PAYMENTS

FIXED ANNUITY OPTION

The amount of each annuity payment under a Fixed Annuity Option is fixed and guaranteed by Fortis Benefits. Monthly fixed annuity payments will start as of the end of the Valuation Period that contains the Annuity Commencement Date. At that time, the Certificate Value , after any Market Value Adjustment, is computed and that portion of the Certificate Value which will be applied to the Fixed Annuity Option selected is determined. The amount of the first monthly payment under the Fixed Annuity Option selected will be at least as large as would result from using the annuity tables contained in the Certificate to apply such amount of Certificate Value to the annuity form selected. The dollar amounts of any fixed annuity payments after the first are specified during the entire period of annuity payments according to the provisions of the annuity form selected.

VARIABLE ANNUITY OPTION

ANNUITY UNITS. To the extent a Variable Annuity Option has been selected, we convert the Accumulation Units for each Subaccount of the Variable Account into Annuity Units for each Subaccount at their values determined as of the end of the Valuation Period which contains the Annuity Commencement Date. As of such time, any Fixed Account Value to be applied to a Variable Annuity Option is also converted, after any Market Value Adjustment, to Annuity Units in the Subaccounts selected based on the then-current Annuity Unit value. The initial number of Annuity Units in each Subaccount is determined by dividing the amount of the initial monthly variable annuity payment (see "Variable Annuity
Option--Variable Annuity Payments," below) allocable to that Subaccount by the value of one Annuity Unit in that Subaccount as of the time of the conversion. The number of Annuity Units for each Subaccount will remain constant, as long as an annuity remains in force and the allocation among the Subaccounts has not changed.

The value of each Subaccount's Annuity Units will vary to reflect the investment experience of the Subaccount as well as charges deducted from the Subaccount. The value of each Subaccount's Annuity Units is equal to the prior value of the Subaccount's Annuity Units multiplied by the net investment factor for that Subaccount (discussed in the Prospectus under "Certificate Value") for the Valuation Period ending on that Valuation Date, with an offset for the 4% assumed interest rate used in the annuity tables of the Certificate.

VARIABLE ANNUITY PAYMENTS. Variable annuity payments start at the end of the Valuation Period that contains the Annuity Commencement Date, and will vary in amount as the related Annuity Unit values vary. The amount of the first monthly payment is shown on the annuity tables contained in the Certificate for each $1,000 of Certificate Value applied to the Variable Annuity Option selected as of the end of such Valuation Period. The first variable annuity payment is, in effect, allocated among the Subaccounts in the same proportion as the Certificate Value is allocated among the Subaccounts upon commencement of annuity payments.

Payments after the first will vary in amount and are determined on the first Valuation Date of each subsequent monthly period. If the monthly payment under the annuity form selected is based on the value of Annuity Units of a single Subaccount, the monthly payment is found by multiplying the number of the Certificate's Annuity Units for the Subaccount by the Annuity Unit value of such Subaccount as of the first Valuation Date in each monthly period following the Annuity Commencement Date. If the monthly payment under the Variable Annuity Option selected is based upon the value of Annuity Units in more than one Subaccount, this is repeated for each applicable Subaccount. The sum of these payments is the variable annuity payment.

GENDER OF ANNUITANT

The amount of each annuity payment ordinarily will be higher for a male Annuitant than for a female Annuitant with an otherwise identical Certificate. This is because, statistically, females tend to have longer life expectancies than males. However, there will be no differences between male and female Annuitants in any jurisdiction, including Montana, where such differences are not permitted. We will also make available Certificates with no such differences in connection with certain employer-sponsored benefit plans. Employers should be aware that, under most such plans, Certificates that make distinctions based on gender are prohibited by law.

POSTPONEMENT OF PAYMENTS

With respect to amounts in the Subaccounts of the Variable Account, payment of any amount due upon a total or partial surrender, death or under an annuity option will ordinarily be made within seven days after all documents required for such payment are received by Fortis Benefits at its Home Office. However, Fortis Benefits may defer the determination, application or payment of any death benefit, transfer, partial or total surrender or annuity payment, to the extent dependent on Accumulation or Annuity Unit Values, for any period during which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, for any period during which any emergency exists as a result of which it is not reasonably practicable for Fortis Benefits to determine the investment experience for the Certificate, or for such other periods as the Securities and Exchange Commission may by order permit for the protection of investors.

SERVICES

SAFEKEEPING OF VARIABLE ACCOUNT ASSETS

Title to the assets of the Variable Account is held by Fortis Benefits. The assets of the Variable Account are kept segregated and held separate and apart from Fortis Benefits' other assets. Fortis Advisers, Inc., an affiliate of Fortis Benefits, maintains records of all purchases and redemptions of shares of the Portfolios held by each of the Subaccounts of the Variable Account.

EXPERTS

The financial statements of Fortis Benefits Insurance Company appearing in the Prospectus, appearing in this Statement of Additional Information, have been audited by Ernst & Young LLP, 1400 Pillsbury Center, Minneapolis, Minnesota 55402, independent auditors, as set forth in their reports thereon also appearing in the Prospectus or this Statement of Additional Information, respectively, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

PRINCIPAL UNDERWRITER

Fortis Investors, Inc. ("Fortis Investors"), the principal underwriter of the Certificates, is a Minnesota corporation and a member of the Securities Investors Protection Corporation. The offering of the Certificates is continuous, and Fortis Investors does not anticipate discontinuing the offering of the Certificates, although it reserves the right to do so. Certificates generally will be issued for Annuitants from ages zero to ninety in all states.

TAXATION UNDER CERTAIN RETIREMENT PLANS

Federal income tax information concerning the purchase of Certificates for specific types of retirement plans is set forth below. You should also refer to "Federal Tax Matters" in the Prospectus. The tax information provided is not comprehensive, and you should consult a qualified tax adviser before taking any action in connection with a retirement plan.

SECTION 403(B) ANNUITIES FOR EMPLOYEES OF CERTAIN TAX-EXEMPT ORGANIZATIONS OR PUBLIC EDUCATIONAL INSTITUTIONS

PURCHASE PAYMENTS. Under Section 403(b) of the Internal Revenue Code ("Code"), payments made by certain employers (i.e., tax-exempt organizations meeting the requirements of Section 501(c)(3) of the Code, or public educational institutions) to purchase Certificates for their employees are excludible from the gross income of employees to the extent that such aggregate purchase payments do not exceed certain limitations prescribed by the Code. This is the case whether the purchase payments are a result of voluntary salary reduction amounts or employer contributions. Salary reduction payments are, however, subject to FICA (social security) taxes.

TAXATION OF DISTRIBUTIONS. Distributions from a Section 403(b) tax-deferred annuity are taxed as ordinary income to the recipient as described under "Federal Tax Matters" in the Prospectus. Taxable distributions received before the employee attains age 59 1/2 generally are subject to a 10% penalty tax in addition to regular income tax. Certain distributions are excepted from this penalty tax, including distributions following the employee's death, disability, separation from service after age 55, separation from service at any age if the distribution is in the form of an annuity for the life (or life expectancy) of the employee (or the employee and Beneficiary) and distributions not in excess of deductible medical expenses. In addition, no distributions of voluntary salary reduction amounts will be permitted prior to one of the following events: attainment of age 59 1/2 by the employee or the employee's separation from service, death, disability or hardship. (Hardship distributions will be limited to the lesser of the amount of the hardship or the amount of salary reduction contributions, exclusive of earnings thereon.)

REQUIRED DISTRIBUTIONS. Generally, distributions from Section 403(b) annuities must commence not later than April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2, and such distributions must be made over a period that does not exceed the life expectancy of the employee (or the employee and Beneficiary). A penalty tax of 50% would be imposed on any amount by which the minimum required distribution in any year exceeded the amount actually distributed in that year. In addition, in the event that the employee dies before his or her entire interest in the Certificate has been distributed, the employee's entire interest must be distributed in accordance with rules similar to those applicable upon the death of the Participant or Payee in the case of a Non-Qualified Certificate, as described in the Prospectus. Certain of these and other provisions are incorporated in a special endorsement attached to Certificates that are intended to qualify under Section 403(b), and reference should be made to that endorsement for its complete terms.

TAX-FREE EXCHANGES AND ROLLOVERS. The Code provides for the tax-free transfer of one Section 403(b) annuity for another Section 403(b) annuity, and the IRS has ruled (Revenue Ruling 90-24) that amounts transferred may qualify as tax-free transfers under certain circumstances. In addition, Section 403(b)(8) of the code permits tax-free rollovers from Section 403(b) programs to individual retirement annuities or other Section 403(b) programs under certain circumstances.

SECTION 401 QUALIFIED PENSION, PROFIT-SHARING OR ANNUITY PLANS

PURCHASE PAYMENTS. Subject to certain limitations prescribed by the Code, purchase payments made by an employer (or a self-employed individual) under a pension, profit-sharing or annuity plan qualified under Section 401 or Section 403(a) of the Code are generally deductible by the employer and excluded from the taxable income of the employee for federal income tax purposes, whether made under a salary reduction agreement or directly by employer contributions. Salary reduction payments are, however, subject to FICA (social security) taxes.
Purchase payments made directly by an employee generally are made on an after-tax basis.

TAXATION OF DISTRIBUTIONS. Distributions from Certificates purchased under these qualified plans are taxable as ordinary income, except to the extent allocable to an employee's after-tax contributions, as described under "Federal Tax Matters--Qualified Plans," in the Prospectus. However, if an employee or other payee receives a "lump sum" distribution, as defined in the Code, from an exempt employees' trust, the taxable portion of the distribution may be subject to special tax treatment. For most individuals receiving lump sum distributions after attaining age 59 1/2, the rate of tax may be determined under a special 5-year income averaging provision. Those who attained age 50 by January 1, 1986 may instead elect to use a 10-year income averaging provision based on the income tax rates in effect for 1986. Taxable distributions received prior to attainment of age 59 1/2 under a Certificate purchased under a qualified plan are subject to the same 10% penalty tax (and the same exceptions) as described above with respect to Section 403(b) annuities.

REQUIRED   DISTRIBUTIONS.  The  minimum   distribution  requirements  for  these
qualified plans  are generally  the  same as  described  above with  respect  to
Section 403(b) annuities.

TAX-FREE ROLLOVERS. If, within 60 days of receipt, an employee who receives a single sum distribution transfers all of the taxable amount received to another plan qualified under Section 401 or 403(a), or to an individual retirement account or annuity as provided for under the Code, the transferred amount will not be taxed in the year of distribution. Certain "partial" distributions may also qualify for tax-free rollover treatment, but only if transferred to an individual retirement account or annuity. However, income tax may be withheld from the distribution unless the distribution is transferred directly from the qualified plan to the individual retirement account or individual retirement annuity.

INDIVIDUAL RETIREMENT ANNUITIES

PURCHASE PAYMENTS. Individuals may make contributions for individual retirement annuity ("IRA") Certificates. Deductible contributions for any year may be made up to the lesser of $2,000 or 100% of compensation for individuals who (1) are not (and whose spouses are not) active participants in another retirement plan,
(2) are unmarried and have adjusted gross income of $25,000 or less, or (3) are married and have adjusted gross income of $40,000 or less. Such individuals may also establish an IRA for a spouse who makes no contribution to an IRA for the tax year. The annual purchase payments for both spouses' Certificates cannot exceed the lesser of $2,250 or 100% of the working spouse's earned income, and no more than $2,000 may be contributed to either spouse's IRA for any year. Individuals who are active participants in other retirement plans and whose adjusted gross income (with certain special adjustment) exceed the cut-off point ($25,000 for unmarried, $40,000 for married persons filing jointly, and $0 for married persons filing a separate return) by less than $10,000 are entitled to make deductible IRA contributions in proportionately reduced amounts. For example, a married individual who is an active participant in another retirement plan and files a separate tax return is entitled to a partial IRA deduction if the individual's adjusted gross income is less than $10,000 and no IRA deduction if his or her adjusted gross income is equal to or greater than $10,000.

An individual may make non-deductible IRA contributions to the extent of (1) the lesser of $2,000 ($2,250 in the case of a spousal IRA) or 100% of compensation over (2) the IRA deductible contribution made with respect to the individual.

An individual may not make any contributions to his/her own IRA for the year in which he/she reaches age 70 1/2 or for any year thereafter.

TAXATION OF DISTRIBUTIONS. Distributions from IRA Certificates are taxed as ordinary income to the recipient, although special rules exist for the tax-free return of non-deductible contributions. In addition, taxable distributions received under an IRA Certificate prior to age 59 1/2 are subject to a 10% penalty tax in addition to regular income tax. Certain distributions are exempted from this penalty tax including distributions following the owner's death, disability or separation from service if the distribution is in the form of an annuity for the life (or life expectancy) of the owner (or the owner and beneficiary).

REQUIRED DISTRIBUTIONS. The minimum distribution requirements for IRAs are generally the same as described above with respect to Section 403(b) annuities. Certain of these and other provisions are incorporated in a special endorsement attached to IRA Certificates, and reference should be made to that endorsement for its complete terms.

TAX-FREE ROLLOVERS. The Code permits funds to be transferred in a tax-free rollover from a qualified employer pension, profit-sharing, annuity, bond purchase or tax-deferred annuity plan to an IRA Certificate if certain conditions are met, and if the rollover of assets is completed within 60 days after the distribution from the qualified plan is received. In addition, not more frequently than once every twelve months, amounts may be rolled over tax-free from one IRA to another, subject to the 60-day limitation and other requirements. The once-per-year limitation on rollovers does not apply to direct transfers of funds between IRA custodians or trustees.

SIMPLIFIED EMPLOYEE PENSION PLANS

PURCHASE PAYMENTS. Under Section 408(k) of the Code, employers may establish a type of IRA plan referred to as a simplified employee pension plan (SEP). Employer contributions to a SEP cannot exceed the lesser of $30,000 or 15% of the employee's earned income. Employees of certain small employers may have contributions made to the SEP on their behalf on a salary reduction basis. These salary reduction contributions may not exceed $9,240 in 1995, which is indexed for inflation. Employees of tax-exempt organizations and state or local government agencies are not eligible for this type of SEP.

TAXATION OF DISTRIBUTIONS. Generally, distribution payments from SEPs are subject to the same distribution rules described above for IRAs.

REQUIRED DISTRIBUTIONS. SEP distributions are subject to the same minimum required distribution rules described above for IRAs.

TAX-FREE ROLLOVERS. Generally, rollovers and direct transfers may be made to and from SEPs in the same manner as described above for IRAs, subject to the same conditions and limitations.

SECTION 457 UNFUNDED DEFERRED COMPENSATION PLANS OF PUBLIC EMPLOYERS AND TAX-EXEMPT ORGANIZATIONS

PURCHASE PAYMENTS. Under Section 457 of the Code, all individuals who perform services for a state or local government or governmental agency may participate in a deferred compensation program. Other tax-exempt employers may establish unfunded deferred compensation plans under Section 457 for employees and/or independent contractors.

Though not actually a qualified plan as that term is normally used, this type of program allows individuals to defer the receipt of compensation that otherwise would be currently payable and therefore to defer the payment of federal income taxes on such amounts. Assuming that the program meets the requirements to be considered an eligible deferred compensation plan (an "EDCP"), an individual may contribute (and thereby defer from current income for tax purposes) the lesser of $7,500 or 33 1/3% of the individual's includible compensation. (Includible compensation means compensation from the employer which would be currently includible in gross income for federal tax purposes.) In addition, during the last three years before an individual attains normal retirement age, additional "catch-up" deferrals are permitted.

The amounts which are deferred may be used by the employer to purchase the Certificates offered by this Prospectus. The Certificate is owned by the employer and is subject to the claims of the employer's creditors. The employee has no rights or interest in the Certificate and is entitled only to payment in accordance with the EDCP provisions.

TAXATION OF DISTRIBUTIONS. Amounts received by an individual from an EDCP are includible in gross income for the taxable year in which such amounts are paid or otherwise made available.

DISTRIBUTIONS BEFORE SEPARATION FROM SERVICE. Distributions generally are not permitted under an EDCP prior to separation from service or reaching age 70 1/2, except in cases of severe financial hardship. Hardship distributions are includible in the gross income of the individual in the year in which paid.

REQUIRED DISTRIBUTIONS. The distribution requirements for these qualified plans are generally the same as described above with respect to Section 403(b) annuities. However, if distributions do not commence before the employee's death, the entire interest in the Certificate must be distributed within 15 years if the beneficiary is not the employee's surviving spouse.

TAX-FREE TRANSFERS. The Code permits the tax-free direct transfer of EDCP amounts to another EDCP, subject to certain conditions.

PRIVATE EMPLOYER UNFUNDED DEFERRED COMPENSATION PLANS

PURCHASE PAYMENTS. Private taxable employers may establish unfunded, non-qualified deferred compensation plans for a select group of management or highly compensated employees and/or for independent contractors. Certain arrangements of tax-exempt employers entered into prior August 16, 1986, and not subsequently modified, are also subject to the rules for private taxable employer deferred compensation plans discussed below. (Unfunded deferred compensation plans of other tax-exempt employers are generally subject to the requirements of Section 457.)

These types of programs allow individuals to defer receipt of up to 100% of compensation which would otherwise be includible in income and therefore to defer the payment of federal income taxes on such amounts. Purchase payments made by the employer, however are not immediately deductible by the employer, and the employer is currently taxed on any increase in Certificate Value.

Deferred compensation plans represent a contractual promise on the part of the employer to pay current compensation at some future time. The Certificate is owned by the employer and is subject to the claims of the employer's creditors. The individual has no right or interest in the Certificate and is entitled only to payment from the employer's general assets in accordance with plan provisions.

TAXATION OF DISTRIBUTIONS. Amounts received by an individual from a private employer deferred compensation plan are includible in gross income for the taxable year in which such amounts are paid or otherwise made available.

EXCESS DISTRIBUTIONS--15% TAX.

Certain persons, particularly those who participate in more than one tax-qualified retirement plan, may be subject to an additional tax of 15% on certain excess aggregate distributions from those plans. In general, excess distributions are taxable distributions for all tax qualified plans in excess of a specified annual limit for payments made in the form of an annuity (currently $150,000) or five times the annual limit for lump sum distributions.

WITHHOLDING

Annuity payments and other amounts received under Certificates are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld will vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Notwithstanding the recipient's election, withholding may be required with respect to certain payments to be delivered outside the United States and, with respect to certain distributions from certain types of qualified retirement plans, unless the proceeds are transferred directly to another qualified retirement plan. Moreover, special "backup withholding" rules may require Fortis Benefits to disregard the recipient's election if the recipient fails to supply Fortis Benefits with a "TIN" or taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies Fortis Benefits that the TIN provided by the recipient is incorrect.

TERMS OF EXEMPTIVE RELIEF IN CONNECTION WITH MORTALITY AND EXPENSE RISK CHARGE

Fortis Benefits and Fortis Investors have obtained exemptive relief from the Securities and Exchange Commission in connection with deducting the mortality and expense risk charge pursuant to the Certificates. In the application for the exemption, Fortis Benefits and Fortis Investors have represented and undertaken, among other things, that:

    - The level of the mortality and expense risk charge is within the range of industry practice for comparable annuity contracts;

    - This conclusion is based upon a review that Fortis Benefits and Fortis Investors have conducted of publicly-available information regarding annuity contracts of other companies and that they will maintain at their principal office, and make available on request to the Commission or its staff, a memorandum setting forth the variable annuity products analyzed and the methodology and results of the comparative review;

    - There is a reasonable likelihood that the proposed distribution financing arrangements with respect to the Certificates will benefit the Variable Account and investors in the Certificates, and the basis for this conclusion is set forth in a memorandum which will be maintained by Fortis Benefits at its principal office and will be available to the Commission or its staff on request.

VARIABLE ACCOUNT FINANCIAL STATEMENTS

This Statement of Additional Information contains no financial statements for the Subaccounts Variable Account because the available Subaccounts of the
Variable Account have not yet commenced operations, have no assets or liabilities, and have received no income nor incurred any expenses as of the date of this Statement of Additional Information.

APPENDIX A

Fortis Benefits may advertise its relative performance as compiled by outside organizations. Following is a list of ratings services which may be referred to in advertisements, along with the category in which the applicable Subaccount is included:


RATING SERVICE                   CATEGORY
-------------------------------  -----------------------------
               ALLIANCE MONEY MARKET SUBACCOUNT
Morningstar Publications, Inc.
Lipper Analytical Services,
Inc.

              ALLIANCE INTERNATIONAL SUBACCOUNT
Morningstar Publications, Inc.   International
Lipper Analytical Services,      International
Inc.

              ALLIANCE PREMIER GROWTH SUBACCOUNT
Morningstar Publications, Inc.   Growth
Lipper Analytical Services,      Growth
Inc.

               FEDERATED CORPORATE BOND SUBACCOUNT
Morningstar Publications, Inc.   High Yield Bond
Lipper Analytical Services,
Inc.

                 FEDERATED UTILITY SUBACCOUNT
Morningstar Publications, Inc.   Specialty Fund
Lipper Analytical Services,
Inc.

        FEDERATED EQUITY GROWTH AND INCOME SUBACCOUNT
Morningstar Publications, Inc.   Growth & Income
Lipper Analytical Services,
Inc.

            LEXINGTON NATURAL RESOURCES SUBACCOUNT
Morningstar Publications, Inc.   Specialty Fund
Lipper Analytical Services,
Inc.

            LEXINGTON EMERGING MARKETS SUBACCOUNT
Morningstar Publications, Inc.   International Stock
Lipper Analytical Services,
Inc.

                MFS EMERGING GROWTH SUBACCOUNT
Morningstar Publications, Inc.   Aggressive Growth
Lipper Analytical Services,      Mid Cap Funds
Inc.

                  MFS HIGH INCOME SUBACCOUNT
Morningstar Publications, Inc.   High Yield Bonds
Lipper Analytical Services,      Mid Cap Funds
Inc.

               MFS WORLD GOVERNMENTS SUBACCOUNT
Morningstar Publications, Inc.   International Bonds
Lipper Analytical Services,
Inc.

            MONTGOMERY EMERGING MARKETS SUBACCOUNT
Morningstar Publications, Inc.   Diversified Emerging Markets
Lipper Analytical Services,      Emerging Markets Funds
Inc.

                 MONTGOMERY GROWTH SUBACCOUNT
Morningstar Publications, Inc.   Growth
Lipper Analytical Services,      Growth
Inc.

                 STRONG DISCOVERY SUBACCOUNT
Morningstar Publications, Inc.   Aggressive Growth
Lipper Analytical Services,      Capital Appreciation Fund
Inc.

RATING SERVICE                   CATEGORY
-------------------------------  -----------------------------
           STRONG GOVERNMENT SECURITIES SUBACCOUNT
Morningstar Publications, Inc.   Government Bond--General
Lipper Analytical Services,
Inc.

                 STRONG ADVANTAGE SUBACCOUNT
Morningstar Publications, Inc.   Corporate Bond--General
Lipper Analytical Services,
Inc.

            STRONG INTERNATIONAL STOCK SUBACCOUNT
Morningstar Publications, Inc.   Foreign Stock
Lipper Analytical Services,      International Fund
Inc.

                   TCI BALANCED SUBACCOUNT
Morningstar Publications, Inc.   Balanced
Lipper Analytical Services,
Inc.

                    TCI GROWTH SUBACCOUNT
Morningstar Publications, Inc.   Growth
Lipper Analytical Services,
Inc.

              VAN ECK WORLDWIDE BOND SUBACCOUNT
Morningstar Publications, Inc.   International Bond
Lipper Analytical Services,
Inc.

        VAN ECK GOLD AND NATURAL RESOURCES SUBACCOUNT
Morningstar Publications, Inc.   Specialty Fund
Lipper Analytical Services,      Gold Oriented Fund
Inc.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

     The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

                                                  Amount
                                                  ------
     Securities and Exchange Commission
             registration fee                     $25,862.07
     Printing and engraving                       $ 3,000.00
     Accounting fees and expenses                 $ 1,500.00
     Legal fees and expenses                      $ 3,000.00

Item 14.  Indemnification of Directors and Officers

     Section 300.083 of Minnesota Law General Provision provides in part that a corporation organized under such law shall have power to indemnify anyone made, or threatened to be made, a party to a threatened, pending or completed proceeding, whether civil or criminal, administrative or investigative, because he is or was a director or officer of the corporation, or served as a director or officer of another corporation at the request of the corporation. Indemnification in such a proceeding may extend to judgments, penalties, fines and amounts paid in settlement, as well as to reasonable expenses, including attorneys' fees and disbursements. In a civil proceeding, there can be no indemnification under the statute, unless it appears that the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and its shareholders and unless such person has received no improper personal benefit; in a criminal proceeding, the person seeking indemnification must also have no reasonable cause to believe his conduct was unlawful.

     Article VI Section 5 of the By-laws of the Fortis Benefits Insurance Company provides as follows:

     Section 5. The Company shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

     Section 12 of the Principal Underwriter agreement incorporated as exhibit 1 to this registration statement (which is incorporated herein by this reference) provides that Fortis Investors, Inc. and Fortis Benefits will indemnify each other, and each other's officers, directors and controlling persons, with respect to certain types of misstatements or omissions in connection with the offer and sale of the Certificates.

Certain officers, directors or controlling persons of Fortis Investors, Inc. are also officers, directors and controlling persons of Fortis Benefits.

     Pursuant to the Principal Underwriter and Servicing Agreement, Fortis Investors has agreed to indemnify Variable Account D, Fortis Benefits, and each of its officers, directors and controlling persons for damages and expenses (1) arising out of certain material misstatements and omissions in connection with the offer and sale of the Contracts, if the misstatement or omission was based on information furnished by Fortis Investors or (2) otherwise arising out of Fortis Investors' negligence, bad faith, willful misfeasance or reckless disregard of its responsibilities. Pursuant to its Dealer Sales Agreements, a form of which is filed as Exhibit 3(b) to this registration statement and is incorporated herein by this reference, firms that sell the contracts agree to indemnify Fortis Benefits, Fortis Investors, the Separate Account, and their officers, directors, employees, agents, and controlling persons from liabilities and expenses arising out of the wrongful conduct or omissions of said selling firm or its officers, directors, employees, controlling persons or agents.

Item 15.  Recent Sales of Unregistered Securities

     The Registrant recently discovered that its registration of the dollar amounts of sales in the non-unitized interest in the fixed account of a similar previously registered product had inadvertently been exceeded, resulting in unregistered sales of $61,164,136 between February 27, 1995 and October 25, 1995. The Registrant claims no exemption for such excess and has provided a Notice of Rescission rights to those individuals who purchased unregistered securities. The principal underwriter of such securities was Fortis Investors, Inc., an affiliated broker/dealer.

Item 16.  Exhibits and Financial Statement Schedule

       a.  Exhibits

       1. (a) Form of Principal Underwriter and Servicing Agreement (incorporated by reference from Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on January 11, 1994, File No. 33-73986);

               (b) Form of Amendment to Principal Underwriting (incorporated by reference from Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on January 11, 1994, File No. 33-73986).

       2. Form of Asset Transfer and Acquisition Agreement dated August 28, 1991 and supplement thereto dated October 1, 1991 (incorporated by reference from Form 8-K filed on October 16, 1991 [as amended by Form 8 filed on October 21, 1991], File No. 33-37576).

       3. (a) Articles of Incorporation of Fortis Benefits Insurance Company (incorporated by reference from Form S-6 Registration Statement of Fortis Benefits and its Variable Account C filed on March 17, 1986, File No. 33-03919);

               (b) By-laws of Fortis Benefits Insurance Company (incorporated by reference from Form S-6 Registration Statement of Fortis Benefits and its Variable Account C filed on March 17, l986, File No. 33-03919);

               (c) Amendment to Articles of Incorporation and By-laws dated November 21, 1991 (incorporated by reference from Post-Effective Amendment No. 1 to the Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on March 2, 1992, File No. 33-37577).

       4. (a) Form of Combination Fixed and Variable Group Annuity Contract (incorporated by reference from Form N-4 Registration Statement of Fortis Benefits filed on November 2, 1995, File No. 33-63935);

               (b) Form of Certificate to be used in connection with Contract filed as Exhibit 4 (a) (incorporated by reference from Form N-4 Registration Statement of Fortis Benefits filed on November 2, 1995, File No. 33-63935);

               (c) Form of Combination Fixed and Variable Individual Annuity Contract (General Account Fixed Account) (incorporated by reference from Form N-4 Registration Statement of Fortis Benefits filed on November 2, 1995, File No. 33-63935);

               (d) Form of IRA Endorsement (incorporated by reference from Pre-Effective Amendment No. 1 to the From N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on March 28, 1991, File No. 33-37577);

               (e) Form of Section 403(b) Annuity Endorsement (incorporated by reference from Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Western Life and its Variable Account D filed on March 28, 1991).

       5. Opinion and consent of David A. Peterson, Esq., Assistant General Counsel of Fortis Benefits Insurance Company, as to the legality of the securities being registered (included as part of the original filing of this Form S-1 Registration Statement filed on October 31, 1995).

       10. Fortis, Inc. Executive Incentive Compensation Plan (incorporated by reference from Amendment No. 1 to Form S-1 Registration Statement of Fortis Benefits filed on March 28, 1991, File No. 33-37576).

       23.     Consent of Ernst & Young LLP - filed herewith.

       24. Power of Attorney for Messrs. Freedman, Mackin, Mahoney, Clancy, Meler, Keller, Gaddy, Pollock, Clayton and Greiter (incorporated by reference from Form S-6 Registration Statement of Fortis Benefits and its Variable Account C filed on December 17, 1993, File No. 33-73138).


Item 17.  Undertakings

       The Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement::

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provision described in response to Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.

                                   SIGNATURES

As required by the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has caused this amended Registration Statement to be signed on its behalf in the City of St. Paul, State of Minnesota on this 24th day of January, 1996.

                                        FORTIS BENEFITS INSURANCE COMPANY
                                             (Registrant)


                                        By:  /s/ Robert Brian Pollock
                                           -------------------------------------
                                             Robert Brian Pollock, President

As required by the Securities Act of 1933 and the Investment Company Act of 1940, this Registration Statement has been signed by the following persons, in the capacities indicated, on January 24, 1996.

SIGNATURE                                    TITLE WITH FORTIS BENEFITS

*
 --------------------------------            Chairman of the Board
 Allen Royal Freedman

*
 --------------------------------            Director
 Henry Carrol Mackin

*
 --------------------------------            Director
 Thomas Michael Keller


 --------------------------------            Director
 Arie Aristide Fakkert


   /s/ Dean C. Kopperud                      Director
 --------------------------------
 Dean C. Kopperud

 /s/ Robert Brian Pollock                    President and Director
 --------------------------------            (Chief Executive Officer)
 Robert Brian Pollock


 /s/ Michael John Peninger                   Senior Vice President, Controller
 --------------------------------            and Treasurer (Principal Accounting
 Michael John Peninger                       Accounting Officer and
                                             Principal Financial Officer)

*By: /s/ Robert Brian Pollock
    -----------------------------
    Robert Brian Pollock
    Attorney-in-Fact

                                  EXHIBIT INDEX


ITEM
NUMBER         DESCRIPTION



23.            Consent of Ernst & Young LLP